UK-#751554386-v4 Private & Confidential Execution Version 350/1001195027 UK-#751554386-v4 Dated 2023 COOL COMPANY LTD. as Borrower arranged by ABN AMRO BANK N.V. CITIBANK, N.A., LONDON BRANCH DANSKE BANK A/S DNB (UK) LIMITED NORDEA BANK ABP, FILIAL I NORGE as Mandated Lead Arrangers, Bookrunners, Co-ordinators and Sustainability Co-ordinators NORDEA BANK ABP, FILIAL I NORGE as Agent and NORDEA BANK ABP, FILIAL I NORGE as Security Agent SUPPLEMENTAL AGREEMENT relating to a $570,000,000 Senior Secured Sustainability Linked Amortising Term Loan Facility 28 June

Contents

Clause		Page
1	Definitions	2
2	Consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent	2
3	Assumption of liability and obligations	3
4	Amendments to Principal Agreement and Security Documents	3
5	Representations and warranties	5
6	Conditions	7
7	Borrower's confirmation	8
8	Owners' confirmation	8
9	Fees and expenses	8
10	Miscellaneous and notices	9
11	Governing law	10
12	Enforcement	10
Schedule 1	Documents and evidence required as conditions precedent	11
Schedule 2	Form of Amended and Restated Facility Agreement	13

UK-#751554386-v4

1 UK-#751554386-v4 THIS SUPPLEMENTAL AGREEMENT is dated 2023 and made BETWEEN: (1) COOL COMPANY LTD. (the Borrower); (2) THE ENTITIES listed in Schedule 1 to the Principal Agreement as guarantors (the Owners); (3) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DANSKE BANK A/S, DNB (UK) LIMITED and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers (the Mandated Lead Arrangers); (4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 to the Principal Agreement as lenders (the Lenders); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 to the Principal Agreement, as supplemented and amended by a Supplemental Letter Agreement dated 9 August 2022, as hedging providers (the Hedging Providers); (6) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DNB (UK) LIMITED, DANSKE BANK A/S and NORDEA BANK ABP, FILIAL I NORGE as co-ordinators (the Co-ordinators); (7) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DNB (UK) LIMITED, DANSKE BANK A/S and NORDEA BANK ABP, FILIAL I NORGE as sustainability co-ordinators (the Sustainability Co-ordinators); (8) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DANSKE BANK A/S, DNB (UK) LIMITED and NORDEA BANK ABP, FILIAL I NORGE as bookrunners (the Bookrunners); (9) NORDEA BANK ABP, FILIAL I NORGE as agent of the other Finance Parties (the Agent); and (10) NORDEA BANK ABP, FILIAL I NORGE as security agent of the Finance Parties (the Security Agent). WHEREAS: (A) this Agreement is supplemental to a facility agreement dated 17 February 2022 (as supplemented and amended by a Supplemental Letter Agreement dated 9 August 2022) (the Principal Agreement) made between (1) the Borrower, (2) the Owners, (3) the Mandated Lead Arrangers, (4) the Lenders, (5) the Hedging Providers, (6) the Co-ordinators, (7) the Sustainability Co- ordinators, (8) the Bookrunners, (9) the Agent and (10) the Security Agent, relating to a Senior Secured Sustainability Linked Amortising Term Loan Facility of up to (originally) $570,000,000, of which the principal amount outstanding at the date hereof is $434,358,910, advanced by the Lenders to the Borrower to assist the Borrower with acquiring the shares in each Owner and refinancing the relevant Existing Financial Indebtedness; (B) the Lenders have agreed, subject as provided below, to supplement and amend the Principal Agreement in order to make available to the Borrower, additional advances of up to $70,000,000; and (C) this Agreement sets out the terms and conditions upon which the Lenders shall, at the request of the Borrower, provide their consent to supplement and amend the Principal Agreement. NOW IT IS HEREBY AGREED as follows: 28 June

2 UK-#751554386-v4 1 Definitions 1.1 Defined expressions Words and expressions defined in the Facility Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement. 1.2 Definitions In this Agreement, unless the context otherwise requires: Effective Date means the date, no later than 30 June 2023 (or such later date as the Lenders may agree), on which the Agent notifies the Borrower in writing that the Agent has received the documents and evidence specified in clause 6 and Schedule 1 in a form and substance satisfactory to it. Facility Agreement means the Principal Agreement as amended and restated by this Agreement. Mortgage Amendment means, in relation to a Ship, an amendment no. 2 to the Mortgage in respect of such Ship executed by an Owner in favour of the Security Agent in an agreed form. Party means a party to this Agreement. Registry means the register of ships of the Republic of Marshall Islands. Relevant Documents means this Agreement and the Mortgage Amendments. Relevant Parties means the Borrower and the Owners. 1.3 Headings Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement. 1.4 Construction of certain terms Clause 1.2 of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement. 1.5 Third Party Rights A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 2 Consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent Each of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent relying upon

3 UK-#751554386-v4 the representations and warranties on the part of the Relevant Parties contained in clause 5 (Representations and warranties), agrees with the Relevant Parties that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 30 June 2023 (or such later date as the Lenders may agree) of the conditions contained in clause 6 (Conditions) and Schedule 1 (Documents and evidence required as conditions precedent), the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent consent to: (a) the making available by the Lenders of additional advances of up to $70,000,000 pursuant to the amendment and restatement of the Facility Agreement in the form of Schedule 2 (Form of Amended and Restated Facility Agreement) (the Additional Advances) to the Borrower, in order to provide additional working capital; and (b) the amendment and restatement of the Facility Agreement in the form of Schedule 2 (Form of Amended and Restated Facility Agreement). 3 Assumption of liability and obligations The Borrower hereby agrees with the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent that, on and with effect from the Effective Date, it shall be indebted to the Lenders, the Agent and the Security Agent for the full amount of the Additional Advances, in addition to all other sums of money owing from time to time pursuant to the Principal Agreement and the other Finance Documents. 4 Amendments to Principal Agreement and Security Documents 4.1 Amendments to Principal Agreement The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Facility Agreement set out in Schedule 2 (Form of Amended and Restated Facility Agreement) and (as so amended) will continue to be binding upon the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent and the Relevant Parties in accordance with its terms as so amended and restated. 4.2 Continued force and effect of Principal Agreement Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument. 4.3 Amendments to Security Documents Each of the Original Security Documents to which each Relevant Party is a party shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and such Original Security Documents (as so amended) will continue to be binding upon such Relevant Party and the Security Agent upon such terms as so amended):

To the extent applicable, the section relating to the "Facility Agreement" in Schedule 1 to each such Original Security Document to which each Relevant Party is a party shall be deleted and replaced as follows (or, in the case of any similar description of the Principal Agreement, by making equivalent changes):

Facility Agreement

Description:		Senior Secured Amortising Term Loan Facility Agreement
Date:		17 February 2022, as amended and restated by a supplemental agreement dated 28 June 2023 (the **Supplemental Agreement**)
Amount of facility:		Up to $570,000,000 (being $504,358,910 as at the Effective Date (as defined in the Supplemental Agreement))
Parties:		
(a)	Borrower:	Cool Company Ltd.
(b)	Owners:	Golar Hull M2027 Corp. (to be renamed Kool Bear Corporation) Kool Crystal Corporation (formerly known as Golar Hull M2022 Corp.) Kool Frost Corporation (formerly known as Golar LNG NB12 Corporation) Kool Glacier Corporation (formerly known as Golar LNG NB10 Corporation) Kool Blizzard Corporation (formerly known as Golar Hull M2047 Corp.)
(c)	Mandated Lead Arrangers:	ABN AMRO Bank N.V. Citibank, N.A., London Branch Danske Bank A/S DNB (UK) Limited Nordea Bank Abp, filial i Norge
(d)	The Original Lenders:	ABN AMRO Bank N.V., Oslo Branch Citibank N.A., Jersey Branch Danske Bank, Norwegian Branch DNB (UK) Limited Nordea Bank Abp, filial i Norge
(e)	Hedging Providers:	ABN AMRO Bank N.V. Danske Bank A/S DNB Bank ASA Nordea Bank Abp Citigroup Global Markets Limited
(f)	The Bookrunners:	ABN AMRO Bank N.V. Citibank, N.A., London Branch Danske Bank A/S

4

UK-#751554386-v4

5 UK-#751554386-v4 DNB (UK) Limited Nordea Bank Abp, filial i Norge (g) The Co-ordinators ABN AMRO Bank N.V. Citibank, N.A., London Branch Danske Bank A/S DNB (UK) Limited Nordea Bank Abp, filial i Norge (h) The Sustainability Co-ordinators ABN AMRO Bank N.V. Citibank, N.A., London Branch DNB (UK) Limited Danske Bank A/S Nordea Bank Abp, filial i Norge (i) Agent: Nordea Bank Abp, filial i Norge (j) Security Agent: Nordea Bank Abp, filial i Norge 4.4 Continued force and effect of Original Security Documents (a) Save as amended by this Agreement the provisions of the Original Security Documents shall continue in full force and effect and shall cover all obligations under the Finance Documents, as amended pursuant to this Agreement, including but not limited to the increase of the Facility and each of the Original Security Documents and this Agreement shall be read and construed as one instrument. (b) Each of the Owners irrevocably confirms that the guarantees and other obligations given or entered into by it in clause 17 (Guarantee and indemnity) of the Principal Agreement shall remain in full force and effect and shall guarantee all obligations under the Finance Documents, as amended pursuant to this Agreement, including but not limited to the increase of the Facility. 5 Representations and warranties 5.1 Primary representations and warranties Each of the Relevant Parties represents and warrants to the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent that: (a) Status (i) Each Relevant Party is, a limited liability company or corporation, duly incorporated and validly existing under the laws of its Original Jurisdiction in good standing. (ii) Each Relevant Party has power and authority to carry on its business as it is now being conducted and to own its property and other assets. (b) Binding obligations

6 UK-#751554386-v4 Subject to the Legal Reservations, the obligations expressed to be assumed by each Relevant Party in each Relevant Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations. (c) Power and authority (i) Each Relevant Party has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Relevant Document to which it is or is to be a party. (ii) No limitation on any Relevant Party’s powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Relevant Document to which such Relevant Party is, or is to be, a party. (d) Non-conflict The entry into and performance by each Relevant Party of, and the transactions contemplated by, the Relevant Documents do not and will not conflict with: (i) any law or regulation applicable to any Relevant Party; (ii) the Constitutional Documents of any Relevant Party; or (iii) any agreement or other instrument binding upon any Relevant Party or its assets, or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on any Relevant Party’s assets, rights or revenues. (e) Validity and admissibility in evidence (i) All authorisations required or desirable: (A) to enable each Relevant Party lawfully to enter into, exercise its rights and comply with its obligations under each Relevant Document to which it is a party; (B) to make each Relevant Document to which it is a party admissible in evidence in its Relevant Jurisdiction; and (C) to ensure that each of the Security Interests created under each Mortgage (as amended by the relevant Mortgage Amendment) has the priority and ranking contemplated by them, have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 5.1(h) (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period. (ii) All authorisations necessary for the conduct of the business, trade and ordinary activities of each Relevant Party has been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations would reasonably be expected to have a Material Adverse Effect.

7 UK-#751554386-v4 (f) Governing law and enforcement (i) Subject to the Legal Reservations, the choice of English law or any other applicable law as the governing law of any Relevant Document will be recognised and enforced in each Relevant Party‘s Relevant Jurisdictions. (ii) Subject to the Legal Reservations, any judgment obtained in England in relation to any Relevant Party will be recognised and enforced in each Relevant Party’s Relevant Jurisdictions. (g) Ranking and effectiveness of security Subject to the Legal Reservations and any filing, registration or notice requirement which is referred to in any legal opinion delivered to the Agent under clause 6.1 (Documents and evidence), the security created by each Mortgage (as amended by the relevant Mortgage Amendment) will continue to have first priority security and such security will constitute perfected security on the assets described in each Mortgage (as amended by the relevant Mortgage Amendment). (h) No filing or stamp taxes Other than in respect of each Mortgage Amendment, under the laws of each Relevant Party’s Relevant Jurisdictions it is not necessary that any Relevant Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Relevant Document or the transactions contemplated by the Relevant Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Relevant Document which is referred to in any legal opinion delivered to the Agent under clause 6.1 (Documents and evidence) and which will be made or paid promptly after the date of each Relevant Document. 6 Conditions 6.1 Documents and evidence The consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co- ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent referred to in clause 2 (Consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent) shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in Schedule 1 (Documents and evidence required as conditions precedent) in form and substance satisfactory to the Agent. 6.2 General conditions precedent The consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co- ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent referred to in clause 2 (Consent of the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent) shall be further subject to:

8 UK-#751554386-v4 (a) the representations and warranties in clause 5 (Representations and warranties) being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and (b) no Default having occurred and continuing at the time of the Effective Date. 6.3 Waiver of conditions precedent and conditions subsequent The conditions specified in this clause 6 are inserted solely for the benefit of the Agent and may be waived by the Agent in whole or in part with or without conditions. 7 Borrower’s confirmation The Borrower hereby confirms its consent to the borrowing of the Additional Advances and of the rights and obligations of the Borrower under the Principal Agreement, and the amendments to the Principal Agreement contained in this Agreement and agrees that: (a) each Original Security Document to which it is a party, and its obligations thereunder, shall remain and continue in full force and effect notwithstanding the said borrowing of the Additional Advances and of the rights and obligations of the Borrower under the Principal Agreement, and the amendments to the Principal Agreement contained in this Agreement; and (b) with effect from the Effective Date, the Additional Advances shall be a Secured Obligation (as defined in the Original Security Documents) owing pursuant to the Facility Agreement. 8 Owners’ confirmation Each of the Owners hereby confirms its consent to the borrowing of the Additional Advances by the Borrower, and of the rights and obligations of the Borrower under the Principal Agreement, and the amendments to the Principal Agreement contained in this Agreement and agrees that: (a) the obligations of each Owner as guarantor under the Principal Agreement shall remain and continue in full force and effect notwithstanding the said borrowing of the Additional Advances, and of the rights and obligations of the Borrower under the Principal Agreement and the amendments to the Principal Agreement contained in this Agreement; and (b) with effect from the Effective Date, the Additional Advances shall, in addition to all other amounts guaranteed pursuant to the Principal Agreement, be subject to its guarantee contained in the Principal Agreement and be a guaranteed obligation of each Owner owing pursuant to the Facility Agreement. 9 Fees and expenses 9.1 Fee The Borrower agrees to pay to the Agent (for distribution among the Lenders on a pro-rata basis), on the date of this Agreement, an arrangement fee of $1,645,897.28.

9 UK-#751554386-v4 9.2 Expenses Each of the Relevant Parties agree, jointly and severally, to pay to the Agent within five Business Days of receipt of a written demand all costs and expenses (including fees, costs and expenses of legal advisers (subject to fee quotes being pre-approved by the Borrower)) incurred by the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent: (a) in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the Mortgage Amendments and of any amendment or extension of or the granting of any waiver or consent under this Agreement; or (b) in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the Mortgage Amendments or otherwise in respect of the moneys owing and obligations incurred under this Agreement and the Mortgage Amendments. 9.3 Value Added Tax All fees and expenses payable pursuant to this clause 9 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder. 9.4 Stamp and other duties Each of the Relevant Parties agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent) imposed on or in connection with this Agreement and the Mortgage Amendments and shall indemnify the Lenders, the Mandated Lead Arrangers, the Hedging Providers, the Co-ordinators, the Sustainability Co-ordinators, the Bookrunners, the Agent and the Security Agent against any liability arising by reason of any delay or omission by the Relevant Parties to pay such duties or taxes. 10 Miscellaneous and notices 10.1 Notices The provisions of clause 38 of the Principal Agreement (Notices) shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein. 10.2 Counterparts This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

10 UK-#751554386-v4 11 Governing law This Agreement and any non-contractual obligations connected with it are governed by English law. 12 Enforcement 12.1 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This clause 12.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 12.2 Service of process Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party: (a) irrevocably appoints the person named in Schedule 1 to the Facility Agreement (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and (c) if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor within ten Business Days of such an event taking place appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. This Agreement has been entered into on the date stated at the beginning of this Agreement.

11 UK-#751554386-v4 Schedule 1 Documents and evidence required as conditions precedent (referred to in clause 6.1) 1 Relevant Parties’ corporate documents (a) A copy of the Constitutional Documents of each Relevant Party or, in the case of the Borrower, confirmation from the Borrower that there have been no changes to its Constitutional Documents since they were previously delivered to the Agent. (b) A copy of a resolution of the board of directors of each Relevant Party: (i) approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute the Relevant Documents to which it is a party; (ii) authorising a specified person or persons to execute the Relevant Documents to which it is a party on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above. (d) A certificate of goodstanding (or equivalent) in respect of each Relevant Party. (e) If required, a copy of a resolution signed by all the holders of the issued shares in each Relevant Party, approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Relevant Party is a party. (f) A certificate of the Borrower confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Relevant Party to be exceeded. (g) A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Relevant Party. (h) A certificate of an authorised signatory of each Relevant Party certifying that each copy document relating to it specified in this paragraph of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked. 2 Legal opinions (a) A legal opinion of Norton Rose Fulbright LLP, London addressed to the Agent on matters of English law, substantially in the form approved by the Agent prior to signing this Agreement.

12 UK-#751554386-v4 (b) A legal opinion of the legal advisers to the Finance Parties in each jurisdiction in which a Relevant Party is incorporated and/or is a Flag State of a Ship, substantially in the form approved prior to signing this Agreement. 3 Other documents and evidence (a) Evidence that any process agent referred to in clause 12.2 (Service of process) or any equivalent provision of any other Finance Document has accepted its appointment. (b) Evidence that the fees, commissions, costs and expenses due from the Borrower pursuant to clause 9 (Fees and expenses) have been or will be paid. 4 Mortgage registration Evidence that each Mortgage Amendment has been registered against the relevant Ship through the Registry under the laws and flag of the Flag State.

13 UK-#751554386-v4 Schedule 2 Form of Amended and Restated Facility Agreement

UK-#751511372-v3 Private & Confidential Execution Version 350/1001195027 UK-#751511372-v3 Dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated _______________ 2023) COOL COMPANY LTD. as Borrower arranged by ABN AMRO BANK N.V. CITIBANK, N.A., LONDON BRANCH DANSKE BANK A/S DNB (UK) LIMITED NORDEA BANK ABP, FILIAL I NORGE as Mandated Lead Arrangers, Bookrunners, Co-ordinators and Sustainability Co-ordinators NORDEA BANK ABP, FILIAL I NORGE as Agent and NORDEA BANK ABP, FILIAL I NORGE as Security Agent FACILITY AGREEMENT for UP TO $570,000,000 SENIOR SECURED SUSTAINABILITY LINKED AMORTISING TERM LOAN FACILITY 28 June

Contents

Clause		Page
Section 1 -	Interpretation	1
1	Definitions and interpretation	1
Section 2 -	The Facility	31
2	The Facility	31
3	Purpose	31
4	Conditions of Utilisation	31
Section 3 -	Utilisation	34
5	Utilisation	34
Section 4 -	Repayment, Prepayment and Cancellation	38
6	Repayment	38
7	Illegality, prepayment and cancellation	38
Section 5 -	Costs of Utilisation	45
8	Interest	45
9	Interest Periods	46
10	Changes to the calculation of interest	47
11	Fees	48
Section 6 -	Additional Payment Obligations	50
12	Tax gross-up and indemnities	50
13	Increased Costs	54
14	Other indemnities	55
15	Mitigation by the Lenders	58
16	Costs and expenses	59
Section 7 -	Guarantee	61
17	Guarantee and indemnity	61
Section 8 -	Representations, Undertakings and Events of Default	64
18	Representations	64
19	Information undertakings	72
20	Financial covenants	76

UK-#751511372-v3

UK-#751511372-v3 21 General undertakings ...................................................................................................................78 22 Dealings with the Ships ................................................................................................................82 23 Condition and operation of the Ships ...........................................................................................84 24 Insurance......................................................................................................................................88 25 Minimum security value................................................................................................................93 26 Bank accounts..............................................................................................................................96 27 Business restrictions ....................................................................................................................97 28 Hedging Contracts......................................................................................................................100 29 Events of Default ........................................................................................................................102 30 Position of Hedging Providers....................................................................................................108 Section 9 - Changes to Parties ...........................................................................................................109 31 Changes to the Lenders .............................................................................................................109 32 Changes to the Obligors ............................................................................................................112 Section 10 - The Finance Parties .......................................................................................................113 33 Roles of Agent, Security Agent, Mandated Lead Arrangers, Bookrunners, Co-ordinators and Sustainability Co-ordinators .......................................................................................................113 34 Conduct of business by the Finance Parties..............................................................................130 35 Sharing among the Finance Parties...........................................................................................132 Section 11 - Administration.................................................................................................................134 36 Payment mechanics ...................................................................................................................134 37 Set-off .........................................................................................................................................137 38 Notices .......................................................................................................................................137 39 Calculations and certificates ......................................................................................................139 40 Partial invalidity ..........................................................................................................................140 41 Remedies and waivers ...............................................................................................................140 42 Amendments and waivers ..........................................................................................................140 43 Confidentiality of Funding Rates ................................................................................................144 44 Confidentiality.............................................................................................................................146 45 Counterparts and electronic signing...........................................................................................149 46 Contractual recognition of bail-in................................................................................................149

UK-#751511372-v3 47 Qualifying Financial Contract Acknowledgment.........................................................................150 Section 12 - Governing Law and Enforcement...................................................................................152 48 Governing law ............................................................................................................................152 49 Enforcement ...............................................................................................................................152 Schedule 1 The original parties ............................................................................................................153 Schedule 2 Ship information.................................................................................................................164 Schedule 3 Conditions precedent.........................................................................................................169 Schedule 4 Utilisation Request.............................................................................................................177 Schedule 5 Form of Transfer Certificate...............................................................................................178 Schedule 6 Form of Compliance Certificate .........................................................................................180 Schedule 7 Repayment Schedule (as at the Effective Date) ...............................................................182 Schedule 8 Reference Rate Terms ......................................................................................................184 Schedule 9 Daily Non-Cumulative Compounded RFR Rate ................................................................187 Schedule 10 Cumulative Compounded RFR Rate...............................................................................189 Schedule 11 Sustainability targets .......................................................................................................190 Signatures.............................................................................................................................................194

1 UK-#751511372-v3 THIS AGREEMENT is dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated 2023) and made between: (1) COOL COMPANY LTD. (the Borrower); (2) THE ENTITIES listed in Schedule 1 as guarantors (the Owners); (3) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DANSKE BANK A/S, DNB (UK) LIMITED and NORDEA BANK ABP, FILIAL I NORGE as mandated lead arrangers (the Mandated Lead Arrangers); (4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the Original Lenders); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as hedging providers (the Hedging Providers); (6) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DNB (UK) LIMITED, DANSKE BANK A/S and NORDEA BANK ABP, FILIAL I NORGE as co-ordinators (the Co-ordinators); (7) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DNB (UK) LIMITED, DANSKE BANK A/S and NORDEA BANK ABP, FILIAL I NORGE as sustainability co-ordinators (the Sustainability Co-ordinators); (8) ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DANSKE BANK A/S, DNB (UK) LIMITED and NORDEA BANK ABP, FILIAL I NORGE as bookrunners (the Bookrunners); (9) NORDEA BANK ABP, FILIAL I NORGE as agent of the other Finance Parties (the Agent); and (10) NORDEA BANK ABP, FILIAL I NORGE as security agent of the Finance Parties (the Security Agent). IT IS AGREED as follows: Section 1 - Interpretation 1 Definitions and interpretation 1.1 Definitions In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents. Account means any bank account, deposit or certificate of deposit opened, made or established in accordance with clause 26 (Bank accounts). Account Bank means Nordea Bank Abp, filial i Norge or another bank or financial institution approved by the Majority Lenders at the request of the Borrower. Account Holder(s) means, in relation to any Earnings Account, each Obligor in whose name that Account is held. 28 June

2 UK-#751511372-v3 Account Security means, in relation to an Earnings Account, a deed or other instrument by the relevant Account Holder(s) in favour of the Security Agent in an agreed form conferring a Security Interest over that Earnings Account. Accounting Reference Date means 31 December or such other date as may be approved by the Lenders. Additional Business Day means any day specified as such in the Reference Rate Terms. Additional Ship Commitment means, in relation to a Ship, the amount specified against the name of such Ship in Schedule 2 (Ship information) as cancelled or reduced pursuant to any provision of this Agreement. Advance means each borrowing of a proportion of the Total Commitments by the Borrower or (as the context may require) the outstanding principal amount of such borrowing. Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Agent includes any person who may be appointed as such under the Finance Documents. Annex VI means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. Approved Commercial Manager means Golar Management Ltd, Cool Company Management Ltd, Golar Management Norway AS (to be renamed Cool Company Management AS), The Cool Pool Limited or another commercial manager approved by the Majority Lenders, such approval not to be unreasonably withheld. Approved Flag State means the Marshall Islands, Malta, Norway, Liberia, United Kingdom or any other international flag acceptable to all the Lenders. Approved Technical Manager means Golar Management Ltd, Cool Company Management Ltd, Golar Management Norway AS (to be renamed Cool Company Management AS) or another technical manager approved by the Majority Lenders, such approval not to be unreasonably withheld. Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. Auditors mean EY or any other firm appointed to act as statutory auditors of the Group which has been notified to the Agent. Available Commitment means a Lender's Commitment minus: (a) the amount of its participation in the Loan; and (b) in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date. Available Facility means the aggregate for the time being of all the Lenders’ Available Commitments.

3 UK-#751511372-v3 Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. Basel II Accord means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord or Reformed Basel III. Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord. Basel II Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel II Regulation in force as at the date hereof (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). Basel II Regulation means: (a) any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of CRD IV and CRR) to the extent only that such law or regulation re-enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord; and (b) any Basel II Approach adopted by a Finance Party or any of its Affiliates. Basel III Accord means, together: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

4 UK-#751511372-v3 (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III” other than, in each such case, the agreements, rules, guidance and standards set out in Reformed Basel III as amended, supplemented or restated after the date of this Agreement. Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRD IV and CRR) save to the extent that such law or regulation re- enacts a Basel II Regulation and excluding any such law or regulation which implements Reformed Basel III. Borrower means the company described as such in Schedule 1 (The original parties). Borrower Earnings Account means the interest bearing dollar account of the Borrower with the Account Bank designated as an "Earnings Account" under clause 26 (Bank accounts). Break Costs means the amount (if any) specified as such in the Reference Rate Terms. Business Day means: (a) a day (other than a Saturday or Sunday) on which banks are open for general business in London, Oslo, Amsterdam, Copenhagen and New York; and (b) in relation to: (i) any date for repayment of, or payment or purchase of an amount relating to, any Ship Tranche (or any relevant part of it) or Unpaid Sum; or (ii) the determination of the first day or the last day of an Interest Period for any Ship Tranche (or any relevant part of it) or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period, which is an Additional Business Day relating to that Ship Tranche (or any relevant part of it) or Unpaid Sum. Central Bank Rate has the meaning given to that term in the Reference Rate Terms. Central Bank Rate Adjustment has the meaning given to that term in the Reference Rate Terms. Central Bank Rate Spread has the meaning given to that term in the Reference Rate Terms. Change of Control occurs if: (a) the Borrower ceases, at any time following its acquisition of shares in an Owner, to directly wholly own and control such Owner; (b) together GLNG and/or Quantum Pacific Shipping cease to directly or indirectly own at least 25 per cent of the entire issued share capital and voting rights (or equivalent) of the Borrower; or

5 UK-#751511372-v3 (c) two or more persons acting in concert (other than GLNG and Quantum Pacific Shipping acting together) or any individual person (other than GLNG and Quantum Pacific Shipping acting individually) acquires, legally and/or beneficially and either directly or indirectly, in excess of 30 per cent of the issued share capital and voting rights (or equivalent) of the Borrower or have the right or ability to control, directly or indirectly, the Borrower, and for the purpose of this definition: (a) control of an entity means: (i) the ownership of the voting and/or ordinary shares of that entity; or (ii) the power to direct the management and policies of that entity (including, but not limited to, the composition of the majority of the board of directors (or equivalent)), whether through the ownership of voting capital, by contract or otherwise, and controlled shall be construed accordingly; and (b) two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in the relevant entity by any of them, either directly or indirectly to obtain or consolidate control of that entity. Charged Property means all of the assets of the Obligors or any other person which from time to time are, or are expressed or intended to be, the subject of the Security Documents. Charter means, in relation to a Ship, a charter commitment for that Ship with an initial term exceeding 24 months (excluding unexercised option periods), which is approved pursuant to clause 22.9 (Chartering) and which includes, in respect of Ship C, the Initial Ship C Charter. Charterer means any charterer under a Charter of a Ship. Charter Assignment means, in relation to a Ship and its Charter Documents, at any time when that Ship is subject to a Charter, an assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent in the agreed form. Charter Documents means, in relation to a Ship, any Charter of that Ship, any documents supplementing it and any guarantee or security given by any person for the relevant Charterer’s obligations under it. Classification means, in relation to a Ship, the classification specified in respect of that Ship in Schedule 2 (Ship information) with the relevant Classification Society or American Bureau of Shipping, Bureau Veritas, ClassNK, DNV, Lloyds’ Register or another classification approved in writing by the Majority Lenders as its classification, at the request of the relevant Owner. Classification Society means, in relation to a Ship, the classification society specified in respect of that Ship in Schedule 2 (Ship information) or another classification society approved by the Majority Lenders as its Classification Society, at the request of the relevant Owner. Code means the US Internal Revenue Code of 1986.

6 UK-#751511372-v3 Commitment means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Ship Commitment" and “Additional Ship Commitment” in Schedule 1 (The original parties) and the amount of any other Commitment assigned to it under this Agreement; and (b) in relation to any other Lender, the amount of any Commitment assigned to it under this Agreement, to the extent not cancelled, reduced or assigned by it under this Agreement. Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise approved. Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of any Ship Tranche (or any relevant part of it), the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day. Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); (b) specifies a calculation methodology for that rate; and (c) has been made available to the Borrower and each Finance Party. Confidential Information means all information relating to an Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 44 (Confidentiality); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance

7 UK-#751511372-v3 Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. Confirmation shall have, in relation to any Hedging Transaction, the meaning given to it in the relevant Hedging Master Agreement. Constitutional Documents means, in respect of an Obligor or GLNG, such Obligor's or GLNG’s memorandum and articles of association, bye-laws or other constitutional documents including as referred to in any certificate relating to an Obligor or GLNG delivered pursuant to Schedule 3 (Conditions precedent). Cool Pool Agreement means the pool agreement made between, among others, The Cool Pool Limited as pool manager and the participants in the pool in relation to, inter alia, each of the Ships. CRD IV means directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms. CRR means the regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms. Cumulative Compounded RFR Rate means, in relation to an Interest Period for any Ship Tranche (or any relevant part of it), the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 10 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for any Ship Tranche (or any relevant part of it), the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 9 (Daily Non- Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. Daily Rate means the rate specified as such in the Reference Rate Terms. Default means an Event of Default or any event or circumstance specified in clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing) be an Event of Default. Defaulting Lender means any Lender: (a) which has failed to make its participation in an Advance available or has notified the Agent that it will not make its participation in an Advance available by the relevant Utilisation Date in accordance with clause 5.5 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

8 UK-#751511372-v3 (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Payment Disruption Event; and payment is made within three Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of that Ship including freight, hire and passage moneys, money payable to that person for the provision of services by or from that Ship or under any charter commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment and/or (b) if and whenever the Ship is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship. Earnings Accounts means the Borrower Earnings Account, the Owner Earnings Accounts and any Account designated as an "Earnings Account" under clause 26 (Bank accounts), and Earnings Account means any one of them. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. Effective Date means the “Effective Date” as defined in the Supplemental Agreement. Environmental Claims means: (a) enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or (b) any claim made by any other person relating to a Spill. Environmental Incident means any Spill from any vessel in circumstances where: (a) any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or (b) any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim. Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

9 UK-#751511372-v3 EU Ship Recycling Regulation means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance). Event of Default means any event or circumstance specified as such in clause 29 (Events of Default). Existing Facility means the ECA supported term loan facility made available by certain banks and financial institutions to the Owner in respect of Ship C pursuant to a facility agreement dated 25 July 2013 (as supplemented and amended from time to time). Existing Leases means: (a) the bareboat charter dated 17 June 2020 and made between the Owner in respect of Ship A and Cool Bear Shipping Limited (as supplemented and amended from time to time); (b) the bareboat charter dated 6 March 2017 and made between the Owner in respect of Ship B and Oriental Fleet LNG01 Limited (as supplemented and amended from time to time); (c) the bareboat charter dated 20 February 2014 and made between the Owner in respect of Ship D and Hai Jiao 1401 Limited (as supplemented and amended from time to time); (d) the bareboat charter dated 17 March 2016 and made between the Owner in respect of Ship E and Compass Shipping 1 Corporation Limited (as supplemented and amended from time to time); and (e) the bareboat charter dated 17 February 2014 and made between the Owner in respect of Ship F and Hai Jiao 1402 Limited (as supplemented and amended from time to time). Existing Financial Indebtedness means the outstanding Financial Indebtedness in relation to: (a) the Existing Facility; and (b) the Existing Leases. Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility). Facility Office means: (a) in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office through which it will perform its obligations under this Agreement; and (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been fully paid and discharged.

10 UK-#751511372-v3 FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Application Date means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letters means the letters between the Borrower and one or more Finance Parties setting out any of the fees referred to in clause 11 (Fees) and Fee Letter means any one of them. Final Repayment Date means, subject to clause 36.7 (Business Days), the date falling 60 months after the date of this Agreement. Finance Documents means this Agreement, the Fee Letters, the Security Documents, any Hedging Contracts, any Hedging Master Agreement, any Compounding Methodology Supplement, any Reference Rate Supplement, any Utilisation Request and any other document designated as such by the Agent and the Borrower. Finance Party means the Agent, the Security Agent, the Account Bank, any Mandated Lead Arranger, any Hedging Provider, any Bookrunner, any Co-ordinator, any Sustainability Co- ordinator or a Lender. Financial Indebtedness means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

11 UK-#751511372-v3 (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (h) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Repayment Date or are otherwise classified as borrowings under GAAP); (i) any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply; (j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back, sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and (k) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above. First Repayment Date means, in relation to each Ship Tranche and subject to clause 36.7 (Business Days), the date falling three months after the date of this Agreement. Flag State means, in relation to a Ship, the country specified in respect of that Ship in Schedule 2 (Ship information), or such other state or territory as may be approved by the Lenders, at the request of the relevant Owner, as being the "Flag State" of that Ship for the purposes of the Finance Documents. Fleet Vessel means each Ship and any other vessel owned, operated, managed or crewed by any Group Member. Funding Rate means any individual rate notified by a Lender to the Agent pursuant to clause 10.3 (Cost of funds). GAAP means, as applicable, generally accepted accounting principles in United States of America or International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements. General Assignment means, in relation to a Ship, a first assignment of the relevant Owner’s interest in the Ship's Insurances, Earnings and Requisition Compensation and any management

12 UK-#751511372-v3 agreement in respect of that Ship by that Owner in favour of the Security Agent in the agreed form. GLNG means Golar LNG Limited a company incorporated in Bermuda with its registered office at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda. GLNG Shareholder Loan means the up to $25,000,000 revolving loan facility made or to be made available to the Borrower by GLNG. Group means the Borrower and its Subsidiaries for the time being (being the Subsidiaries who are, at any relevant time, the then current Subsidiaries of the Borrower) and, for the purposes of clause 19.2 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law. Group Member means any entity which is part of the Group. Hedging Contract means any Hedging Transaction between the Borrower and any Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them. Hedging Contract Security means a deed or other instrument by the Borrower in favour of the Security Agent in the agreed form conferring a Security Interest over any Hedging Contracts. Hedging Exposure means, as at any relevant date and in relation to any Hedging Provider, the aggregate of the amount certified by each of the Hedging Providers to the Agent to be the net amount in dollars; (a) in relation to all Hedging Contracts that have been closed out on or prior to the relevant date, that is due and owing by the Borrower to the Hedging Providers in respect of such Hedging Contracts on the relevant date; and (b) in relation to all Hedging Contracts that are continuing on the relevant date, that would be payable by the Borrower to the Hedging Providers under (and calculated in accordance with) the early termination provisions of the Hedging Contracts as if an Early Termination Date (as defined in the relevant Hedging Master Agreement) had occurred on the relevant date in relation to all such continuing Hedging Contracts. Hedging Master Agreement means any agreement made or (as the context may require) to be made between the Borrower and a Hedging Provider comprising an ISDA Master Agreement and Schedule thereto in the agreed form. Hedging Transaction has, in relation to any Hedging Master Agreement, the meaning given to the term "Transaction" in that Hedging Master Agreement. Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary. Increased Costs has the meaning given to that term in clause 13.1(b) (Increased Costs). Indemnified Person means:

13 UK-#751511372-v3 (a) each Finance Party and each Receiver and any attorney, agent or other person appointed by them under the Finance Documents; (b) each Affiliate of each Finance Party and each Receiver; and (c) any officers, employees or agents of each Finance Party and each Receiver. Initial Ship C Charter means, in relation to Ship C, the charter commitment for that Ship details of which are provided in Schedule 2 (Ship information). Insolvency Event in relation to a Finance Party (or, for the purposes of clause 31.2, a New Lender) means that the Finance Party (or, for the purposes of clause 32.2, that New Lender): (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not

14 UK-#751511372-v3 to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above; (i) has a secured party take possession of all or substantially all its assets or has an execution, attachment, sequestration or other enforcement action or legal process levied, enforced, taken or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. Insurance Notice means, in relation to a Ship, a notice of assignment from that Ship's Owner in the form scheduled to that Ship's General Assignment or in another approved form. Insurances means, in relation to a Ship: (a) all policies and contracts of insurance; and (b) all entries in a protection and indemnity or war risks or other mutual insurance association (c) in the name of that Ship's owner or the joint names of its owner and any other person in respect of or in connection with that Ship and/or its owner's Earnings from that Ship and includes all benefits thereof (including the right to receive claims and to return of premiums). Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document. Interest Period means, in relation to each Ship Tranche (or any part of such Ship Tranche), each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest). Inventory of Hazardous Material means a statement of compliance issued by the relevant Classification Society and which includes a list of any and all materials known to be potentially hazardous utilised in the construction of a Ship and which also may be referred to as a List of Hazardous Material. Last Availability Date means: (a) in respect of a Ship Commitment, 29 April 2022 (or such later date as may be approved by the Lenders); and (b) in respect of an Additional Ship Commitment, 30 June 2023 (or such later date as may be approved by the Lenders). Legal Opinion means any legal opinion delivered to the Agent under clause 4 (Conditions of Utilisation). Legal Reservations means:

15 UK-#751511372-v3 (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction. Lender means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 31 (Changes to the Lenders), (c) which in each case has not ceased to be a Lender in accordance with the terms of this Agreement. Lessor, in respect of a Ship (other than Ship C), means the existing owner of such Ship which is party to an Existing Lease. Loan means the loan made or to be made available under the Facility or the principal amount outstanding for the time being of that loan. Lookback Period means the number of days specified as such in the Reference Rate Terms. Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions. Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under that Ship's Insurances in the form scheduled to that Ship's General Assignment or in another approved form. Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount. Major Casualty Amount means, in relation to a Ship, the amount specified as such in Schedule 2 (Ship information) against the name of that Ship or the equivalent in any other currency. Majority Lenders means: (a) if no part of the Loan is then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).; or (b) at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66 2/3 per cent of the Loan. Manager's Undertaking means, in relation to a Ship, an undertaking by any manager of that Ship to the Security Agent in the agreed form pursuant to clause 22.4 (Manager).

16 UK-#751511372-v3 Mandatory Repayment Date means in relation to: (a) a Total Loss of a Ship, the applicable Total Loss Repayment Date; or (b) a sale of a Ship by the relevant Owner or (subject to release of the applicable Share Security) the sale of all or part of an Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price. Margin means the percentage rate per annum determined in accordance with clause 8.1(c) (Calculation of interest). Market Disruption Rate means the rate (if any) specified as such in the Reference Rate Terms. Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole which will, or is reasonably likely to, affect the ability of an Obligor to perform its obligations under the Finance Documents; or (b) the ability of an Obligor to perform its obligations under the Finance Documents; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. Minimum Value means, at any time, the amount in dollars which is at that time equal to 135 per cent of the Loan. Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms. Mortgage means, in relation to a Ship, a first mortgage of that Ship in the agreed form by the relevant Owner in favour of the Security Agent. Mortgage Period means, in relation to a Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date. New Lender has the meaning given to that term in clause 31 (Changes to the Lenders). Obligors means the parties to the Finance Documents other than: (a) any Finance Parties; (b) any Approved Commercial Manager (other than, in the event they are an Approved Commercial Manager, the Borrower and any Owner); (c) any Approved Technical Manager (other than, in the event they are an Approved Technical Manager, the Borrower and any Owner); and

17 UK-#751511372-v3 (d) GLNG, and Obligor means any one of them. Original Financial Statements means: (a) in relation to an Owner, the unaudited management accounts that Owner for its financial year ended 31 December 2021; and (b) in relation to the Borrower, proforma unaudited combined financial statements of the Borrower for the financial year ended 31 December 2021. Original Jurisdiction means, in relation to an Original Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor. Original Obligor means each party to this Agreement and the Original Security Documents other than: (a) any Finance Parties; (b) any Approved Commercial Manager; (c) any Approved Technical Manager; and (d) GLNG. Original Security Documents means: (a) any Account Security; (b) any Charter Assignment in respect of a Ship; (c) the General Assignments in respect of each of the Ships; (d) any Hedging Contract Security; (e) any Manager's Undertaking in relation to a Ship if required under clause 22.4 (Manager); (f) the Mortgages over each of the Ships; (g) the Share Security in relation to each Owner; and (h) any Subordination Agreement. Owner means, in relation to a Ship, the person specified as "Owner" against the name of that Ship in Schedule 2 (Ship information) and Owners means any or all of them. Owner Earnings Accounts means each of the interest bearing dollar accounts of an Owner with the Account Bank designated as an "Earnings Account" under clause 26 (Bank accounts). Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

18 UK-#751511372-v3 Party means a party to this Agreement. Payment Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, (and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted. Permitted Maritime Liens means, in relation to any Ship: (a) any lien disclosed in writing to the Agent prior to the date of this Agreement and approved by the Agent; (b) unless a Default is continuing, any ship repairer's or outfitter's possessory lien in respect of that Ship for an amount not exceeding the Major Casualty Amount; (c) any lien on that Ship for master's, officer's or crew's wages outstanding in the ordinary course of its trading; (d) any lien on that Ship for salvage; (e) any other lien arising by operation of law in the ordinary course of trading or on customary terms pursuant to a charter commitment; and (f) in each case (other than (a) above) securing obligations not more than 30 days overdue. Permitted Security Interests means any Security Interest which is: (a) granted by the Finance Documents; or (b) until the applicable Utilisation Date, granted in connection with the Financial Indebtedness under the Existing Facility and Existing Leases which is to be refinanced by the Facility; or (c) permitted pursuant to the Finance Documents; or (d) disclosed in writing to the Agent prior to the date of this Agreement and approved by the Agent (acting on the instructions of the Majority Lenders); or (e) a Permitted Maritime Lien; or

19 UK-#751511372-v3 (f) is approved by the Majority Lenders. Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws. Poseidon Principles means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on www.poseidonprinciples.org as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time. Purchase Contract means, in respect of the Owners, the agreement dated 26 January 2022 and made between the Borrower and GLNG for the acquisition by the Borrower of the entire issued and outstanding share capital of the Owners. Quantum Pacific Shipping means Quantum Pacific Shipping Ltd, a company incorporated under the laws of the Republic of Liberia, with registered number C-75624 and registered address at 80 Broad Street, Monrovia, Republic of Liberia. Quiet Enjoyment Letter means, in respect of a Ship where required by the terms of any Charter, a letter by the Security Agent (in a form approved by all the Lenders) addressed to, and acknowledged by, the relevant Owner and Charterer under such Charter of the Ship in an agreed form. Receiver means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document. Reference Rate Supplement means a document which: (a) is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of all the Lenders); (b) specifies the terms which are expressed in this Agreement to be determined by reference to the Reference Rate Terms; and (c) has been made available to the Borrower and each Finance Party. Reference Rate Terms means the terms set out in Schedule 8 (Reference Rate Terms) or in any Reference Rate Supplement. Reformed Basel III means the agreements contained in “Basel III: Finalising post-crisis reforms” published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated. Reformed Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any other law or regulation which implements Reformed Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates. Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner's title to that Ship and the relevant Mortgage under the laws of its Flag State.

20 UK-#751511372-v3 Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. Relevant Jurisdiction means, in relation to an Obligor: (a) its Original Jurisdiction; (b) any jurisdiction where any Charged Property owned by it is situated; (c) any jurisdiction where it conducts its business; and (d) any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. Relevant Market means the market specified as such in the Reference Rate Terms. Relevant Party means the Obligors excluding any managers of the Ship other than Golar Management Limited. Repayment Date means, in relation to each Ship Tranche and subject to clause 36.7 (Business Days): (a) the First Repayment Date; (b) each of the dates falling at three monthly intervals thereafter up to but not including the Final Repayment Date; and (c) the Final Repayment Date. Repayment Schedule means the repayment schedule set out in Schedule 7 (Repayment Schedule). Repeating Representations means each of the representations and warranties set out in clauses 18.2 (Status) to 18.11 (Ranking and effectiveness of security), clause 18.23 (Legal and beneficial ownership), clause 18.33 (Sanctions), clause 18.35 (No corrupt practices) and clause 18.36 (Financing of vessels owned by Group Members). Reporting Day means the day (if any) specified as such in the Reference Rate Terms. Reporting Time means the relevant time (if any) specified as such in the Reference Rate Terms. Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of that Ship. Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

21 UK-#751511372-v3 Restricted Party means a person, entity or vessel: (a) that is listed on any Sanctions List or any other sanctions-related list of persons, vessels or entities published by or on behalf of a Sanctions Authority (in each case, whether designated by name or by reason of being included in a class of persons, vessels or entities); (b) that is domiciled, resident, located, registered as located or having its main place of business in, or is incorporated under the laws of, a country or territory which is, subject to Sanctions Laws; (c) that is directly or indirectly owned or controlled by, or acting on behalf of, at the direction or for the benefit of (as interpreted under any relevant Sanctions Laws), a person or entity referred to in (a) and/or (b) above; (d) with which any of the Lenders is prohibited from dealing by any Sanctions Laws; or (e) that is otherwise a subject of or targeted by Sanctions Laws. RFR has the meaning given to it in the Reference Rate Terms. RFR Banking Day has the meaning given to it in the Reference Rate Terms. Sanctions Authority means the United Nations, the Norwegian State, the European Union, the United Kingdom, any member states of the European Union and the European Economic Area, the United States of America, the Security Council of the United Nations and any other country whose laws or regulations bind any Relevant Party and any authority, government, official institution or agency acting on behalf of any of them in connection with Sanctions Laws. Sanctions Laws means any trade, economic or financial sanctions laws and/or any regulations, embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority from time to time. Sanctions List means any list of persons, vessels or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority including, without limitation, the "Specially Designated Nationals and Blocked Persons" list issued by the Office of Foreign Assets Control of the US Department of Treasury, the "Consolidated List of Financial Sanctions Targets " issued by Her Majesty's Treasury, or any similar list issued or maintained or made public by any of the Sanctions Authorities each as amended, supplemented or substituted from time to time. Security Agent includes any person as may be appointed as such under the Finance Documents and includes any separate trustee or co-trustee appointed under clause 33.32 (Additional trustees). Security Documents means: (a) the Original Security Documents; (b) any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

22 UK-#751511372-v3 Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect. Security Value means, at any time, the amount in dollars which, at that time, is the aggregate of (a) the market value determined in accordance with clause 25 (Minimum security value) (or, if less in relation to an individual Ship, the maximum amount capable of being secured by the Mortgage of the relevant Ship) of the Ships which have not then become a Total Loss and (b) the value of any additional security then held by the Security Agent provided under clause 25 (Minimum security value), in each case as most recently determined in accordance with this Agreement. Share Security means, in relation to each Owner, the document constituting a first Security Interest by the Borrower in favour of the Security Agent in the agreed form in respect of all of the shares in such entity. Ship A means the ship described as such in Schedule 2 (Ship information). Ship B means the ship described as such in Schedule 2 (Ship information). Ship C means the ship described as such in Schedule 2 (Ship information). Ship D means the ship described as such in Schedule 2 (Ship information). Ship E means the ship described as such in Schedule 2 (Ship information). Ship F means the ship described as such in Schedule 2 (Ship information). Ship Commitment means, in relation to a Ship, the amount specified as such in respect of such Ship in Schedule 2 (Ship information) as cancelled or reduced pursuant to any provision of this Agreement. Ship Representations means each of the representations and warranties set out in clauses 18.30 (Ship status) and 18.31 (Ship's employment). Ship Tranche means, in relation to a Ship, the principal amount of the aggregate of the Ship Commitment and the Additional Ship Commitment for that Ship which has been borrowed under the Facility or the part of that principal amount which is outstanding for the time being. Ships means each of the ships described in Schedule 2 (Ship information) and Ship means any of them. Spill means any actual or threatened spill, release or discharge of a Pollutant into the environment. Statement of Compliance means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. Subordination Agreement means any agreement made between any relevant Group Member or GLNG and the Security Agent in an agreed form subordinating that Group Member’s or GLNG’s

23 UK-#751511372-v3 rights under any loans permitted in accordance with clause 27.3 (Financial Indebtedness) (including, without limitation, the GLNG Shareholder Loan). Subsidiary of a person means any other company or entity directly or indirectly controlled by such person and a wholly owned Subsidiary of that person means a Subsidiary which has no members except such person and that person's wholly owned Subsidiaries and its or their nominees. Supplemental Agreement means the supplemental agreement to this Agreement dated _____________ 2023 between the Parties. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Total Commitments means the aggregate of the Commitments, being, at the date of this Agreement $570,000,000, (which has been fully utilised and partially repaid) and $504,358,910 as at the Effective Date (of which up to $70,000,000, represented by the Additional Ship Commitments, remains to be utilised as at the Effective Date). Total Loss means, in relation to a vessel, its: (a) actual, constructive, compromised or arranged total loss; or (b) requisition for title, confiscation or other compulsory acquisition by a government entity; or (c) hijacking, theft, condemnation, capture, seizure, arrest or detention for more than 30 days. Total Loss Date means, in relation to the Total Loss of a vessel: (a) in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported; (b) in the case of a constructive, compromised, agreed or arranged total loss, the earliest of: (i) the date notice of abandonment of the vessel is given to its insurers; or (ii) if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or (iii) the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel's insurers; (c) in the case of a requisition for title, confiscation or compulsory acquisition, the date 30 days after the date it happened; and (d) in the case of hijacking, theft, condemnation, capture, seizure, arrest or detention, the date 30 days after the date upon which it happened. Total Loss Repayment Date means, where a Ship has become a Total Loss, the earlier of: (a) the date 120 days after its Total Loss Date; and 28 June

24 UK-#751511372-v3 (b) the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity. Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. Transfer Date means, in relation to an assignment, the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Agent executes the Transfer Certificate. Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. Trust Property means, collectively: (a) all moneys duly received by the Security Agent under or in respect of the Finance Documents; (b) any portion of the balance on any Account held by or charged to the Security Agent at any time; (c) the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor or any other party to the Finance Documents; (d) all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and (e) all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof). UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents. US Waters the waters of the United States of America as such term is defined under any applicable laws and regulations. Utilisation means the making of an Advance. Utilisation Date means the date on which a Utilisation is to be made. Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

25 UK-#751511372-v3 VAT means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. Write-down and Conversion Powers means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation. 1.2 Construction (a) Unless a contrary indication appears, any reference in any of the Finance Documents to: (i) Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

26 UK-#751511372-v3 (ii) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally; (iii) words importing the plural shall include the singular and vice versa; (iv) a time of day are to London time; (v) any person includes its successors in title, permitted assignees or transferees; (vi) the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry; (vii) agreed form means: (A) where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form; (B) prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent and the Borrower as the form in which that Finance Document is to be executed or another form approved at the request of the Borrower or, if not so agreed or approved, is in the form specified by the Agent; (viii) approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent (on such conditions as the Agent may impose) and approval and approve shall be construed accordingly; (ix) assets includes present and future properties, revenues and rights of every description; (x) an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration; (xi) charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract; (xii) control of an entity means (except when used in the definition of Change of Control in clause 1.1 (Definitions)): (A) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (1) cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

27 UK-#751511372-v3 (2) appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or (3) give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or (B) the holding beneficially of more than 50 per cent of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital); and controlled shall be construed accordingly; (xiii) a Lender’s cost of funds in relation to its participation in any Ship Tranche (or any relevant part of it) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Ship Tranche (or any relevant part of it) for a period equal in length to the Interest Period for that Ship Tranche (or the relevant part of it); (xiv) the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest; (xv) $, USD and dollars denote the lawful currency of the United States of America; (xvi) the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent's spot rate of exchange); (xvii) a government entity means any government, state or agency of a state; (xviii) a group of Lenders includes all the Lenders; (xix) a guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (xx) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

28 UK-#751511372-v3 (xxi) month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that: (A) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month (if there is one) or on the immediately preceding Business Day (if there is not); and (B) if there is no numerically corresponding day in that month, that period shall end on the last Business Day in that month and the above rules in paragraphs (i) to (ii) will only apply to the last month of any period; (xxii) an obligation means any duty, obligation or liability of any kind; (xxiii) something being in the ordinary course of business of a person means something that is in the ordinary course of that person's current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents); (xxiv) pay or repay in clause 27 (Business restrictions) includes by way of set-off, combination of accounts or otherwise; (xxv) a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (xxvi) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and, in relation to any Lender, includes (without limitation) any Basel II Regulation or Basel III Regulation or any law or regulation which implements Reformed Basel III, in each case which is applicable to that Lender; (xxvii) right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity; (xxviii)trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law; (xxix) (i) the liquidation, winding up, dissolution, or administration of a person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; (xxx) a provision of law is a reference to that provision as amended or re-enacted; and

29 UK-#751511372-v3 (xxxi) any applicable law or regulation which is a regulation or directive of the EU or which is an EU Treaty (as such expression is defined in the European Communities Act 1972) and which is given effect in the United Kingdom under the European Communities Act 1972 includes a reference to any other applicable law or regulation in force in the United Kingdom at any time after the repeal of the European Communities Act 1972 which is intended to give effect to the provisions of such regulation, directive of the EU or EU Treaty. (b) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower. (c) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (d) Any Reference Rate Supplement overrides anything in: (i) Schedule 8 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (e) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 9 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 10 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. (f) Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies. (g) Section, clause and Schedule headings are for ease of reference only. (h) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (i) A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived or, prior to the Agent giving notice under clause 29.24 (Acceleration) and the Event of Default is capable of remedy, remedied.

30 UK-#751511372-v3 (j) Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter, the terms of this Agreement shall prevail. 1.3 Third party rights (a) Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance Document. (b) Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement). (c) An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine. 1.4 Finance Documents Where any other Finance Document provides that this clause 1.4 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes. 1.5 Conflict of documents The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail. 1.6 Blocking Regulation (a) Subject to paragraph (c) below any provision of clauses 7.1 (Illegality) 18.33 (Sanctions), 21.2 (Use of proceeds), 21.4 (Compliance with laws) and 21.5 (Sanctions) shall not apply to or in favour of any Finance Party if and to the extent that it would result in a breach, by or in respect of that Finance Party, of any applicable Blocking Law. (b) For the purposes of this Clause 1.6, Blocking Law means: (i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or (ii) any similar blocking or anti-boycott law applicable to that Finance Party. (c) This clause 1.6 shall only apply in relation to any Finance Party which has notified the Agent that it requires this clause to apply to that Finance Party.

31 UK-#751511372-v3 Section 2 - The Facility 2 The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an amount equal to the Total Commitments. 2.2 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents (including, without limitation, clauses 33.26 (All enforcement action through the Security Agent)) and 34.2 (Finance Parties acting together), separately enforce its rights under or in connection with the Finance Documents. 3 Purpose 3.1 Purpose The Borrower shall apply all amounts borrowed under the Facility in accordance with this clause 3. 3.2 Refinancing and general corporate purposes The Commitments shall be made available solely for the following purposes: (a) to assist the Borrower with acquiring the shares in each Owner and refinancing of the relevant Existing Financial Indebtedness; and (b) for general corporate purposes. 3.3 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 Conditions of Utilisation

32 UK-#751511372-v3 4.1 Initial conditions precedent The Lenders will only be obliged to comply with clause 5.5 (Lenders' participation) in relation to any Utilisation (other than any Utilisation in respect of an Advance relating to an Additional Ship Commitment) if on or before the Utilisation Date for that Utilisation, the conditions in clause 4.4 (Further conditions precedent) are satisfied and the Agent, or its duly authorised representative, has received or is satisfied that it will receive on the date that the relevant Commitments are made available all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions precedent to any Utilisation) in form and substance satisfactory to the Agent. 4.2 Ship and security conditions precedent The Ship Commitment in respect of a Ship Tranche shall only become available for borrowing under this Agreement if the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Ship and security conditions precedent) relating to the relevant Ship and relevant Owner in form and substance satisfactory to the Agent, provided that in respect of the making of an Advance relating to an Additional Ship Commitment the Borrowers need only comply with clauses 4.4 (Further Conditions precedent) and 5 (Utilisation) and Schedule 3, Part 2, paragraph 9 (Value of security). 4.3 Notice to Lenders The Agent shall notify the Lenders and the Borrower promptly upon receipt and being satisfied with all of the documents and evidence referred to in this clause 4 in form and substance satisfactory to it. Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.4 Further conditions precedent The Lenders will only be obliged to comply with clause 5.5 (Lenders' participation) if: (a) in relation to each Utilisation, on the date of the relevant Utilisation Request and on the proposed Utilisation Date, no Default is continuing or would result from the proposed Utilisation; (b) in relation to each Utilisation, on the date of the relevant Utilisation Request and on the proposed Utilisation Date, all of the representations set out in clause 18 (Representations) (other than the Ship Representations) are true; and (c) in relation to each Utilisation, on the proposed Utilisation Date, the Ship Representations are true. 4.5 Waiver of conditions precedent The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders. 4.6 Conditions subsequent The Borrower shall provide to the Agent:

33 UK-#751511372-v3 (a) evidence of the service on any relevant managers of the relevant notices of assignment required under paragraph 2(e) of Part 2 of Schedule 3 (Ship and security conditions precedent) within ten Business Days of the relevant Utilisation Date (and the Borrower and relevant assignor shall exercise reasonable commercial efforts to obtain the acknowledgments to such notices of assignment within ten Business Days of such Utilisation Date); (b) if Quiet Enjoyment Letters are required by the relevant Charterer pursuant to the terms of any Charter, originals of the duly executed and dated Quiet Enjoyment Letters as soon as practicable after signing thereof by the relevant Charterer; and (c) evidence of the Borrower being listed on Euronext Growth in Oslo or on NYSE, NASDAQ or any other reputable stock exchange approved by the Lenders on or before 31 March 2022.

34 UK-#751511372-v3 Section 3 - Utilisation 5 Utilisation 5.1 Delivery of a Utilisation Request The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11 a.m. three Business Days before the proposed Utilisation Date. 5.2 Completion of a Utilisation Request (a) A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day falling on or before the Last Availability Date; (ii) the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); (iii) the proposed Interest Period complies with clause 9 (Interest Periods); and (iv) it identifies the purpose for the Utilisation and that purpose complies with clause 3 (Purpose). (b) Only one Advance may be requested in each Utilisation Request and only one Utilisation Request shall be issued in respect of all the Additional Ship Commitments. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be dollars. (b) The amount of each proposed Advance in respect of a Ship Commitment must be: (i) not less than the outstanding Existing Financial Indebtedness under the Existing Facility or Existing Lease relating to the relevant Ship; and (ii) must not exceed the lesser of: (A) the Ship Commitment for the relevant Ship to which the Advance relates; (B) 65 per cent. of the market value of the relevant Ship to which the Advance relates Ships (such market value being as determined in accordance with clause 25 (Minimum Security Value) by the valuations provided as a condition precedent pursuant to paragraph 9 of Part 2 of Schedule 3 (Ship and security conditions precedent)); (C) when aggregated with the Loan already borrowed, the lesser of: (1) 65 per cent. of the aggregate market values of all the Ships (such market values being as determined in accordance with clause 25 (Minimum Security Value) by the valuations provided as a condition

35 UK-#751511372-v3 precedent pursuant to paragraph 9 of Part 2 of Schedule 3 (Ship and security conditions precedent)); and (2) the Total Commitments as at the date of this Agreement. (c) The Advances in respect of the Additional Ship Commitments shall, in accordance with the Total Commitments as at the Effective Date, not exceed $70,000,0000. 5.4 Pre-placement of an Advance (a) Notwithstanding that the Borrower may not have yet satisfied all of the conditions precedent set out in Schedule 3 (Conditions precedent), in order to facilitate compliance by the Borrower with the Purchase Contract or in order to facilitate prepayment of Existing Financial Indebtedness, provided that: (i) the Borrower has submitted a Utilisation Request in respect of an Advance in accordance with this clause 5; (ii) the Borrower has satisfied the conditions precedent set out in Part 1 and paragraph 1, paragraph 2 (with the relevant Security Documents other than the relevant Mortgage to be signed undated in escrow), paragraphs 3 to 5, paragraphs 7 to 12 and paragraph 14 of Part 2 of Schedule 3 (Conditions precedent); and (iii) in the opinion of the Agent (acting on the instructions of the Majority Lenders) the Borrower is reasonably likely to satisfy all remaining and outstanding conditions precedent set out in Schedule 3 (Conditions precedent) within three (3) Business Days from the Utilisation Date and in any event on or before the Release (as defined below in clause 5.4(b)), the Lenders (following a decision made by the Majority Lenders, all acting reasonably) may, subject to the other terms and conditions of this clause 5.4 and the other provisions of this Agreement, make the relevant Advance available on the date specified in the relevant Utilisation Request, being the date falling no more than two Business Days before the relevant Existing Financial Indebtedness is to be prepaid, by depositing the Advance with a bank acceptable to the Majority Lenders (acting reasonably) (each a Refinancing Bank). (b) The Advance utilised pursuant to this clause 5.4 (or such part as shall be required to ensure that all payments required to prepay the relevant Existing Financial Indebtedness) shall (subject to the other provisions of this Agreement) be remitted by the Agent to the relevant Refinancing Bank as a cash deposit in the Agent’s name with the relevant Refinancing Bank with its correspondent bank in New York, on condition that it will be held by the relevant Refinancing Bank to the order of the Agent for release by the Agent to the relevant Refinancing (the Release) and only subject to such irrevocable instructions addressed from the Agent to the relevant Refinancing Bank as are acceptable to the Agent (acting reasonably) (Irrevocable Instructions). (c) The Irrevocable Instructions shall in any event provide (inter alia) that the relevant Advance shall be returned to the Agent within five (5) Business Days if not released to the relevant Refinancing Bank or its order. The Finance Parties and the Obligors hereby agree that the relevant Advance shall not be released to the relevant Refinancing Bank or to its order, and the Agent (and the authorised representatives of the Agent specified in the Irrevocable Instructions) shall not release or agree to release the Advance to the relevant Refinancing Bank or its order, unless and until:

36 UK-#751511372-v3 (i) the “Protocol of Delivery and Acceptance” in respect of the relevant Ship between the relevant Owner and the relevant Lessor (except in the case of Ship C) has been signed; (ii) the Agent is satisfied that the transfer of shares of the relevant Owner from GLNG to the Borrower will occur immediately following the Release; and (iii) the Agent is satisfied that all the conditions precedent set out in Part 2 of Schedule 3 (Ship and security conditions precedent), have been (or will be concurrently with the Release) satisfied in full or otherwise waived in accordance with the provisions of this Agreement. (d) The Borrower hereby irrevocably and unconditionally undertakes that it shall not give any instructions to the relevant Refinancing Bank in respect of any Advance that are inconsistent with any Irrevocable Instructions in respect of such Advance. (e) The Borrower shall immediately prepay the Advance, together with interest thereon (calculated in accordance with clause 8.1 (Calculation of interest)), on the date on which the relevant Refinancing Bank is required to return the moneys funded by the Advance to the Agent in accordance with the Irrevocable Instructions (and regardless of whether the relevant Refinancing Bank has then carried out such instructions), provided that any moneys (including interest, if any) actually returned to the Agent from the relevant Refinancing Bank shall be applied by the Agent in satisfaction of such prepayment obligation of the Borrower and in payment of any amounts payable by the Borrower under clause 7.10 (Restrictions) as a result of such prepayment. (f) In case of application of this clause 5.4 in respect of any Advance,, such Advance shall accrue interest in accordance with the terms of clause 8.1 (Calculation of interest) from the relevant Utilisation Date. (g) Any amount prepaid under clause 5.4(e) shall be, subject to the other terms of this Agreement, available to be redrawn by the Borrower where there has been a delay in refinancing the relevant Existing Financial Indebtedness and the acquisition of shares in the relevant Owner, in again assisting the Borrower to satisfy its obligations under the Purchase Contract and/or the Existing Financial Indebtedness. 5.5 Lenders' participation (a) If the conditions set out in this Agreement have been met and subject to clause 6 (Repayment), each Lender shall make its participation in each Advance available by the relevant Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Advance. (c) The Agent shall promptly notify each Lender of the amount of the Advance and the amount of its participation in the Advance. (d) The Agent shall pay all amounts received by it in respect of the Advance (and its own participation in it, if any) to the Borrower or for its account in accordance with the instructions contained in the relevant Utilisation Request.

37 UK-#751511372-v3

38 UK-#751511372-v3 Section 4 - Repayment, Prepayment and Cancellation 6 Repayment 6.1 Repayment The Borrower shall on each Repayment Date repay such part of each Ship Tranche as is required to be repaid by clause 6.2 (Scheduled repayment of Facility). 6.2 Scheduled repayment of Facility (a) To the extent not previously reduced, each Ship Tranche shall be repaid by instalments on each Repayment Date by the amount specified in the Repayment Schedule (as may be revised by clause 6.3 (Adjustment of scheduled repayments). In respect of each Advance relating to an Additional Ship Commitment, such Advance shall, when utilised, be consolidated for the purposes of payment of interest and repayment instalments under this Agreement with the relevant Ship Tranche relating to the Ship Commitment for the relevant Ship. (b) On the Final Repayment Date (without prejudice to any other provision of this Agreement), each Ship Tranche and all other amounts owing under this Agreement and any of the other Finance Documents shall be repaid in full. (c) If an amount less than the Ship Commitment relating to a Ship Tranche is advanced on the relevant Utilisation Date, the Agent will provide a replacement Repayment Schedule on or about the relevant Utilisation Date, to reflect the actual amount of each Ship Tranche. Such Repayment Schedule shall, in the absence of manifest error be conclusive and binding on the Borrower. 6.3 Adjustment of scheduled repayments If the Total Commitments have been partially reduced under this Agreement and/or any part of the Loan is prepaid (other than under clause 6.2) before any Repayment Date, then the amount of the instalment by which each Ship Tranche shall be repaid under clause 6.2 on any such Repayment Date (as reduced by any earlier operation of this clause 6.3) shall be reduced pro rata between the Ship Tranches in inverse chronological order (including any balloon instalment) by the amount so reduced or prepaid save where clause 7.7 (Sale or Total Loss) applies, where only the instalments of the affected Ship Tranche shall be so reduced. 7 Illegality, prepayment and cancellation 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful or contrary to any Sanctions Laws for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful or contrary to any Sanctions Laws for any Affiliate of a Lender for that Lender to do so: (a) that Lender shall promptly notify the Agent (if applicable, providing reasonable detail of the relevant Sanctions Laws, to the extent permitted by law and regulation) upon becoming aware of that event;

39 UK-#751511372-v3 (b) upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled and the undrawn Commitments shall be reduced rateably; and (c) to the extent that the Lender’s participation has not been assigned pursuant to clause 7.6 (Right of replacement or cancellation and prepayment in relation to a single Lender), the Borrower shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.2 Sanctions activity If an act or omission of a Relevant Party, any of its Subsidiaries, and/or any of their respective directors, officers or employees causes a Lender to be in breach of Sanctions Laws or otherwise results in that Lender becoming a Restricted Party (such Lender, the Affected Lender): (a) the Affected Lender shall promptly notify the Agent (if applicable, providing reasonable detail of the relevant Sanctions Laws, to the extent permitted by law and regulation) upon becoming aware of that event; (b) upon the Agent notifying the Borrower and the other Lenders, the Commitment of the Affected Lender will be immediately cancelled; and (c) the Borrower shall repay such part of the Loan relating to the Affected Lender on the last day of the Interest Period occurring after the Agent has notified the Borrower and the other Lenders or, if earlier, the date specified by the Affected Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.3 Change of control (a) The Borrower shall promptly notify the Agent upon any Obligor becoming aware of a Change of Control. (b) If there is a Change of Control, the Agent shall cancel the Total Commitments and the Borrower shall prepay the Loan in full together with any other amounts owing under this Agreement or any of the other Finance Documents, on or prior to the date which is 30 days after the date on which the Change of Control occurred. 7.4 Voluntary cancellation The Borrower may, if it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Facility. Upon any such cancellation the Total Commitments shall be reduced by the same amount and the relevant Commitments of the Lenders reduced pro rata. 7.5 Voluntary prepayment (a) The Borrower may, if it gives the Agent not less than three Business Days' prior written notice and subject to receipt by the Agent of any applicable early prepayment fee in accordance with clause 11.3 (Early prepayment fee), prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum

40 UK-#751511372-v3 amount of $5,000,000 and is a multiple of $5,000,000), on the last day of an Interest Period in respect of the amount to be prepaid. (b) The Borrower may, if it gives the Agent not less than ten Business Days' prior written notice (in each case identifying the relevant Ship Tranche) and subject to receipt by the Agent of any applicable early prepayment fee in accordance with clause 11.3 (Early prepayment fee), prepay the whole of a Ship Tranche, on the last day of an Interest Period in respect of the amount to be prepaid. In the event that the Borrower: (i) prepays the whole of a Ship Tranche; (ii) prepays such further part of the Loan so as to ensure that on the relevant prepayment date (aa) the Security Value is not less than the Minimum Value and (ab) the ratio of the Security Value to the Loan is the same or greater than immediately prior to such prepayment date; and (iii) pays any applicable early prepayment fee in accordance with clause 11.3 (Early prepayment fee), and provided that the Security Agent is satisfied that the relevant Ship Tranche and any other amounts outstanding in relation to it, under this clause 7.5 or under the Finance Documents have been irrevocably and unconditionally repaid in full, the Security Agent shall, at the request of the Borrower release: (iv) the Security Documents in relation to the relevant Ship and relevant Owner; and (v) the relevant Owner from its obligations and liabilities under the Finance Documents. 7.6 Right of replacement or cancellation and prepayment in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); (ii) any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13 (Increased Costs); or (iii) any Lender becomes a Defaulting Lender, the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues or whilst the relevant Lender continues to be a Defaulting Lender, give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Agent notice of its intention to replace that Lender in accordance with clause 7.6(d). (b) On receipt of a notice referred to in clause 7.6(a) above, the Available Commitments of that Lender shall immediately be reduced to zero and (unless the Available Commitments of the relevant Lender are replaced in accordance with clause 7.6(d)) the Total Commitments shall be reduced accordingly. The Agent shall as soon as practicable after receipt of a notice referred to in clause 7.6(a)(iii) above, notify all the Lenders.

41 UK-#751511372-v3 (c) On the last day of each Interest Period which ends after the Borrower has given notice under clause 7.6(a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan and that Lender’s corresponding Available Commitment shall be immediately cancelled in the amount of the participations repaid. (d) The Borrower may, in the circumstances set out in clause 7.6(a), on 15 Business Days' prior notice to the Agent and that Lender or in the circumstances set out in clause 7.1, on 15 Business Days' prior notice to the Agent and that Lender (subject to such period not extending beyond the earlier of the dates referred to in clause 7.1(c)), replace that Lender by requiring that Lender to assign (and, to the extent permitted by law, that Lender shall assign) pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights under this Agreement to a Lender or other bank, financial institution or fund selected by the Borrower which confirms its willingness to undertake and does undertake all the obligations of the assigning Lender in accordance with clause 31 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the assignment equal to the aggregate of: (i) the outstanding principal amount of such Lender's participation in the Loan; (ii) all accrued interest owing to such Lender; (iii) the Break Costs which would have been payable to such Lender pursuant to clause 10.4 (Break Costs) had the Borrower prepaid in full that Lender's participation in the Loan on the date of the assignment; and (iv) all other amounts payable to that Lender under the Finance Documents on the date of the assignment. (e) The replacement of a Lender pursuant to clause 7.6(d) shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under clause 7.6(d) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to assign its rights pursuant to clause 7.6(d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that assignment. (f) A Lender shall perform the checks described in clause 7.6(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in clause 7.6(d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 7.7 Sale or Total Loss

42 UK-#751511372-v3 (a) If a Ship becomes a Total Loss before its Ship Commitment has become available for borrowing under this Agreement, the Total Commitments shall immediately be reduced by the Ship Commitment for such Ship and such Ship Commitment shall be reduced to zero. (b) On a Mandatory Repayment Date in relation to any of the Ships or in relation to an Owner of any of the Ships: (i) that Ship’s Ship Commitment and Additional Ship Commitment shall be reduced to zero and the Total Commitments and the Available Facility will each be reduced by the amount of that Ship Commitment and Additional Ship Commitment; (ii) the Borrower shall prepay the relevant Ship Tranche and also prepay such further part of the Loan so as to ensure that on the relevant Mandatory Repayment Date (aa) the Security Value is not less than the Minimum Value and (ab) the ratio of the Security Value to the Loan is the same or greater than immediately prior to the Mandatory Repayment Date; and (iii) the Borrower shall pay any applicable early prepayment fee in accordance with clause 11.3 (Early prepayment fee), and in the case of the sale of all or part of an Owner, the Ship Commitment shall relate to the Ship which is owned by such Owner. 7.8 Early termination of Initial Ship C Charter (a) Except with approval and subject to paragraph (b), if: (i) the Initial Ship C Charter is terminated, repudiated, cancelled, frustrated or otherwise ceases to be in full force and effect for any reason whatsoever before its redelivery date as at the date of this Agreement (except as a result of Ship C becoming a Total Loss); or (ii) Ship C is withdrawn by the relevant Owner from service under the Initial Ship C Charter before the time that such Charter was scheduled to expire and is not returned to service within 45 days, the Borrower shall prepay the Ship Tranche relating to Ship C by an amount equal to the then remaining expected Net Earnings for that Ship from that Initial Ship C Charter no later than the date falling within 60 days of such termination, repudiation, cancellation, frustration, withdrawal or the date which the Initial Ship C Charter ceases to be in full force and effect (as the case may be), together with any applicable early prepayment fee in accordance with clause 11.3 (Early prepayment fee). For the purposes of this clause 7.8(a) “Net Earnings” means the remaining expected Earnings under the Initial C Charter up until the time such Charter was scheduled to expire less any operating expenses. (b) The Borrower shall not be required to prepay the amount required under paragraph (a) above if, as soon as possible and in any event within 45 days of such repudiation,

43 UK-#751511372-v3 cancellation, frustration, withdrawal or the date which the Initial Ship C Charter ceases to be in full force and effect, the following conditions are satisfied: (i) the relevant Owner has entered into an approved charter commitment in respect of Ship C on terms (including hire rate, duration and charterer) acceptable to all Lenders; and (ii) the relevant Owner has executed a Charter Assignment in favour of the Security Agent in respect of such approved Charter commitment and delivered such related documents of the nature described in Schedule 3 (Conditions precedent) as the Agent may require. 7.9 Automatic cancellation Any part of a Ship Commitment which has not become available by, or which is undrawn on, the Last Availability Date shall be automatically cancelled at close of business on the Last Availability Date for that Ship Commitment. 7.10 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) The Borrower may not reborrow any part of the Facility which is prepaid or repaid except in accordance with clause 5.4(g) (Pre-placement of an Advance). (d) The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) No amount of the Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate. (g) (i) Any prepayment required as a result of a cancellation in full of an individual Lender’s Commitment under clause 7.1 (Illegality) or clause 7.6 (Right of cancellation and prepayment in relation to a single Lender) shall be applied in prepaying the relevant Lender’s participation in the Loan. (ii) Any other prepayment shall be applied pro rata to each Lender’s participation in the Loan. (h) Any prepayment under this Agreement shall be made together with payment to any Hedging Provider, of any amount falling due to the relevant Hedging Provider under a

44 UK-#751511372-v3 Hedging Contract as a result of the termination or close out of that Hedging Contract or any Hedging Transaction under it in accordance with clause 28.3 (Unwinding of Hedging Contracts) in relation to that prepayment.

45 UK-#751511372-v3 Section 5 - Costs of Utilisation 8 Interest 8.1 Calculation of interest (a) The rate of interest on each Ship Tranche (or any relevant part of it for which there is a separate Interest Period) for any day during an Interest Period is the percentage rate per annum which is the aggregate of: (i) the applicable Margin; and (ii) the Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Ship Tranche is not an RFR Banking Day, the rate of interest on that Ship Tranche for that day will be the rate applicable to the immediately preceding RFR Banking Day. (c) Margin for the purposes of this Agreement means 2.25 per cent per annum unless the applicable Sustainability Performance Target is met, in which case the Margin shall be 2.20 per cent per annum. 8.2 Payment of interest Subject to clause 8.4 (Notifications), the Borrower shall pay accrued interest on each Ship Tranche (or any relevant part of it) on the last day of each Interest Period for that Ship Tranche (or the relevant part of it). 8.3 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2 per cent points per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4 Notifications (a) The Agent shall promptly upon an Interest Payment being determinable, notify: (i) the Borrower of that Interest Payment; (ii) each Lender of the proportion of that Interest Payment which relates to that Lender’s participation in each Ship Tranche (or any relevant part of it); and (iii) the Lenders and the Borrower of:

46 UK-#751511372-v3 (A) each applicable rate of interest relating to the determination of that Interest Payment; and (B) to the extent it is then determinable, the Market Disruption Rate (if any) relating to any Ship Tranche (or any relevant part of it). This paragraph (a) shall not apply to any Interest Payment determined pursuant to clause 10.3 (Cost of funds). (b) The Agent shall promptly notify the Borrower of each Funding Rate relating to each Ship Tranche (or any relevant part of it). (c) The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to any Ship Tranche (or any relevant part of it) to which clause 10.3 (Cost of funds) applies. (d) This clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. (e) Notwithstanding clause 8.2 (Payment of interest), if the Agent is unable for any reason to provide a notification as required in paragraph (a) above then the Borrower shall pay interest one Business Day following the Agent’s notification of the Interest Payment due. 8.5 Sustainability margin adjustment (a) Subject to the other provisions of this clause, the Margin for each Sustainability Linked Year of the Facility Period shall be determined in accordance with Schedule 11 (Sustainability targets) and shall apply from the relevant Margin Adjustment Date. (b) Unless otherwise defined in this Agreement, expressions used in this clause 8 shall have the meaning given to them in Schedule 11 (Sustainability targets). 9 Interest Periods 9.1 Interest Periods (a) The first Interest Period for a Ship Tranche stall start on the Utilisation Date for that Ship Tranche and end on the last day of the then current Interest Period for the balance of the Loan (save that for the first Ship Tranche to be borrowed, its Interest Period shall end on the date falling one Month after the relevant Utilisation Date). For the avoidance of doubt, in respect of each Advance relating to an Additional Ship Commitment, the first Interest Period shall start on the Utilisation Date for that Advance and end on the last day of the then current Interest Period for the balance of the Loan. (b) Each subsequent Interest Period for that Ship Tranche start on the last day of its preceding Interest Period and be one Month or such period of approximately one (1) Month as is necessary for any relevant Interest Period to end of a Repayment Date (subject to paragraph (c) below and clause 9.2 (Non-Business Days)) or such other period as agreed between the Borrower and the Lenders. (c) No Interest Period shall extend beyond the Final Repayment Date.

47 UK-#751511372-v3 9.2 Non-Business Days Any rules specified as Business Day Conventions in the Reference Rate Terms shall apply to each Interest Period for any Ship Tranche or Unpaid Sum. 10 Changes to the calculation of interest 10.1 Interest calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for any Ship Tranche (or any relevant part of it); and (b) “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms, then clause 10.3 (Cost of funds) shall apply to that Ship Tranche (or any relevant part of it) for that Interest Period. 10.2 Market disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms; and (b) before the Reporting Time the Agent receives notifications from a Lender or Lenders (whose participations in any Ship Tranche (or any relevant part of it) exceed 50 per cent. of that Ship Tranche (or any relevant part of it)) that its cost of funds relating to its participation in that Ship Tranche (or any relevant part of it) would be in excess of that Market Disruption Rate, then clause 10.3 (Cost of funds) shall apply to that Ship Tranche (or any relevant part of it) for the relevant Interest Period. 10.3 Cost of funds (a) If this clause 10.3 applies to a Ship Tranche (or any relevant part of it) for an Interest Period, clause 8.1 (Calculation of interest) shall not apply to that Ship Tranche or relevant part of it for that Interest Period and the rate of interest on each Lender's share of that Ship Tranche (or relevant part of it) for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the relevant Ship Tranche or relevant part of it. (b) If this clause 10.3 applies and the Agent or the Borrower so require, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

48 UK-#751511372-v3 (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If this clause 10.3 applies pursuant to clause 10.2 (Market disruption) and: (i) a Lender's Funding Rate is less than the Market Disruption Rate; or (ii) a Lender does not notify a rate to the Agent by the Reporting Time, that Lender’s cost of funds relating to its participation in the relevant Ship Tranche (or relevant part of it) for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. (e) Subject to paragraph (d) above, if this clause 10.3 applies but any Lender does not supply a quotation by the Reporting Time, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders. (f) If this clause 10.3 applies, the Agent shall, as soon as is practicable, notify the Borrower. 10.4 Break Costs (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of any Ship Tranche (or any relevant part of it) or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for that Ship Tranche (or relevant part of it) or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 11 Fees 11.1 Commitment commission (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in dollars computed at the rate of 40 per cent of the Margin per annum on that Lender’s Available Commitment calculated on a daily basis from 20 January 2022 (the Start Date) until the End Date. (b) The Borrower shall pay the accrued commitment commission on the last day of each fiscal quarter and on and until the date which is the earlier of (i) the date the Facility is fully drawn and (ii) the Last Availability Date (such date, for the purpose of this Clause, the End Date). 11.2 Fees The Borrower shall pay any fees set out in any Fee Letter in the amount and at the times agreed in any applicable Fee Letter.

49 UK-#751511372-v3 11.3 Early prepayment fee In relation to any prepayment in accordance with this Agreement which is the third or more prepayment in a twelve month period other than a prepayment: (a) required by clause 7.1 (Illegality); (b) required by clause 7.6 (Right of replacement or cancellation and prepayment in relation to a single Lender); (c) required by clause 7.7 (Sale or Total Loss) but only to the extent relating to the Total Loss of a Ship; or (d) required by clause 25.13 (Security shortfall), the Borrower shall pay to the Agent (for the Agent’s own account) a fee of $5,000.

50 UK-#751511372-v3 Section 6 - Additional Payment Obligations 12 Tax gross-up and indemnities 12.1 Definitions (a) In this Agreement: Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Tax Credit means a credit against, relief or remission for, or repayment of any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract), other than a FATCA Deduction. Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity). Unless a contrary indication appears, in this clause 12.2 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

51 UK-#751511372-v3 (f) This clause 12.2 shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the relevant Hedging Master Agreement itself shall apply. 12.3 Tax indemnity (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Clause 12.3(a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under clause 12.2 (Tax gross- up); (B) is compensated for by an increased payment under clause 12.5 (Indemnities on after Tax basis); or (C) relates to a FATCA Deduction required to be made by a Party or any Obligor which is not a Party. (c) A Protected Party making, or intending to make a claim under clause 12.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent. 12.4 Tax Credit (a) If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (i) a Tax Credit is attributable (A) to an increased payment of which that Tax Payment forms part, (B) to that Tax Payment or (C) to a Tax Deduction in consequence of which that Tax Payment was required; and (ii) that Finance Party has obtained and utilised that Tax Credit,

52 UK-#751511372-v3 the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Indemnities on after Tax basis (a) If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrower shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum. (b) For the purposes of this clause 12.5 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party's profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax. 12.6 FATCA Information (a) Subject to clause 12.6(c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as the other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to clause 12.6(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause 12.6(a) above shall not oblige any Finance Party to do anything and clause 12.6(a)(iii) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality.

53 UK-#751511372-v3 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 12.6(a) above (including, for the avoidance of doubt, where clause 12.6(c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments made under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 12.7 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties. 12.8 Stamp taxes (a) The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. (b) Unless an Event of Default has occurred and is continuing, paragraph (a) above shall not apply in respect of any stamp duty, registration or other similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Finance Party of any of its rights and/or obligations under a Finance Document. 12.9 Value added tax (a) All amounts expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 12.9(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient

54 UK-#751511372-v3 must (where this paragraph (a) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment of in respect of such VAT from the relevant tax authority. (d) Any reference in this clause 12.9 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994). (e) In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 13 Increased Costs 13.1 Increased Costs (a) Subject to clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which: (i) arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or (ii) is a Basel III Increased Cost; and/or (iii) is a Reformed Basel III Increased Cost. (b) In this Agreement Increased Costs means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document,

55 UK-#751511372-v3 which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document. 13.2 Increased Cost claims (a) A Finance Party intending to make a claim pursuant to clause 13 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting forth the basis of the computation of such amount but not including any matters which such Lender or its Holding Company regards as confidential. If the Borrower requests information regarding the amount of any Increased Costs demanded under paragraph (a) above, the relevant Finance Party invoking this clause 13 (Increased Costs) shall act reasonably in considering what information (not including any matters which such Finance Party or its holding company regards as confidential) it may be able to provide to the Borrower, which information the Agent shall promptly send to the Borrower once received from such Finance Party. 13.3 Exceptions (a) Clause 13 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) compensated for by clause 12.5 (Indemnities on after Tax basis) or clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3(b) applied); (iii) attributable to a FATCA Deduction required to be made by a Party; or (iv) a Basel II Increased Cost or is attributable to the implementation or application or compliance with any other law or regulation which implements the Basel II Accord (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions). 14 Other indemnities 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

56 UK-#751511372-v3 (i) making or filing a claim or proof against that Obligor; and/or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, within three Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities (a) The Borrower shall (or shall procure that another Obligor will), within three Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses properly incurred by that Finance Party or any of its Affiliates as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 35 (Sharing among the Finance Parties); (iii) any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by any Finance Party whether in respect of investigating or making an enquiry or otherwise as a result of conduct of any Obligor or Affiliates of the Obligors or any of their directors, officers or employees that violates any Sanctions Laws if such loss or liability or cost and expense would not have been, or been capable of being, made or asserted against the relevant Finance Party if it had not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Finance Documents and any reasonable counsel fees and disbursements incurred by any Finance Party as a result of a Finance Party investigating or making any enquiry relating to a possible or alleged violation of any Sanctions Laws by an Obligor or any of their directors, officers or employees where it is reasonable for a Finance Party to investigate or make enquires in relation to any such possible or alleged violation and the Borrower has either requested that a Finance Party undertakes such investigation or makes such enquiries or has approved any such investigation or enquiries (such approval not to be unreasonably withheld or delayed); (iv) funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

57 UK-#751511372-v3 (v) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. 14.3 Indemnity to the Agent and the Security Agent (a) The Borrower shall promptly indemnify the Agent and the Security Agent against: (i) any and all Losses properly incurred by the Agent or the Security Agent (acting reasonably) as a result of: (A) investigating any event which it reasonably believes is a Default; (B) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (C) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or (D) any action taken by the Agent or the Security Agent or any of its or their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor's or any other party’s obligations under the Finance Documents, and (ii) any cost, loss or liability (including, without limitation, in respect of liability for negligence or any other category of liability whatsoever) properly incurred by the Agent or the Security Agent (otherwise than by reason of the Agent's or the Security Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 36.10 (Disruption to payment systems etc.) notwithstanding the Agent's or the Security Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent or the Security Agent under the Finance Documents. 14.4 Indemnity concerning security (a) The Borrower shall (or shall procure that another Obligor will) promptly indemnify, on an after-Tax basis, each Indemnified Person against any and all Losses properly incurred by it in connection with: (i) any failure by the Borrower to comply with its obligations under clause 16 (Costs and expenses) or any corresponding provisions in any other Finance Document; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the taking, holding, protection or enforcement of the Security Documents; (iv) the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party and each Receiver by the Finance Documents or by law; (v) any breach by an Obligor or any other party of the Finance Documents;

58 UK-#751511372-v3 (vi) any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person); or (vii) (in the case of the Security Agent and/or any other Finance Party and any Receiver) acting as Security Agent and/or as holder of any of the Security Interests under the Security Documents or Receiver under the Finance Documents or which otherwise relates to the Charged Property. (b) The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself, on an after-Tax basis, out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to it. 14.5 Continuation of indemnities The indemnities by the Borrower in favour of the Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or the Borrower of the terms of this Agreement, the repayment or prepayment of the Loan, the cancellation of the Total Commitments or the repudiation by any Finance Party or the Borrower of this Agreement. 14.6 Third Parties Act Each Indemnified Person may rely on the terms of clause 14.4 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.7 (Interest) insofar as it relates to interest on, or the calculation of, any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act. 14.7 Interest Moneys becoming due by the Borrower to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrower to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest). 14.8 Exclusion of liability No Indemnified Person will be in any way liable or responsible to any Obligor or other person (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct. Any Indemnified Person may rely on this clause 14.8 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act. 15 Mitigation by the Lenders 15.1 Mitigation

59 UK-#751511372-v3 (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs) including (but not limited to) assigning its rights or transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Clause 15.1(a) does not in any way limit the obligations of any Obligor or any other person under the Finance Documents. 15.2 Limitation of liability (a) The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16 Costs and expenses 16.1 Transaction expenses (a) The Borrower shall promptly within five Business Days of demand pay the Agent, the Mandated Lead Arrangers, the Hedging Providers and the Security Agent the amount of all costs and expenses (including fees, costs and expenses of legal advisers (subject to fee quotes being pre-approved by the Borrower), insurance and other consultants and advisers) reasonably incurred and documented by any of them (and by any Receiver) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of: (i) this Agreement, the Hedging Master Agreements and any other documents referred to in this Agreement and the Original Security Documents; (ii) any other Finance Documents executed or proposed to be executed after the date of this Agreement including any executed to provide additional security under clause 25 (Minimum security value); or (iii) any Security Interest expressed or intended to be granted by a Finance Document. 16.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required pursuant to clause 42.5 (Changes to reference rates), the Borrower shall, within five Business Days of demand by the Agent, reimburse the Agent for the amount of all costs and expenses (including fees, costs and expenses of legal advisers (subject to fee quotes being pre-approved by the Borrower) and insurance and other consultants and advisers) reasonably incurred and documented by the Agent and the Security Agent (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or

60 UK-#751511372-v3 requirement and, in the case of clause 42.5 (Changes to reference rates), the drafting, negotiation and execution of any Compounding Methodology Supplement or Reference Rate Supplement. 16.3 Enforcement, preservation and other costs The Borrower shall, on demand by a Finance Party, pay to each Finance Party the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants, brokers, surveyors and advisers) incurred by that Finance Party in connection with; (a) the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings initiated by or against any Indemnified Person and as a consequence of holding the Charged Property or enforcing those rights and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights; (b) any valuation carried out under clause 25 (Minimum security value); or (c) any inspection carried out under clause 23.9 (Inspection and notice of dry-dockings) or any survey carried out under clause 23.17 (Survey report).

61 UK-#751511372-v3 Section 7 - Guarantee 17 Guarantee and indemnity 17.1 Guarantee and indemnity Subject to the proviso hereto, each Owner irrevocably and unconditionally jointly and severally: (a) guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor's obligations under the Finance Documents; (b) undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Finance Document on the date when it would have been due. The amount payable by each Owner under this indemnity will not exceed the amount it would have had to pay under this clause 17.1 if the amount claimed had been recoverable on the basis of a guarantee, provided that each Owner shall only become liable under this clause 17 (Guarantee and indemnity) on and with effect from the date upon which the shares in such Owner shall be acquired by the Borrower pursuant to the Purchase Contract. 17.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 17.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any other person or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Owner under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 17.4 Waiver of defences The obligations of each Owner under this clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 including (without limitation): (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

62 UK-#751511372-v3 (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.5 Guarantor Intent Without prejudice to the generality of clause 17.4 (Waiver of defences), each Owner expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents. 17.6 Immediate recourse Each Owner waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from each Owner under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Owner shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Owner or on account of any Owner's liability under this clause 17. 17.8 Deferral of Owner’s rights

63 UK-#751511372-v3 (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Owner will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17: (i) to be indemnified by another Obligor; (ii) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Owner has given a guarantee, undertaking or indemnity under this clause 17 (Guarantee and indemnity); (v) to exercise any right of set-off against any other Obligor; and/or (vi) to claim or prove as a creditor of any other Obligor in competition with any Finance Party. (b) If an Owner receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 36 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full. 17.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 17.10 Reservation of rights No failure or delay on the part of the Agent to exercise any power, right or remedy under this guarantee shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this guarantee are cumulative and are not exclusive of any remedies provided by law. 17.11 Assignment The Owners shall maintain this guarantee regardless of any assignment, novation or any other transfer of any of the Obligors’ or any other person’s obligations under the Finance Documents or any rights arising for the Security Agent (as trustee for the Finance Parties) under the Finance Documents.

64 UK-#751511372-v3 Section 8 - Representations, Undertakings and Events of Default 18 Representations 18.1 The Borrower and each Owner makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.37 (Times when representations are made). 18.2 Status (a) Each Obligor is a limited liability company or corporation, duly incorporated and validly existing under the law of its Original Jurisdiction in good standing. (b) Each Obligor and each other Group Member has power and authority to carry on its business as it is now being conducted and to own its property and other assets. 18.3 Binding obligations Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Finance Document and any Charter Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective. 18.4 Power and authority (a) Each Obligor has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Finance Document and any Charter Document to which it is, or is to be, a party and each of the transactions contemplated by those documents. (b) No limitation on any Obligor's powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Finance Document and any Charter Document to which such Obligor is, or is to be, a party. 18.5 Non-conflict (a) The entry into and performance by each Obligor of, and the transactions contemplated by the Finance Documents and the Charter Documents and the granting of the Security Interests purported to be created by the Security Documents do not and will not conflict with: (i) any law or regulation applicable to any Obligor; (ii) the Constitutional Documents of any Obligor; or (iii) any agreement or other instrument binding upon any Obligor or any other Group Member or its or any other Group Member's assets, or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on any Group Member's assets, rights or revenues.

65 UK-#751511372-v3 18.6 Validity and admissibility in evidence (a) All authorisations required or desirable: (i) to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Finance Document and any Charter Document to which it is a party; (ii) to make each Finance Document and any Charter Document to which it is a party admissible in evidence in its Relevant Jurisdiction; and (iii) to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them, have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 18.13 (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period. (b) All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor and each other Group Member have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect. 18.7 Governing law and enforcement (a) Subject to the Legal Reservations, the choice of English law or any other applicable law as the governing law of any Finance Document and any Charter Document will be recognised and enforced in each Obligor's Relevant Jurisdictions. (b) Subject to the Legal Reservations, any judgment obtained in England in relation to an Obligor will be recognised and enforced in each Obligor's Relevant Jurisdictions. 18.8 Information (a) Any Information is true and accurate in all material respects at the time it was given or made. (b) There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect. (c) The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect. (d) All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made. (e) For the purposes of this clause 18.8, Information means: any information provided by any Obligor or any other Group Member to any of the Finance Parties in connection with the Finance Documents and any Charter Document or the transactions referred to in them. 18.9 Original Financial Statements

66 UK-#751511372-v3 (a) The Original Financial Statements were prepared in accordance with GAAP consistently applied. (b) There has been no material adverse change in its assets, business or financial condition of any Obligor since the date of the Original Financial Statements. 18.10 Pari passu ranking Each Obligor's payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally. 18.11 Ranking and effectiveness of security Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any Legal Opinion delivered to the Agent under clause 4.1 (Initial conditions precedent), the security created by the Security Documents has (or will have when the Security Documents have been executed) the priority which it is expressed to have in the Security Documents, the Charged Property is not subject to any Security Interest other than Permitted Security Interests and such security will constitute perfected security on the assets described in the Security Documents. 18.12 No insolvency No corporate action, legal proceeding or other procedure or step described in clause 29.11 (Insolvency proceedings) or creditors' process described in clause 29.12 (Creditors' process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member and none of the circumstances described in clause 29.10 (Insolvency) applies to any Group Member. 18.13 No filing or stamp taxes Other than in respect of each Mortgage and each Share Security, under the laws of each Obligor's Relevant Jurisdictions it is not necessary or advisable that any Finance Document or any Charter Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Finance Document and any Charter Document or the transactions contemplated by the Finance Documents and any Charter Document except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document. 18.14 Tax (a) No Obligor is required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party. (b) Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation of the Facility, the execution or delivery or performance by any Party of the Finance Documents will not result in any Finance Party: (i) having any liability in respect of Tax in any Flag State; or

67 UK-#751511372-v3 (ii) having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor. 18.15 Centre of main interests and establishments For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulations), the Borrower’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and does not have any “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 18.16 No Default (a) No Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document or any Charter Document. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any other Group Member or to which any Obligor's (or any other Group Member's) assets are subject which might have a Material Adverse Effect. 18.17 No proceedings (a) No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of any Obligor's knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any other Group Member. (b) No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of any Obligor's knowledge and belief (having made due and careful enquiry)) been made against any Obligor or any other Group Member. 18.18 No breach of laws (a) No Obligor or other Group Member has breached any law or regulation which breach might have a Material Adverse Effect. (b) No labour dispute is current or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), threatened against any Obligor or other Group Member which may have a Material Adverse Effect. 18.19 Environmental matters (a) No Environmental Law applicable to any Fleet Vessel and/or any Obligor or other Group Member has been violated in a manner or circumstances which might have, a Material Adverse Effect. (b) All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

68 UK-#751511372-v3 (c) No Environmental Claim has been made or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), is threatened or pending against any Group Member or any Fleet Vessel where that claim might have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim. 18.20 Tax compliance (a) No Obligor or other Group Member is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or other Group Member with respect to Taxes such that a liability of, or claim against, any Obligor or other Group Member is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect, except as separately disclosed in writing and agreed by the Agent (acting on the instructions of the Lenders). (c) The Borrower is resident for Tax purposes only in its Original Jurisdiction. 18.21 Anti-corruption law Each Group Member has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 18.22 Security and Financial Indebtedness (a) No Security Interest exists over all or any of the present or future assets of any Owner in breach of this Agreement. (b) No Owner has any Financial Indebtedness outstanding in breach of this Agreement. 18.23 Legal and beneficial ownership Each Obligor is or, on the date the Security Documents to which it is a party are entered into, will be, the sole legal and beneficial owner of the respective assets over which it purports to grant a Security Interest under the Security Documents, to which it is a party. 18.24 Shares The shares of each Owner are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of each Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Owner (including any option or right of pre-emption or conversion). 18.25 Accounting Reference Date The financial year-end of each Obligor and other Group Member is the Accounting Reference Date. 18.26 No adverse consequences

69 UK-#751511372-v3 (a) Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation of the Facility, it is not necessary under the laws of the Relevant Jurisdictions of any Obligor: (i) in order to enable any Finance Party to enforce its rights under any Finance Document to which it is, or is to be, a party; or (ii) by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions. (b) Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation of the Facility, no Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document. 18.27 Copies of documents The copies of the Charter Documents and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those documents which would materially affect the transactions or arrangements contemplated by them or modify or release the obligations of any party under them. 18.28 No breach of Initial Ship C Charter Neither the Owner of Ship C nor (so far as that Owner is aware) any other person is in breach of any material provisions of the Charter Documents relating to Initial Ship C Charter to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it. 18.29 No immunity No Obligor or any of its assets is immune to any legal action or proceeding. 18.30 Ship status Each Ship will on the first day of the relevant Mortgage Period be: (a) registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State; (b) operationally seaworthy and in every way fit for service; (c) classed with the relevant Classification with the highest class free of all overdue requirements and recommendations or adverse notations of the relevant Classification Society; and (d) insured in the manner required by the Finance Documents. 18.31 Ships’ employment

70 UK-#751511372-v3 Each Ship shall on the first day of the relevant Mortgage Period: (a) in the case of Ship C, have been delivered, and accepted for service, under the Initial Ship C Charter; and (b) be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents. 18.32 Address commission There are no rebates, commissions or other payments in connection with the Initial Ship C Charter other than those referred to in it. 18.33 Sanctions (a) Each Relevant Party and its respective directors, officers and employees and, so far as each Relevant Party is aware, any of its agents or representatives is and, for the period of twelve months prior to the date of this Agreement, was in compliance with all Sanctions Laws which are applicable to such Relevant Party. (b) No Relevant Party, nor any of its Subsidiaries, nor their respective directors, officers or employees of any Relevant Party or any of its Subsidiaries or, so far as each Relevant Party is aware, their agents or representatives is and, for the period of twelve months prior to the date of this Agreement, was: (i) a Restricted Party, or involved in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Restricted Party; (ii) subject to or involved in any inquiry, claim, action, suit, proceeding or investigation by any Sanctions Authority against it with respect to Sanctions Laws; (iii) engaging or has engaged in any transaction that breaches or attempts to breach, directly or indirectly, any Sanctions Laws; or (iv) engaged or is engaging, directly or indirectly, in any trade, business or other activities which is in breach of any Sanctions Laws. 18.34 No money laundering In relation to the borrowing by the Borrower of the Loan, the performance and discharge of the Obligors' obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement and the Finance Documents, the Obligors are acting for their own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat money laundering (as defined in Article 1 of the Directive (2005/60/EC) of the European Parliament and of the Council). 18.35 No corrupt practices (a) The Loan is not used by any Obligor for and no Obligor is engaged in: (i) Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works

71 UK-#751511372-v3 relating to its functions and each Obligor has instituted and maintains policies and procedures designed to prevent violation of any laws, regulations and rules which prohibit any such Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices; (ii) the Financing of Terrorism. (b) For the purposes of this clause 18.35, the following definitions shall apply: Collusive Practice means an arrangement between two or more parties without the knowledge, but designed to improperly influence the actions, of another party. Corrupt Practice means the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to improperly influence the actions of another party or any other activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction. Coercive Practice means impairing or harming or threatening to impair or harm, directly or indirectly, any party or its property or to improperly influence the actions of that party. Financing of Terrorism means the act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts. Fraudulent Practice means any action, including misrepresentation, to obtain a financial or other benefit or avoid an obligation, by deception. 18.36 Financing of vessels owned by Group Members No Group Member has entered into any financing arrangement in relation to any vessel owned by any Group Member which contains dividend and distribution provisions which are more restrictive than the provisions contained in clause 27.13 (Distributions and other payments). 18.37 Times when representations are made (a) Subject to paragraph (e) below, all of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made on the dates of: (i) this Agreement; (ii) the first Utilisation Request; and (iii) the first Utilisation. (b) The Repeating Representations are deemed to be made on the dates of each subsequent Utilisation Request and Utilisation Date, the date of issuance of each Compliance Certificate and the first day of each Interest Period. (c) All of the Ship Representations are deemed to be made on the first day of the Mortgage Period for the relevant Ship. (d) Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances then existing at the date the representation or warranty is deemed to be made.

72 UK-#751511372-v3 (e) Each Owner only gives any representation and warranty on and with effect from the date upon which the shares in such Owner are acquired by the Borrower pursuant to the Purchase Contract. 19 Information undertakings 19.1 The Borrower undertakes that this clause 19 will be complied with throughout the Facility Period. 19.2 Financial statements (a) The Borrower shall supply to the Agent as soon as the same become available, but in any event within 120 days after the end of each financial year: (i) the audited consolidated financial statements of the Borrower for that financial year; and (ii) the unaudited management accounts of each Owner for that financial year. (b) The Borrower shall supply to the Agent as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each financial year: (i) the unaudited consolidated financial statements of the Borrower for that financial quarter; and (ii) the management accounts of each Owner for that financial quarter. (c) The Borrower shall supply to the Agent as soon as they become available, but in any event prior to the beginning of each financial year of the Group, the three year budget and cash flow projections of the Group. 19.3 Provision and contents of Compliance Certificate (a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 20 (Financial covenants) and clause 25.13 (Security shortfall). (b) Each Compliance Certificate shall be signed by the chief financial officer of the Borrower or, in his or her absence, by two directors of the Borrower. 19.4 Requirements as to financial statements (a) Each set of financial statements delivered pursuant to clause 19.2 (Financial statements) shall: (i) be prepared in accordance with GAAP; (ii) give a true and fair view of (in the case of Annual Financial Statements for any financial year), or fairly represent (in other cases), the financial condition and operations of the Group or (as the case may be) the relevant Obligor as at the date as at which those financial statements were drawn up; (iii) include a profit and loss account, a balance sheet and, in all cases other than in respect of the Borrower, a cashflow statement;

73 UK-#751511372-v3 (iv) in the case of the annual financial statements provided pursuant to clause 19.2(a)(i) (Financial Statements), be audited by the Auditors; and (v) in the case of annual audited financial statements, not be the subject of any qualification in the Auditors' opinion. (b) The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.2 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrower notifies the Agent that there has been a change in GAAP or the accounting practices and the Auditors deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements. (c) Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.5 Year-end The Borrower shall procure that each financial year-end of each Obligor and each Group Member falls on the Accounting Reference Date. 19.6 Information: miscellaneous The Borrower shall deliver to the Agent: (a) at the same time as they are dispatched, copies of all financial statements, financial forecasts, proxy statements and other material communications and documents dispatched by the Borrower or any other Obligor to its shareholders or creditors generally (or any class of them); (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $10,000,000 (or its equivalent in other currencies); (c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Group Member and which is reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $10,000,000 (or its equivalent in other currencies);

74 UK-#751511372-v3 (d) promptly upon becoming aware of them, the details of any change of law or regulation which is likely to have a Material Adverse Effect; (e) promptly, such information as the Agent may reasonably require about the Charged Property and compliance of the Obligors or any other person with the terms of any Security Documents; (f) promptly on request, such information as any Finance Party through the Agent may request in connection with investigations of compliance with or breaches of provisions of the Finance Documents relating to Sanctions; and (g) promptly on request, such further information regarding the financial condition, business, assets and operations of the Group and/or any Group Member and/or any Obligor as any Finance Party through the Agent may reasonably request provided that the provision of such further information would not breach any obligation of confidentiality. 19.7 Information: Sanctions The Borrower shall procure that each Relevant Party shall supply to the Agent: (a) promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against it or any of its respective directors, officers or employees, as well as information on what steps are being taken with regards to answer or oppose such; (b) promptly upon becoming aware of them, notice of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against any of its agents or representatives; (c) promptly upon becoming aware, notice that it or any of its directors, officers, employees, agents or representatives has become or will become a Restricted Party; and (d) promptly upon becoming aware, notice that it has identified (i) that any representation made or deemed to be made in clause 18.33 (Sanctions) is or proves to be incorrect or misleading or (ii) any non-compliance with clause 21.2 (Use of proceeds) or clause 21.5 (Sanctions). 19.8 Information: US waters The Borrower shall provide the Agent with at least ten days prior written notice of any Ship entering US Waters together with a confirmation as to how long the relevant Ship will remain in US Waters. 19.9 Notification of Default The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). 19.10 Sufficient copies The Borrower, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders and the Hedging Providers.

75 UK-#751511372-v3 19.11 Direct electronic delivery by Company The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 38.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery. 19.12 "Know your customer" checks (a) If: (i) any law or regulation; (ii) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (iii) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or (iv) a proposed assignment by a Lender or a Hedging Provider of any of its rights under this Agreement or any Hedging Contract to a party that is not already a Lender or a Hedging Provider prior to such assignment, obliges the Agent, the relevant Hedging Provider or any Lender (or, in the case of paragraph (c) above, any prospective new Lender or Hedging Provider) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender or any Hedging Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or any Hedging Provider) or any Lender or any Hedging Provider (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender or Hedging Provider) in order for the Agent, such Lender or any Hedging Provider or, in the case of the event described in paragraph (c) above, any prospective new Lender or Hedging Provider to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Finance Party shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

76 UK-#751511372-v3 20 Financial covenants The Borrower undertakes that this clause 20 will be complied with throughout the Facility Period, as tested on a quarterly basis in accordance with clause 20.3 (Financial testing). 20.1 Financial definitions In this clause 20, clause 7.8 (Early termination of Initial Ship C Charter), clause 27.13 (Distributions and other payments) and in clause 1.1 (Definitions): Cash means cash in hand. Cash Equivalents means: (a) deposits with first class international banks the maturity of which does not exceed 12 months; (b) bonds, certificates of deposit and other money market instruments or securities issued or guaranteed by the Norwegian or United States Governments; and (c) any other instrument approved by the Agent, with the authorisation of the Majority Lenders. Current Assets means, as at any date of determination, all of the short-term assets of the Group determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Group and calculated on the same basis as was applied in the Latest Accounts but using the information current as at the relevant date of determination. Current Liabilities means, as at any date of determination, all of the short term liabilities of the Group (less the current portion of long-term debt, the current portion of long-term capital lease obligations and mark to market swap valuations (but only to the extent they relate to financial instruments associated with hedging of foreign currency, commodity prices and interest rates and for the avoidance of doubt, inclusive of non-cash valuations of any of the foregoing) and excluding in all respects the Leasing Loans, except for adding back the current portion of contractual sale and leaseback loans between the Group and lessors which is eliminated for Group consolidation purposes (but not including the final sale and leaseback loan repayment amounts due on maturity), determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Group and calculated on the same basis as was applied in the Latest Accounts but using the information current as at the relevant date of determination. Free Liquid Assets means the aggregate value of Cash or Cash Equivalents freely available for use by the Group for any lawful purpose without restriction (other than any restriction arising exclusively from any covenant to maintain a minimum level of free Cash or Cash Equivalents similar to that in clause 20.2(a) and provided that (i) any undrawn amounts under the GLNG Shareholder Loan are excluded and (ii) amounts maintained in the Earnings Accounts of the Owners pursuant to clause 26.2(e) (Earnings Accounts) are included) notwithstanding any Security Interest, right of set-off or agreement with any other party, where: (a) the value of Cash Equivalents shall be deemed to be their quoted price, as at any date of determination, on any recognised exchange (being an exchange recognised and approved by the Agent) on which the same are listed or any dealing facility through which the same are generally traded; and

77 UK-#751511372-v3 (b) any Cash or Cash Equivalents denominated in a currency other than dollars shall be deemed to have a value in dollars equal to the dollar equivalent thereof at the rate of exchange published daily by the Agent as at any date of determination. Leasing Loans means, in relation to any sale and leaseback transaction from time to time entered into by any Group Member, any short term funding or loans incurred by the special purpose entity acting as lessor (wholly owned by the relevant leasing group) in such sale and leaseback transaction which that Group Member is required to include in its balance sheet pursuant to the “Variable Interest Entity” account convention in GAAP. Latest Accounts means the most recent consolidated financial statements of the Borrower. Total Indebtedness means the aggregate debt and lease obligations (as such terms are defined in GAAP and presented in the consolidated balance sheet for the Group from time to time) as demonstrated by the then most recent financial statements of the Group delivered pursuant to clause 19 (Information undertakings) including negative mark-to-market valuations of any Treasury Transactions (after reducing those negative mark-to-market valuations by netting them with any positive mark-to-market valuations of any Treasury Transactions entered into with the same derivative counterparty) and any transactions which might have the effect of commercial borrowing under GAAP. Total Liabilities means, as at any date of determination, all of the liabilities of the Group determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Group and calculated on the same basis as was applied in the Latest Accounts but using the information current as at the relevant date of determination. Value Adjusted Assets means the total market value of the Group’s total assets, which shall be the aggregate of: (a) the fair market value of all vessels owned, leased or otherwise controlled by means of equity (on a consolidated basis) by the Group, determined based on the average of the latest valuations (i) in respect of the Ships, carried out under clause 25 (Minimum security value) and (ii) in respect of any other vessels, provided by the Borrower upon the same conditions and requirements of clause 25 (Minimum security value); and (b) the book value or fair market value of all other tangible and intangible assets, determined in accordance with GAAP, consistently applied. Value Adjusted Equity means the aggregate amount of the Group’s Value Adjusted Assets less Total Liabilities. Value Adjusted Equity Ratio means the ratio of the Group's Value Adjusted Equity to its Value Adjusted Assets, in each case on a consolidated basis. Working Capital Ratio means the ratio between Current Assets, as numerator, and Current Liabilities as denominator. 20.2 Financial condition The Borrower shall ensure that: (a) Free Liquid Assets: the aggregate value of the Free Liquid Assets of the Group (excluding any undrawn amounts under the GLNG Shareholder Loan) shall be:

78 UK-#751511372-v3 (i) at all times up to and including 29 June 2022, not less than the higher of: (A) $25,000,000; and (B) an amount equal to three per cent. of Total Indebtedness on a consolidated basis; (ii) at all times after and including 30 June 2022 up to and including 29 September 2022, not less than the higher of: (A) $25,000,000; and (B) an amount equal to five per cent. of Total Indebtedness on a consolidated basis; and (iii) at all times after and including 30 September 2022, not less than the higher of: (A) $25,000,000; and (B) an amount equal to six per cent. of Total Indebtedness on a consolidated basis. (b) Working Capital Ratio: at all times the Working Capital Ratio shall be greater than 1.0x; (c) Value Adjusted Equity: at all times the Value Adjusted Equity shall be not less than $250,000,000; and (d) Value Adjusted Equity Ratio: at all times the Value Adjusted Equity Ratio shall be not less than 30%. 20.3 Financial testing The financial covenants set out in clause 20.2 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements delivered pursuant to clause 19.2 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 19.3 (Provision and contents of Compliance Certificate). 21 General undertakings 21.1 The Borrower and (with effect from the date upon which the shares in such Owner are acquired by the Borrower pursuant to the Purchase Contract) each Owner undertakes that this clause 21 will be complied with by and in respect of each Obligor and each other Group Member throughout the Facility Period. 21.2 Use of proceeds (a) The proceeds of any Utilisation will be used exclusively for the purposes specified in clause 3 (Purpose). (b) No Obligor shall (and each Obligor shall procure that none of its Subsidiaries will) request any Utilisation and, directly or knowingly indirectly, use the proceeds of the Loan (directly or indirectly) or lend, contribute or otherwise make available the proceeds of the Loan to any Subsidiary or other person or entity (whether or not related to any Group Member):

79 UK-#751511372-v3 (i) in breach of Sanctions Laws; (ii) for the purpose of financing or facilitating any trade, business or other activities involving a Restricted Party; (iii) in any country or territory which is or whose government is the subject or target of Sanctions Laws; or (iv) in any manner or for a purpose prohibited by Sanctions Laws or that could reasonably be expected to result in any Relevant Party or a Finance Party being in breach of any Sanctions Laws or becoming a Restricted Party. 21.3 Authorisations (a) Each Obligor will promptly: (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and (ii) supply certified copies to the Agent of, any authorisation required under any law or regulation of a Relevant Jurisdiction to: (A) enable it to perform its obligations under the Finance Documents and the Charter Documents; (B) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or any Charter Document; and (C) carry on its business where failure to do so has, or is reasonably likely to have, a Material Adverse Effect. 21.4 Compliance with laws (a) Each Obligor and each other Group Member will, comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject. (b) The Borrower shall procure that each of the Relevant Parties shall: (i) comply with all laws or regulations: (A) applicable to its business; and (B) applicable to each Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Flag State and all Sanctions Laws; (ii) obtain, comply with and do all that is necessary to maintain in full force and effect any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to each Ship or its operation required under any Environmental Law; and

80 UK-#751511372-v3 (iii) without limiting clause 21.4(b) above, not employ a Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws. 21.5 Sanctions (a) Each Relevant Party shall, and shall procure that each of their respective officers, directors, employees and each other member of the Group will, comply with Sanctions Laws. (b) The Borrower and, if applicable, each of its Subsidiaries shall maintain in effect policies and procedures designed to ensure compliance by it, and shall procure that each Relevant Party maintains in effect policies and procedures designed to ensure compliance by such Relevant Party and the directors, officers and employees of it and of each Relevant Party, with all Sanctions Laws which are applicable to it and each Relevant Party and the requirements of clause 21.2 (Use of Proceeds) and this clause 21.5 and to ensure that each Relevant Party and the directors, officers and employees of each Relevant Party do not engage in any activity that could reasonably be expected to result in any such person being designated as a Restricted Party. Upon request, the Borrower shall provide the Agent with full details of such policies and procedures. (c) No Relevant Party shall use any revenue or benefit derived from any activity or dealing with a Restricted Party in discharging any obligation due or owing to the Finance Parties if this shall lead to a breach of Sanctions Laws. 21.6 Anti-corruption law (a) No Obligor or other Group Member will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. (b) Each Obligor shall (and the Borrower shall ensure that each other Group Member will): (i) conduct its businesses in compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 21.7 Tax compliance (a) Each Obligor and each other Group Member shall pay and discharge all Taxes imposed upon it or its assets within the time allowed by law without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its most recent financial statements delivered to the Agent under clause 19.2 (Financial statements); and (iii) such payment can be lawfully withheld.

81 UK-#751511372-v3 (b) Except as approved by the Majority Lenders, the Borrower shall maintain its residence for Tax purposes in the jurisdiction in which it is incorporated and ensure that it is not resident for Tax purposes in any other jurisdiction. 21.8 Change of business Except as approved by the Lenders, no material change will be made to the general nature of the business of the Obligors or the Group taken as a whole from that carried on at the date of this Agreement, provided that the Borrower shall be entitled to acquire Golar Management Norway AS, Cool Company Management Ltd and other management entities from GLNG and its Affiliates. 21.9 Merger and corporate reconstruction Subject to the proviso set out below, except as approved by the Lenders: (a) no Obligor will enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction; and (b) no Obligor will materially change its corporate structure, provided that the Borrower shall be entitled to establish additional Subsidiaries and the Borrower shall be entitled to acquire Golar Management Norway AS, Cool Company Management UK Ltd and other management entities from GLNG and its Affiliates. 21.10 Borrower listing With effect from when the Borrower is listed on Euronext Growth in Oslo as required by clause 4.6(c) (Conditions subsequent), the Borrower shall remain listed on Euronext Growth in Oslo or on NYSE, NASDAQ or any other reputable stock exchange approved by the Lenders. 21.11 Further assurance (a) Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require): (i) to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law; (ii) to confer on the Security Agent Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents; (iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or (iv) to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 31.1 (Assignments by the Lenders).

82 UK-#751511372-v3 (b) Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent by or pursuant to the Finance Documents. 21.12 Negative pledge in respect of Charged Property Except for Permitted Security Interests, no Obligor will grant or allow to exist any Security Interest over any Charged Property. 21.13 Environmental matters (a) The Agent will be notified as soon as reasonably practicable of any Environmental Claim being made against any Group Member or any Fleet Vessel which, if successful to any extent, might have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim. (b) Environmental Laws (and any consents, licences or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect. 22 Dealings with the Ships 22.1 The Borrower and each Owner undertakes that this clause 22 will be complied with in relation to each Ship throughout the relevant Ship's Mortgage Period. 22.2 Ship's name and registration (a) A Ship's name shall only be changed after prior notice to the Agent and, the Borrower shall promptly take all necessary steps to update all applicable insurance, class and registration documents with such change of name. (b) Each Ship shall be permanently registered in the name of the relevant Owner with the relevant Registry under the laws of its Flag State. Except with approval of the Lenders, a Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State), provided that no such approval shall be required for the registration of a Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of that Ship (which are, in the opinion of the Lenders, equivalent to those in place prior to such registration) in favour of the Security Agent immediately following the registration of such ship under the flag of that Approved Flag State. If a registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date. (d) Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or a Ship being required to be registered under the laws of another state of registry. 22.3 Sale or other disposal of a Ship, other vessels or entities

83 UK-#751511372-v3 Except with approval of the Lenders or as may be agreed in the Finance Documents, the relevant Owner will not sell, or agree to sell, transfer, abandon or otherwise dispose of the relevant Ship or any share or interest in it, unless the consideration for such sale, transfer or disposal (together with any other unencumbered or unrestricted cash available to the Borrower or to the relevant Owner) shall be sufficient to meet the Borrower’s prepayment obligations under clause 7.7 (Sale or Total Loss). 22.4 Manager Each Ship shall be commercially managed by an Approved Commercial Manager and technically managed by an Approved Technical Manager. A manager of a Ship shall not be appointed unless that manager and the terms of its appointment are approved (such approval not to be unreasonably withheld or delayed) by the Majority Lenders in writing and it has delivered a duly executed Manager's Undertaking. There shall be no material change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved (such approval not to be unreasonably withheld or delayed) the Majority Lenders in writing. 22.5 Copy of Mortgage on board A properly certified copy of the relevant Mortgage shall be kept on board each Ship with its papers and shown to anyone having business with that Ship which might create or imply any commitment or Security Interest over or in respect of that Ship (other than a lien for crew's wages and salvage) and to any representative of the Agent or the Security Agent. 22.6 Inventory of Hazardous Materials An Inventory of Hazardous Materials shall be maintained in relation to and on board each Ship. 22.7 Notice of Mortgage (a) A framed printed notice of the Ship's Mortgage shall be prominently displayed in the navigation room and in the Master's cabin of each Ship. The notice must be in plain type and read as follows: "NOTICE OF MORTGAGE This Ship is subject to a first mortgage in favour of [here insert name of mortgagee] of [here insert address of mortgagee]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage". (b) No-one will have any right, power or authority to create, incur or permit to be imposed upon a Ship any lien whatsoever other than for crew's wages and salvage or other Permitted Maritime Liens. 22.8 Conveyance on default Where a Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent's request, immediately execute such form of transfer of title to that Ship as the Agent may require. 22.9 Chartering

84 UK-#751511372-v3 Except with approval of the Lenders (which approval shall not be unreasonably withheld or delayed but a condition of which in respect of a charter commitment falling under paragraphs (a) or (b) below will be the relevant Owner executing a Charter Assignment in favour of the Security Agent), the relevant Owner shall not enter into any charter commitment for a Ship, which is: (a) a bareboat or demise charter or passes possession and operational control of that Ship to another person; (b) lasting more than 24 calendar months (excluding unexercised options); or (c) to another Group Member (except to The Cool Pool Limited). 22.10 Lay up Except with approval, a Ship shall not be laid up or deactivated. 22.11 Sharing of Earnings Except with approval, no Owner shall enter into any arrangement under which its Earnings from a Ship may be shared with anyone else. The terms of the pool arrangements under the Cool Pool Agreement are approved as they exist at the date of this Agreement. 22.12 Payment of Earnings The relevant Owner's Earnings from the Ship shall be paid in the way required by the Ship's General Assignment or otherwise in accordance with the provisions of this Agreement. 22.13 Poseidon Principles The Borrower (on behalf of the relevant Owner) shall, at the cost of the Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Ship for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of any Ship without the prior written consent of the Borrower and/or the relevant Owner. For the avoidance of doubt, such information shall be “Confidential Information” for the purposes of clause 45 (Confidential Information) but the Borrower (on behalf of each Owner) acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment. 23 Condition and operation of the Ships 23.1 The Borrower undertakes that this clause 23 will be complied with in relation to each Ship throughout the relevant Ship's Mortgage Period. 23.2 Defined terms In this clause 23 and in Schedule 3 (Conditions precedent):

85 UK-#751511372-v3 applicable code means any code or prescribed procedures required to be observed by a Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code). applicable law means all laws and regulations applicable to vessels registered in a Ship's Flag State or which for any other reason apply to a Ship or to its condition or operation at any relevant time. applicable operating certificate means any certificates or other document relating to a Ship or its condition or operation required to be in force under any applicable law or any applicable code. 23.3 Repair Each Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair a Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that that Ship's value is not reduced. 23.4 Modification Except with approval (which shall not be unreasonably withheld or delayed) the structure, type or performance characteristics of a Ship shall not be modified in a way which could or might materially alter that Ship or materially reduce its value. 23.5 Removal of parts Except with approval (which shall not be unreasonably withheld or delayed), no material part of a Ship or any equipment shall be removed from that Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents). 23.6 Third party owned equipment Except with approval (which shall not be unreasonably withheld or delayed), equipment owned by a third party shall not be installed on a Ship if it cannot be removed without causing damage to the structure or fabric of that Ship or incurring significant expense. 23.7 Maintenance of class; compliance with laws and codes Each Ship's class shall be the relevant Classification. Each Ship and every person who owns, operates or manages each Ship shall comply with all applicable laws and the requirements of all applicable codes and regulations (including, but not limited to, all Environmental Laws and all Sanctions Laws). There shall be kept in force and on board each Ship or in such person's custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board that Ship or to be in such person's custody. 23.8 Surveys Each Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests. 23.9 Inspection and notice of dry-dockings

86 UK-#751511372-v3 The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board each Ship at all reasonable times to inspect it and given all proper facilities needed for that purpose, which right shall only be exercised once per calendar year in respect of each Ship or, if a Default has occurred, at any further times whilst such Default is continuing. The Agent shall be given reasonable advance notice of any intended dry-docking of each Ship (whatever the purpose of that dry-docking). 23.10 Prevention of arrest All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, a Ship, its Earnings or Insurances shall be promptly paid and discharged. 23.11 Release from arrest Each Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against that Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge. 23.12 Information about a Ship The Agent shall promptly be given any information which it may reasonably require about each Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates. 23.13 Notification of certain events The Agent shall promptly be notified of: (a) any damage to a Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for that Ship; (b) any occurrence which may result in a Ship becoming a Total Loss; (c) any requisition of a Ship for hire; (d) any Environmental Incident involving a Ship and Environmental Claim being made in relation to such an incident; (e) any withdrawal or threat to withdraw any applicable operating certificate; (f) the issue of any operating certificate required under any applicable code; (g) the receipt of notification that any application for such a certificate has been refused; (h) any requirement or recommendation made in relation to a Ship by any insurer or that Ship's Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and (i) any arrest or detention of a Ship or any exercise or purported exercise of a lien or other claim on that Ship or its Earnings or Insurances. 23.14 Payment of outgoings

87 UK-#751511372-v3 All tolls, dues and other outgoings whatsoever in respect of a Ship and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept of each Ship and its Earnings. 23.15 Evidence of payments The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that: (a) the wages and allotments and the insurance and pension contributions of each Ship's crew are being promptly and regularly paid; (b) all deductions from its crew's wages in respect of any applicable Tax liability are being properly accounted for; and (c) each Ship's master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress. 23.16 Repairers' liens Save with respect to scheduled periodic dry-docking, except with approval, a Ship shall not be put into any other person's possession for work to be done on that Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for that Ship unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on that Ship or its Earnings for any of the cost of such work. 23.17 Survey report As soon as reasonably practicable after the Agent requests it, the Agent shall be given a report on the seaworthiness and/or safe operation of each Ship, from approved surveyors or inspectors. This right shall only be exercised once per calendar year in respect of each Ship or, if a Default has occurred, at any further times whilst such Default is continuing. If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report. 23.18 Lawful use A Ship shall not be employed: (a) in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country; (b) in carrying illicit or prohibited goods; (c) in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; (d) in any manner contrary to any Sanctions Laws; or (e) if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods, and the persons responsible for the operation of that Ship shall take all necessary and proper precautions to ensure that this does not happen.

88 UK-#751511372-v3 23.19 War zones Except with approval, each Ship shall not enter or remain in any zone which has been declared a war zone by any government entity or that Ship's war risk insurers. If approval is granted for it to do so, any requirements of the Agent and/or that Ship's insurers necessary to ensure that that Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) shall be complied with. 23.20 Sustainable and socially responsible dismantling The Obligors shall ensure that the Ships and any other Fleet Vessels (including where such vessels are sold to an intermediary with the intention of being scrapped): (a) are recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible matter in accordance with the Hong Kong International Convention for the Sale and Environmentally Sound Recycling of 2009 (whether or not in force) or the EU Ship Recycling Regulation; and (b) are only recycled or scrapped where an Inventory of Hazardous Materials is available for that Ship or Fleet Vessel. 24 Insurance 24.1 The Borrower undertakes that this clause 24 shall be complied with in relation to each Ship and its Insurances throughout the relevant Ship's Mortgage Period. 24.2 Insurance terms In this clause 24: excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value. excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks. hull cover means insurance cover against the risks identified in clause 24.3(a). minimum hull cover means, in relation to a Ship, an amount equal at the relevant time to the higher of (a) the market value of that Ship as determined in accordance with clause 25 (Minimum Security Value); and (b) 120 per cent of the relevant Ship Tranche. P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover). 24.3 Coverage required

89 UK-#751511372-v3 Each Ship shall at all times be insured: (a) against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks and terrorism risks, piracy and confiscation risks) on an agreed value basis (which shall include the total insured value of that Ship, including any sum insured under freight interest insurance), for at least its minimum hull cover, provided that, in the event that part of the agreed insurable value of that Ship is insured by way of an increased value policy (or, in the case of cover under the Nordic Marine Insurance Plan, a hull interest policy), the hull and machinery marine risks policy shall be for an amount of not less than 80 per cent of the agreed insurable value, unless the relevant approved brokers or approved insurers have confirmed in writing to the Agent that such hull and machinery marine risks policy provides that the conditions for condemnation will be met when any casualty damage to that Ship is sufficiently extensive that the cost of removing and repairing that Ship exceeds the amount insured under the hull and machinery marine risks policy, in which case the hull and machinery marine risks policy shall be for an amount of not less than 66 2/3 per cent of the agreed insurable value; (b) against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as that Ship (which, in relation to liability for oil pollution, is currently $1,000,000,000); (c) against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and (d) on terms which comply with the other provisions of this clause 24. 24.4 Placing of cover The insurance coverage required by clause 24.3 (Coverage required) shall be: (a) in the name of a Ship's Owner and (in the case of a Ship's hull cover) no other person (other than the Security Agent if required by it) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in that Ship's Insurances to the Security Agent in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires); (b) if the Agent so requests, in the joint names of a Ship's Owner and the Security Agent (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent for premiums or calls); (c) in dollars or another approved currency; (d) arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and (e) on approved terms and with approved insurers or associations. 24.5 Deductibles The aggregate amount of any excess or deductible under a Ship's hull cover shall not exceed an approved amount.

90 UK-#751511372-v3 24.6 Mortgagee's insurance The Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of a Ship and the other Ships on approved terms, or in considering or making claims under: (a) a mortgagee's interest insurance cover for the benefit of the Finance Parties for an aggregate amount up to 120 per cent of the Available Facility and a mortgagee's additional perils (pollution risks) cover for the benefit of the Finance Parties if a Ship enters US Waters for at least that Ship's minimum hull cover; and (b) any other insurance cover which the Agent reasonably requires in respect of any Finance Party's interests and potential liabilities (whether as mortgagee of that Ship or beneficiary of the Security Documents), provided that the taking out of such cover is in accordance with the then current market practice within the shipping finance industry for ships of the type of the Ships. 24.7 Fleet liens, set off and cancellations If a Ship's hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not: (a) set off against any claims in respect of that Ship any premiums due in respect of any of such other vessels insured (other than other Ships); or (b) cancel that cover because of non-payment of premiums in respect of such other vessels, or the Borrower shall ensure that hull cover for that Ship and any other Ships is provided under a separate policy from any other vessels. 24.8 Payment of premiums All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request. 24.9 Details of proposed renewal of Insurances At least seven days before any of a Ship's Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed. 24.10 Instructions for renewal At least seven days before any of a Ship's Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry. 24.11 Confirmation of renewal

91 UK-#751511372-v3 Each Ship's Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry. 24.12 P&I guarantees Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to a Ship shall be provided when required by the association. 24.13 Insurance documents The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with a Ship's Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to that Ship's Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person. 24.14 Letters of undertaking Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations. 24.15 Insurance Notices and Loss Payable Clauses The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of each Ship and its Insurances signed by its Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent if it is itself an assured). 24.16 Insurance correspondence If so required by the Agent, the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of a Ship's Insurances as soon as they are available. 24.17 Qualifications and exclusions All requirements applicable to a Ship's Insurances shall be complied with and that Ship's Insurances shall only be subject to approved exclusions or qualifications. 24.18 Independent report (a) If the Agent, upon being instructed to do so by any Lender, asks the Borrower for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of a Ship's Insurances then the Agent shall be provided promptly with such a report.

92 UK-#751511372-v3 (b) The following such reports shall be provided at no cost to the Agent or (if the Agent obtains such a report itself) the Borrower shall reimburse the Agent for the cost of obtaining that report: (i) as required pursuant to paragraph 7(a) of the conditions precedent set out in Part 2 of Schedule 3 (Conditions precedent); (ii) one further such report following any material change (in the opinion of the Agent acting on the instructions of the Lenders (acting reasonably) or the approved independent firm of marine insurance brokers but which shall include any change to a broker or P&I or war risks club) to a Ship's Insurances; or (iii) any further such reports requested at any time during which a Default has occurred and is continuing. (c) The cost of any reports requested by the Agent under clause 24.18(a) in excess of those for the account of the Borrower under clause 24.18(b) shall be for the account of the Agent but the Borrower shall nonetheless provide the Agent with such information as it requires in order to obtain such a report. 24.19 Collection of claims All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under a Ship's Insurances shall be provided promptly. 24.20 Employment of Ship Each Ship shall only be employed or operated in conformity with the terms of that Ship's Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied). 24.21 Declarations and returns If any of a Ship's Insurances are on terms that require a declaration, certificate or other document to be made or filed before that Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances. 24.22 Application of recoveries All sums paid under a Ship's Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged. 24.23 Settlement of claims Any claim under a Ship's Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval of the Lenders (which approval, in the case of a Major Casualty, shall not be unreasonably withheld or delayed).

93 UK-#751511372-v3 24.24 Change in insurance requirements If the Agent gives notice to the Borrower to change the terms and requirements of this clause 24 (which the Agent may only do, in such manner as it considers appropriate, as a result in changes of circumstances or practice after the date of this Agreement and in order to better align the terms and requirements of this clause 24 with the then current market practice within the shipping finance industry for ships of the type of the Ships), this clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received. 25 Minimum security value 25.1 The Borrower undertakes that this clause 25 will be complied with throughout any Mortgage Period. 25.2 Valuation of Ships For the purpose of the Finance Documents, the value at any time of any Ship or any other asset over which additional security is provided under this clause 25 will be its value as most recently determined in accordance with this clause 25 or, if no such value has been obtained, its value under any valuation provided pursuant to clause 4 (Conditions of Utilisation). 25.3 Valuation frequency Valuation of each Ship and each such other asset in accordance with this clause 25 may be required by the Agent (acting on the instructions of the Majority Lenders) at any time. 25.4 Expenses of valuation The Borrower shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing: (a) one set of valuations of each Ship per calendar half-year, which sets shall for the avoidance of doubt include a third valuation if the higher of the two valuations is more than 110 per cent of the lower, pursuant to clause 25.12 (Differences in Valuations) (which shall not include the costs and expenses of providing any valuations required under clause 4 (Conditions of Utilisation) which shall also be for the account of the Borrower); and (b) in addition to those referred to in (a) above, any sets of valuations (which sets shall for the avoidance of doubt include a third valuation if the higher of the two valuations is more than 110 per cent of the lower) carried out at any time when an Event of Default has occurred and is continuing. 25.5 Valuations procedure The value of any Ship shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25. Additional security provided under this clause 25 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved by the Lenders or as may be agreed in writing by the Borrower and the Agent (on the instructions of the Lenders). 25.6 Currency of valuation

94 UK-#751511372-v3 Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent's spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates. 25.7 Basis of valuation Each valuation will be addressed to the Agent in its capacity as such and made: (a) without physical inspection (unless required by the Agent); (b) on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm's length on normal commercial terms between a willing buyer and a willing seller; and (c) without taking into account the benefit or the burden of any charter commitment. 25.8 Information required for valuation The Borrower shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation. 25.9 Approval of valuers All valuers must have been approved. The Agent may (acting on the instructions of the Majority Lenders) from time to time notify the Borrower of approval of one or more independent ship brokers as valuers for the purposes of this clause 25. The Agent shall (following receipt of instructions of the Majority Lenders) respond promptly to any request by the Borrower for approval of a broker nominated by the Borrower. The Agent may (acting on the instructions of the Majority Lenders) at any time by notice to the Borrower withdraw any previous approval of a valuer for the purposes of future valuations. That valuer may not then be appointed to provide valuations unless it is once more approved. If the Agent has not approved at least three brokers as valuers at the time when the valuation is required under this clause 25, the Agent shall (acting on the instructions of the Majority Lenders) promptly notify the Borrower of at least three valuers which are approved. The approved valuers as at the date of this Agreement are Affinity (Shipping) LLP, Clarkson Valuations Ltd., Poten & Partners Inc., Braemar ACM Valuations Ltd. and Fearnleys AS. 25.10 Appointment of valuers When a valuation is required for the purposes of this clause 25, the Agent (acting on the instructions of the Majority Lenders) or, if so approved at that time, the Borrower shall promptly appoint approved valuers to provide such a valuation. If the Borrower is approved to appoint valuers but fails to do so promptly, the Agent may appoint approved valuers to provide that valuation. 25.11 Number of valuers Each valuation must be carried out by two approved valuers each of whom shall be nominated by the Borrower. If the Borrower fails promptly to nominate either or both valuers then the Agent may (acting on the instructions of the Majority Lenders) nominate either or both valuers (as applicable). 25.12 Differences in valuations

95 UK-#751511372-v3 If valuations provided by individual valuers differ, the value of the relevant Ship for the purposes of the Finance Documents will be the mean average of those valuations. If the higher of the two valuations obtained pursuant to clause 25.11 is more than 110 per cent of the lower of the two valuations then a third valuation shall be obtained by the Agent (acting on the instructions of the Majority Lenders) from a third approved valuer and the value of the relevant ship for the purposes of the Finance Documents will be the mean average of those three valuations. 25.13 Security shortfall If at any time the Security Value is less than the Minimum Value, the Borrower shall promptly notify the Agent of such deficiency and its intended proposal to remedy such deficiency. The Borrower shall then within 30 days of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrower may: (i) provide additional security over other assets approved by the Lenders in accordance with this clause 25; and/or (ii) cancel part of the Available Facility under clause 7.4 (Voluntary cancellation) and prepay the required amount on five Business Days' notice such prepayment to be applied against the Loan on a pro rata basis. 25.14 Creation of additional security The value of any additional security which the Borrower offers to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when: (a) that additional security, its value and the method of its valuation have been approved by the Lenders; (b) a Security Interest over that security has been constituted in favour of the Security Agent or (if appropriate) the Finance Parties in an approved form and manner; (c) this Agreement has been unconditionally amended in such manner as the Agent requires in consequence of that additional security being provided; and (d) the Agent, or its duly authorised representative, has received such documents and evidence it may reasonably require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 3 in relation to that amendment and additional security and its execution and (if applicable) registration. 25.15 Release of additional security If at any time the Security Agent holds additional security provided under this clause 25 and the Security Value, disregarding the value of that additional security, is equal to or greater than the Minimum Value and the Security Value has been determined by reference to valuations provided no more than 90 days previously, the Borrower may, by notice to the Agent, require the release and discharge of that additional security. The Agent shall then promptly direct the Security Agent to release and discharge that additional security if no Default is then continuing or will result from such release and discharge and, upon such release and discharge and, if so required by the Agent, the Borrower shall reimburse to the Agent any costs and expenses payable under clause 16.1 (Transaction expenses) in relation to that release and discharge.

96 UK-#751511372-v3 26 Bank accounts 26.1 The Borrower undertakes that this clause 26 will be complied with throughout the Facility Period. 26.2 Earnings Accounts (a) The Borrower and each Owner shall be the holder of one or more Accounts with the Account Bank which is designated as an "Earnings Account" for the purposes of the Finance Documents. (b) The Earnings of the Ships and all moneys payable to the relevant Owner under a Ship's Insurances and any net amount payable to the Borrower under any Hedging Contract shall be paid by the persons from whom they are due or, if applicable, paid by the Owner or the Borrower receiving the same, to an Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents. (c) The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by clauses 26.2(d). (d) Subject to clause 26.2(e), if there is no continuing Default or Event of Default and subject as otherwise prohibited under this Agreement, the relevant Account Holder shall be entitled to deal freely with amounts standing to the credit of any Earnings Accounts for which it is the Account Holder. (e) The Borrower shall (without prejudice to the rights of the Finance Parties under this Agreement following or in respect of the termination of any Charter) procure that, in respect of each Ship, there is a minimum of $2,000,000 maintained in the relevant Owner Earnings Account relating to that Ship at any time when that Ship is not subject to a Charter or the relevant Charter has been terminated and has not been replaced by another charter commitment approved by the Lenders. 26.3 Other provisions (a) An Earnings Account may only be designated for the purposes described in this clause 25 if: (i) such designation is made in writing by the Agent and acknowledged by the Borrower and specifies the name and address of the Account Bank and the number and any designation or other reference attributed to the Account; (ii) an Account Security has been duly executed and delivered by the relevant Account Holder in favour of the Security Agent; (iii) any notice required by the Account Security to be given to the Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and (iv) the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Earnings Account and the Account Security including documents and evidence of the type referred to in Schedule 3 in relation to the Account and the relevant Account Security.

97 UK-#751511372-v3 (b) The rates of payment of interest and other terms regulating any Earnings Account will be a matter of separate agreement between the relevant Account Holder(s) and the Account Bank. If an Earnings Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise. (c) The relevant Account Holder(s) shall not close any Earnings Account or alter the terms of any Earnings Account from those in force at the time it is designated for the purposes of this clause 25 or waive any of its rights in relation to an Earnings Account except with approval (which approval, except in the case of a closure of an Earnings Account, shall not be unreasonably withheld or delayed). (d) The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Earnings Account, notify the Security Agent of any claim or notice relating to an Earnings Account from any other party and provide the Agent with any other information it may request concerning any Earnings Account. (e) Each of the Agent and the Security Agent agrees that if it is the Account Bank in respect of an Earnings Account then there will be no restrictions on creating a Security Interest over that Earnings Account as contemplated by this Agreement and it shall not (except with the approval of the Majority Lenders) exercise any right of combination, consolidation or set- off which it may have in respect of that Earnings Account in a manner adverse to the rights of the other Finance Parties. 27 Business restrictions 27.1 Except as otherwise approved by the Majority Lenders, the Borrower and (with effect from the date upon which the shares in such Owner are acquired by the Borrower pursuant to the Purchase Contract) each Owner undertakes that this clause 27 will be complied with by the relevant party throughout the Facility Period. 27.2 General negative pledge (a) No Owner shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets. (b) Clause 27.2(a) above does not apply to any Security Interest, listed below: (i) those granted or expressed to be granted by any of the Security Documents; (ii) Permitted Security Interests; (iii) (except in relation to Charged Property) any other lien arising by operation of law in the ordinary course of trading and not as a result of any default or omission by any Owner. 27.3 Financial Indebtedness (a) No Owner shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

98 UK-#751511372-v3 (i) Financial Indebtedness incurred under the Finance Documents and Hedging Contracts for Hedging Transactions entered into pursuant to clause 28.2 (Hedging); (ii) until the date upon which the relevant Existing Financial Indebtedness is repaid, the relevant Existing Financial Indebtedness; (iii) Financial Indebtedness owed to another Group Member, provided that such Financial Indebtedness is subordinated in a manner acceptable to all of the Lenders; (iv) Financial Indebtedness owed to trade creditors of the Group given in the ordinary course of its business; and (v) Financial Indebtedness permitted under clause 27.4 (Guarantees). (b) Any Financial Indebtedness owed by the Borrower to another Group Member or GLNG shall be subordinated in a manner acceptable to all of the Lenders. 27.4 Guarantees No Owner shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except: (a) guarantees entered into under the Finance Documents; (b) guarantees in favour of trade creditors of the Group given in the ordinary course of its business; and (c) guarantees which are Financial Indebtedness permitted under clause 27.3 (Financial Indebtedness). 27.5 Loans and credit No Owner shall be a creditor in respect of Financial Indebtedness other than in respect of trade credit granted by it in the ordinary course of business. 27.6 Bank accounts and financial transactions No Owner shall: (a) maintain any current or deposit account with a bank or financial institution except for the Earnings Accounts; (b) hold cash in any account (other than an Earnings Account); or (c) be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 27 (Business restrictions). 27.7 Disposals No Owner shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents:

99 UK-#751511372-v3 (a) disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity; (b) disposals permitted by clauses 27.2 (General negative pledge) or 27.3 (Financial Indebtedness); and (c) the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business. 27.8 Chartering-in None of the Borrower or the Owners shall charter-in or hire any vessel from any person except, in respect of an Owner, pursuant to the relevant Existing Lease until such Existing Lease is terminated. 27.9 Contracts and arrangements with Affiliates Neither the Borrower nor any of the Owners shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm's length basis. 27.10 Subsidiaries No Owner shall establish or acquire a company or other entity. 27.11 Acquisitions and investments (a) No Owner shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement, without the approval of all of the Lenders, except: (i) capital expenditures or investments related to maintenance of a Ship in the ordinary course of its business; (ii) acquisitions of assets in the ordinary course of business (not being new businesses or vessels); (iii) the incurrence of liabilities in the ordinary course of its business; (iv) any loan or credit not otherwise prohibited under this Agreement; or (v) pursuant to any Finance Documents to which it is party. (b) The Borrower may only acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement where each of the following conditions is satisfied: (i) no Event of Default is continuing or would result from doing so; and (ii) after giving effect to any Distribution, the Group would remain in compliance with the financial covenants set out in clause 20 (Financial covenants) and clause 25.13 (Security shortfall). 27.12 Reduction of capital

100 UK-#751511372-v3 No Owner shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner unless permitted pursuant to clause 27.13 (Distributions and other payments). 27.13 Distributions and other payments (a) Subject to clauses 27.13(b) and 27.13(c), no Obligor shall: (i) declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants for the time being in issue; or (ii) make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument, (each a Distribution). (b) An Owner may only declare, pay or make a Distribution to the Borrower. (c) The Borrower may only declare, pay or make a Distribution where each of the following conditions is satisfied: (i) no Event of Default is continuing or would result from doing so; and (ii) after giving effect to any Distribution, the Group would remain in compliance with the financial covenants set out in clause 20 (Financial covenants) and clause 25.13 (Security shortfall). 28 Hedging Contracts 28.1 General The Borrower undertakes that this clause 28 will be complied with throughout the Facility Period. 28.2 Hedging (a) If, at any time during the Facility Period, the Borrower wishes to enter into any Treasury Transaction so as to hedge all or any part of its exposure under this Agreement to interest rate fluctuations, it shall advise the Agent in writing and the Hedging Providers shall have the right to match, on a pro-rata basis between the Hedging Providers willing to participate, the terms of any such Treasury Transaction offered to the Borrower by an entity which is not a Hedging Provider. (b) The Borrower agrees that it shall not enter into a speculative hedging transaction (which would include hedging transactions which are: (i) not entered into to hedge a real risk or exposure which the Borrower has or (ii) entered into by the Borrower for the main purpose of financial losses or gains) under any Treasury Transaction with a Hedging Provider.

101 UK-#751511372-v3 (c) Subject to clause 28.2(e), any such Treasury Transaction shall be concluded with a Hedging Provider on the terms of the Hedging Master Agreement with that Hedging Provider but (except with the approval of the Majority Lenders) no such Treasury Transaction shall be concluded unless: (i) its purpose is to hedge the Borrower’s interest rate risk in relation to borrowings under this Agreement for a period exceeding 12 months expiring no later than the Final Repayment Date; (ii) interest under such Treasury Transaction is payable at intervals of one Month; and (iii) its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts, does not and will not exceed the Loan as then scheduled to be repaid pursuant to clause 6.2 (Scheduled repayment of Facility); and (d) If and when any such Treasury Transaction has been concluded with a Hedging Provider, it shall constitute a Hedging Contract for the purposes of the Finance Documents. (e) If, after receiving the proposed terms of any such Treasury Transaction from a Hedging Provider, another reputable bank or financial institution (which is not a Hedging Provider) agrees to enter into a Treasury Transaction to hedge all or any part of the Borrower’s exposure under this Agreement to interest rate fluctuations on terms which are better than those offered by a Hedging Provider and each Hedging Provider (having been provided with full details of the terms on which such reputable bank or financial institution has agreed to enter into such a Treasury Transaction) has confirmed that it is not willing to match such terms, the Borrower shall be entitled to enter into the Treasury Transaction on an unsecured basis (other than the provision of cash collateral) with that reputable bank or financial institution on those terms. (f) The Borrower shall notify the Agent of any Treasury Transaction entered into pursuant to clause 28.2(e) and clauses 28.3 to 28.9 shall apply to any such Treasury Transaction as if all references to a "Hedging Master Agreement", "Hedging Contracts" and "Hedging Transactions" were references to the equivalent documents or transactions in respect of such Treasury Transaction. (g) The Borrower shall, if requested to do so: (i) enter into such deeds or other instruments as may be required to confer a Security Interest over the Borrower’s rights under any Treasury Transaction entered into pursuant to clause 28.2(e) in favour of the Security Agent equivalent to the Security Interest conferred by the Hedging Contract Security; (ii) enter into (and procure the registration of) any amendment to each Mortgage deemed necessary or desirable by the Agent for the purposes of ensuring that any Hedging Contract is fully and properly secured by each Mortgage in an amount acceptable to the Agent; and (iii) on or before (aa) the date of any Hedging Master Agreement and (bb) the documents described in paragraphs (i) to (ii) above are entered into, provide to the Agent any documents of the nature described in Schedule 3 (Conditions precedent) which the Agent may require in connection with the entry into any such Hedging Master Agreement, Hedging Contract Security and/or any amendment to each Mortgage.

102 UK-#751511372-v3 28.3 Unwinding of Hedging Contracts If, at any time, and whether as a result of any prepayment (in whole or in part) of the Loan or any cancellation (in whole or in part) of any Commitment or otherwise, the aggregate notional principal amount under all Hedging Transactions in respect of the Loan entered into by the Borrower exceeds or will exceed the amount of the Loan outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Borrower shall immediately close out and terminate sufficient Hedging Transactions (on a pro rata basis) as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions equals, and will in the future be equal to, the amount of the Loan at that time and as scheduled to be repaid from time to time thereafter pursuant to clause 6.2 (Scheduled repayment of Facility). 28.4 Variations Except with approval (which approval shall not be unreasonably withheld or delayed) or as required by clause 28.3 (Unwinding of Hedging Contracts), any Hedging Master Agreement and the Hedging Contracts shall not be varied. 28.5 Releases and waivers Except with approval, there shall be no release by the Borrower of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach. 28.6 Assignment of Hedging Contracts by Borrower Except with approval or by the Hedging Contract Security, the Borrower shall not assign or otherwise dispose of its rights under any Hedging Contract. 28.7 Termination of Hedging Contracts by Borrower Except with approval, the Borrower shall not terminate or rescind any Hedging Contract or close out or unwind any Hedging Transaction except in accordance with clause 28.3 (Unwinding of Hedging Contracts) for any reason whatsoever. 28.8 Performance of Hedging Contracts by Borrower The Borrower shall perform its obligations under the Hedging Contracts. 28.9 Information concerning Hedging Contracts The Borrower shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts. 29 Events of Default 29.1 Each of the events or circumstances set out in clauses 29.2 to 29.22 is an Event of Default. 29.2 Non-payment

103 UK-#751511372-v3 An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable provided however that no Event of Default shall occur if its failure to pay is caused by an administrative or technical error which is outside its control and, in each case, such payment is made within three Business Days of the due date. 29.3 Hedging Contracts (a) An Event of Default (as defined in any Hedging Master Agreement) has occurred and is continuing under any Hedging Contract. (b) An Early Termination Date (as defined in any Hedging Master Agreement) has occurred or been or become capable of being effectively designated under any Hedging Contract. (c) A person entitled to do so gives notice of such an Early Termination Date under any Hedging Contract except with approval or as may be required by clause 28.3 (Unwinding of Hedging Contracts). (d) Any Hedging Contract is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with approval or as may be required by clause 28.3 (Unwinding of Hedging Contracts). (e) No Event of Default under this clause 29.3 will occur if the failure to comply is waived by the relevant Hedging Provider under the relevant Hedging Contract or is remedied, (i) in the case of a failure to comply which relates to a non-payment, within three Business Days of the due date or (ii) in the case of any other failure to comply, within seven days of the earlier of (A) the relevant Hedging Provider giving notice to the Borrower and (B) the Borrower or any Finance Party becoming aware of the failure to comply. 29.4 Financial covenants The Borrower does not comply with clause 20 (Financial covenants) or clause 19.2 (Financial statements). 29.5 Value of security The Borrower does not comply with clause 25.13 (Security shortfall). 29.6 Insurance (a) The Insurances of a Ship are not placed and kept in force in the manner required by clause 24 (Insurance). (b) Any insurer either: (i) cancels any such Insurances; or (ii) disclaims liability under them by reason of any mis-statement or failure or default by any person. 29.7 Other obligations (a) An Obligor or any other person does not comply with any provision of the Finance Documents (other than those referred to in clauses 29.2 (Non-payment), 29.3 (Hedging

104 UK-#751511372-v3 Contracts), 29.4 (Financial covenants), 29.5 (Value of security), 29.6 (Insurance), and 29.22 (Sanctions)). (b) No Event of Default under clause 29.7(a) above will occur if the Agent (acting on the instructions of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply. 29.8 Misrepresentation Any representation or statement made or deemed to be made by an Obligor or any other person in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading to a material extent when made or deemed to be made. 29.9 Cross default (a) Any Financial Indebtedness of any Group Member is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of that Group Member as a result of an event of default (however described). (d) The counterparty to a Treasury Transaction entered into by any Group Member becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described). (e) Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of that Group Member due and payable prior to its specified maturity as a result of an event of default (however described). (f) No Event of Default will occur under this clause 29.9 if the aggregate amount of Financial Indebtedness of the Group or commitment for Financial Indebtedness falling within clauses 29.9(a) to 29.9(e) above is less than $10,000,000 (or its equivalent in any other currency or currencies). 29.10 Insolvency (a) A Group Member is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. (b) The value of the assets of any Group Member is less than its liabilities (taking into account contingent and prospective liabilities).

105 UK-#751511372-v3 (c) A moratorium is declared in respect of any indebtedness of any Group Member. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium. 29.11 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member other than a solvent liquidation or reorganisation of any Group Member which is not an Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any Group Member; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a Group Member which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Group Member or any of its assets (including the directors of any Group Member requesting a person to appoint any such officer in relation to it or any of its assets); or (iv) enforcement of any Security Interest over any assets of any Group Member, or any analogous procedure or step is taken in any jurisdiction. (b) Clause 29.11(a) shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within seven days of commencement or, if earlier, the date on which it is advertised. 29.12 Creditors' process (a) Any expropriation, attachment, sequestration, execution or any other analogous process or enforcement action affects any asset or assets of any Group Member and is not discharged within seven days. (b) Any judgment or order for an amount is made against any Group Member and is not stayed or complied with within seven days. (c) No Event of Default will occur under this clause 29.12 if, in relation to clause 29.12(a) above, the value of such asset or assets is or, in relation to clause 29.12(b) above, such amount is less than $10,000,000 (or its equivalent in any other currency or currencies). 29.13 Unlawfulness and invalidity (a) It is or becomes unlawful for an Obligor or any other person to perform any of its obligations under the Finance Documents or any security created by the Security Documents ceases to be effective. (b) Any obligation or obligations of any Obligor or any other person under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

106 UK-#751511372-v3 (c) Any Finance Document or any security created by the Security Documents ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason. (d) Any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected. 29.14 Cessation of business Any Group Member suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business. 29.15 Repudiation and rescission of Finance Documents An Obligor or any other person rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document. 29.16 Litigation Either: (a) any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place, or threatened; or (b) any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, against any Group Member or any of its assets, rights or revenues which has or would involve, if adversely determined, a liability exceeding $10,000,000 (or its equivalent in other currencies) or which the Majority Lenders reasonably believe will have a Material Adverse Effect. 29.17 Material Adverse Effect Any Environmental Incident or other event or circumstance or series of events (including any change of law) occurs which the Majority Lenders reasonably believe has, or is reasonably likely to have, a Material Adverse Effect. 29.18 Security enforceable Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable. 29.19 Arrest of Ship Any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of that Ship within a period of 30 days thereafter (or such longer period as may be approved) or, in the case of seizure or detention of that Ship as a result of piracy, within a period of 365 days thereafter. 29.20 Ship registration

107 UK-#751511372-v3 Except with approval of the Lenders, the registration of any Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if that Ship is only provisionally registered on the date of its Mortgage, that Ship is not permanently registered under such laws within 90 days of such date. 29.21 Political risk The Flag State of any Ship or any Relevant Jurisdiction of an Obligor becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any such Relevant Jurisdiction by unconstitutional means if, in any such case, such event or circumstance, in the reasonable opinion of the Agent, has or is reasonably likely to have, a Material Adverse Effect and, within 14 days of notice from the Agent to do so, such action as the Agent may require to ensure that such event or circumstance will not have such an effect has not been taken by the Borrower. 29.22 Sanctions (a) A Relevant Party, any of its Subsidiaries, or a director, officer or employee of a Relevant Party is or becomes a Restricted Party and either (a) in the reasonable opinion of the Lenders the situation cannot be remedied within 30 days or (b) if the situation can be remedied within thirty days, without being contrary to any law or regulation, such action as the Majority Lenders may require shall not have been taken within 30 days of the Agent notifying the Borrower of such required action. (b) Any breach of any representation contained in clause 18.33 (Sanctions) made or deemed to be made by an Obligor, is or proves to have been incorrect or misleading when made or deemed to be made, or any undertaking in clause 19.7 (Information: Sanctions), clause 21.2 (Use of proceeds), clause 21.4(b)(i) (Compliance with laws) (in so far as it relates to Sanctions Laws), clause 21.5 (Sanctions) or clause 23.18(d) (Lawful use) is not complied with. 29.23 Expropriation The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets. 29.24 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower: (a) cancel the Total Commitments at which time they shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; and/or (b) declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or (c) declare that all or part of the Loan be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

108 UK-#751511372-v3 (d) declare that no withdrawals be made from any Account; and/or (e) exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. 30 Position of Hedging Providers 30.1 Rights of Hedging Providers Each Hedging Provider is a Finance Party and as such, will be entitled to share in the security constituted by the Security Documents in respect of any liabilities of the Borrower under the Hedging Contracts with such Hedging Provider in the manner and to the extent contemplated by the Finance Documents. 30.2 No voting rights No Hedging Provider shall be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts with such Hedging Provider 30.3 Acceleration and enforcement of security Neither the Agent nor the Security Agent or any other beneficiary of the Security Documents shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to clause 29 (Events of Default) or pursuant to the other Finance Documents, to have any regard to the requirements of the Hedging Provider except to the extent that the relevant Hedging Provider is also a Lender. 30.4 Close out of Hedging Contracts (a) No Hedging Provider shall be entitled to terminate or close out any Hedging Contract or any Hedging Transaction under it prior to its stated maturity except: (i) if, following the occurrence of any Event of Default or Termination Event (as each such expression is defined in the Hedging Master Agreements), the relevant Hedging Provider is entitled to terminate or close out the relevant Hedging Transaction pursuant to the relevant Hedging Contract.; or (ii) if the Agent takes any action under clause 29.24 (Acceleration); or (iii) if the Loan and other amounts outstanding under the Finance Documents (other than amounts outstanding under the Hedging Contracts) have been repaid by the Borrower in full. (b) If there is a net amount payable to the Borrower under a Hedging Transaction or a Hedging Contract upon its termination and close out, the relevant Hedging Provider shall forthwith pay that net amount (together with interest earned on such amount) to the Security Agent for application in accordance with clause 33.24(a) (Order of application). (c) If a Default has occurred and is continuing and there is a net amount payable to a Hedging Provider under a Hedging Transaction or a Hedging Contract upon its termination and close

109 UK-#751511372-v3 out, the Borrower shall forthwith pay that net amount (together with interest earned on such amount) to the Agent for application in accordance with clause 36.5 (Partial payments). (d) No Hedging Provider (in any capacity) shall set-off any such net amount against or exercise any right of combination in respect of any other claim it has against the Borrower. Section 9 - Changes to Parties 31 Changes to the Lenders 31.1 Assignments by the Lenders Subject to this clause 31, a Lender (the Existing Lender) may assign any of its rights under this Agreement to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender). 31.2 Conditions of assignment (a) An Existing Lender must consult with the Borrower for no more than five Business Days before it may make an assignment in accordance with clause 31.1 (Assignments by the Lenders) unless the assignment is: (i) to another Lender, an Affiliate of a Lender or a fund which is a Related Fund of that Existing Lender; or (ii) made at a time when an Event of Default is continuing. (b) The Agent will promptly advise the Borrower of the assignment in writing. (c) No assignment may be made to a New Lender if an Insolvency Event has occurred and is, at the time of the proposed transfer, continuing in relation to that New Lender. (d) An assignment will only be effective: (i) on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it was an Original Lender; (ii) on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Original Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements; (iii) on the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

110 UK-#751511372-v3 (iv) if that Existing Lender assigns equal fractions of its Commitments and participation in the Loan and each Utilisation (if any) under the Facility. (e) Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 31.3 Fee The New Lender shall, on or before the date upon which an assignment takes effect, pay to the Agent (for its own account) a fee of $5,000. 31.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; (iv) the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or (v) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of: (A) the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and (B) the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; (ii) will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

111 UK-#751511372-v3 (iii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-assignment from a New Lender of any of the rights assigned under this clause 31 (Changes to the Lenders); or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation to the transactions contemplated by the Finance Documents or otherwise. 31.5 Procedure for assignment (a) Subject to the conditions set out in clause 31.2 (Conditions of assignment) an assignment may be effected in accordance with clause 31.5(d) below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under clause 31.5(d) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, subject to clause 31.5(b), as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them. (d) On the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors or any other person under the Finance Documents shall not be released); and (iii) the New Lender shall become a Party to the Finance Documents as a "Lender" for the purposes of all the Finance Documents and will be bound by obligations equivalent to the Relevant Obligations. (e) Lenders may utilise procedures other than those set out in this clause 31.5 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the

112 UK-#751511372-v3 consent of the relevant Obligor or unless in accordance with clauses 31.5 (Procedure for assignment), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 31.2 (Conditions of assignment). 31.6 Copy of Transfer Certificate to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under clause 31.2(d), send a copy of that Transfer Certificate and such other documents to the Borrower. 31.7 Security over Lenders' rights In addition to the other rights provided to Lenders under this clause 31 each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. (c) The Agent and the Mandated Lead Arrangers each may, at their own expense, publish information about their participation in, or agency or arrangement in respect of, the Facility and, for such purposes, to use the Borrower’s and/or the Obligors' logo and trademark in connection with such publication. 32 Changes to the Obligors 32.1 Assignment and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

113 UK-#751511372-v3 Section 10 - The Finance Parties 33 Roles of Agent, Security Agent, Mandated Lead Arrangers, Bookrunners, Co-ordinators and Sustainability Co-ordinators 33.1 Appointment of the Agent (a) Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each such other Finance Party authorises the Agent: (i) to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and (ii) to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it. (c) The Agent accepts its appointment under clause 33.2(a) as agent for the Finance Parties (for so long as they are Finance Parties) on and subject to the terms of this clause 33, and any Finance Documents to which it is a Party. 33.2 Instructions to Agent (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

114 UK-#751511372-v3 (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender or any Hedging Provider (without first obtaining that Lender's or any Hedging Provider's consent) in any legal or arbitration proceedings relating to any Finance Document. This clause (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents. 33.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to clause 31.6 (Copy of Transfer Certificate to Borrower), clause (a) shall not apply to any Transfer Certificate. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or a Mandated Lead Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 33.4 Role of the Mandated Lead Arrangers, Bookrunners, Co-ordinators and the Sustainability Co-ordinators Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers, the Bookrunners, the Co-ordinators and the Sustainability Co-ordinators have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents. 33.5 No fiduciary duties

115 UK-#751511372-v3 (a) Nothing in this Agreement constitutes the Agent, the Mandated Lead Arrangers, the Bookrunners, the Co-ordinators and the Sustainability Co-ordinators as a trustee or fiduciary of any other person. (b) None of the Agent, the Security Agent, the Mandated Lead Arrangers, the Bookrunners, the Co-ordinators and the Sustainability Co-ordinators shall be bound to account to any Lender or any Hedging Provider for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents. 33.6 Business with the Group The Agent, the Security Agent, the Mandated Lead Arrangers, the Bookrunners, the Co- ordinators and the Sustainability Co-ordinators may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or their Affiliates. 33.7 Rights and discretions of the Agent (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under clause 29.2 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

116 UK-#751511372-v3 (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents. (d) Without prejudice to the generality of clause 33.7(c) or clause 33.7(e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent and any Mandated Lead Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction. (i) Without prejudice to the generality of clause 33.7(h), the Agent may (but is not obliged) disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and the Agent shall disclose the same upon the written request of the Majority Lenders. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. (k) Neither the Agent nor any Mandated Lead Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender or any Hedging Provider, in which case the Agent shall

117 UK-#751511372-v3 promptly make the appropriate request of the Borrower if such request would be in accordance with the terms of this Agreement. 33.8 Responsibility for documentation and other matters Neither the Agent nor any Mandated Lead Arranger is responsible or liable for: (a) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or of any representations in any Finance Document or of any copy of any document delivered under any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document; (c) the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; (d) any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing; (e) accounting to any person for any sum or the profit element of any sum received by it for its own account; (f) the failure of any Obligor or any other party to perform its obligations under any Finance Document or any Charter Document or the financial condition of any such person; (g) ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Security Documents have been so deposited; (h) investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets; (i) failing to register any of the Security Documents with the Registrar of Companies or any other public office; (j) failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property; (k) failing to take or require any Obligor or any other person to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

118 UK-#751511372-v3 (l) (unless it is the same entity as the Security Agent) the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents; or (m) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise. 33.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 33.10 Exclusion of liability (a) Without limiting clause 33.10(b) (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property unless directly caused by its gross negligence, wilful misconduct or fraudulent behaviour; or (iii) without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Payment Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or

119 UK-#751511372-v3 systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or any Mandated Lead Arrangers to carry out (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender or any Hedging Provider and each Lender and any Hedging Provider confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any Mandated Lead Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 33.11 Lenders' indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against: (i) any Losses for negligence or any other category of liability whatsoever incurred by such Lenders' Representative in the circumstances contemplated pursuant to clause 36.10 (Disruption to payment systems etc) notwithstanding the Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent); and

120 UK-#751511372-v3 (ii) any other Losses (otherwise than by reason of the Agent's gross negligence or wilful misconduct) including the costs of any person engaged in accordance with clause (c) (Rights and discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents, in each case incurred by the Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property). (b) Subject to clause 33.11(c), the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to clause 33.11(a). (c) Clause 33.11(b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor. 33.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders each Hedging Provider, the Security Agent and the Borrower. (b) Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with clause (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent. (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 33.12(c), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 33 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor. (g) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 33.12(e)) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent and the Security Agent) and this clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and

121 UK-#751511372-v3 obligations amongst themselves as they would have had if such successor had been an original Party. 33.13 Replacement of the Agent (a) After consultation with the Borrower, the Majority Lenders may, by giving 30 days' notice to the Agent replace the Agent by appointing a successor Agent. (b) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 33.13(b)) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent and the Security Agent) and this clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 33.14 Replacement of the Agent for FATCA withholding The Agent shall resign in accordance with clause 33.14(b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to clause 33.14(b) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (a) the Agent fails to respond to a request under clause 12.6 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (b) the information supplied by the Agent pursuant to clause 12.6 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (c) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 33.15 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

122 UK-#751511372-v3 (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 33.16 Relationship with the Lenders and Hedging Providers (a) The Agent may treat the person shown in its records as each Lender or as each Hedging Provider at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as a Lender or (as the case may be) as a Hedging Provider acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender or (as the case may be) a Hedging Provider to the contrary in accordance with the terms of this Agreement. (b) Each Lender and each Hedging Provider shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent or the Security Agent to perform its functions as Agent or Security Agent. (c) Each Lender and each Hedging Provider shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent. 33.17 Credit appraisal by the Lenders and Hedging Providers Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document or any Charter Document, each Lender and each Hedging Provider confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document or any Charter Document including but not limited to: (a) the financial condition, status and nature of each Obligor and other Group Member; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Charter Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document; (c) the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

123 UK-#751511372-v3 (d) whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; (e) the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document or any Charter Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Charter Document; and (f) the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property. 33.18 Agent's management time and additional remuneration Any amount payable to the Agent under clause 14.3 (Indemnity to the Agent and the Security Agent), clause 16 (Costs and expenses) and clause 33.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees). 33.19 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 33.20 Common parties Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary. 33.21 Security Agent (a) Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents. (b) Each other Finance Party authorises the Security Agent: (i) to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or

124 UK-#751511372-v3 in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and (ii) to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Majority Lenders for execution by it. (c) The Security Agent accepts its appointment under clause 33.21 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 33.21-33.28 (inclusive) and the Security Documents to which it is a party. 33.22 Application of certain clauses to Security Agent (a) Clauses 33.7(c) (Rights and discretions of the Agent), 33.8 (Responsibility for documentation and other matters), clause 33.9 (No duty to monitor), 33.10 (Exclusion of liability), 33.11 (Lenders' indemnity to the Agent), 33.12 (Resignation of the Agent), 33.15 (Confidentiality), 33.16 (Relationship with the Lenders and Hedging Providers), 33.17 (Credit appraisal by the Lenders and Hedging Providers), 33.18 (Agent's management time and additional remuneration) and 33.19 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the "Security Agent" in its capacity as such and, in clause 33.7(c) (Rights and discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent. (b) In addition, clause 33.12 (Resignation of the Agent) shall, for the purposes of its application to the Security Agent pursuant to clause 33.22(a), have the following additional sub-clause: (i) At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent (except where the Security Agent is retiring under clause 33.13(a) as extended to it by clause 33.22(a), in which case such costs shall be borne by the Lenders (in proportion to their shares of the Total Commitments or, if the Total Commitments are then zero, to their shares of the Total Commitments immediately prior to their reduction to zero). 33.23 Instructions to Security Agent (a) The Security Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

125 UK-#751511372-v3 (b) The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification. (c) Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Security Agent is not authorised to act on behalf of a Lender or any Hedging Provider (without first obtaining that Lender's or the relevant Hedging Provider's consent) in any legal or arbitration proceedings relating to any Finance Document. This clause (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents. 33.24 Order of application (a) The Security Agent agrees to apply the Trust Property and each other beneficiary of the Security Documents agrees to apply all moneys received by it in the exercise of its rights under the Security Documents in accordance with the following respective claims: (i) first, as to a sum equivalent to the amounts payable to the Security Agent under the Finance Documents (excluding any amounts received by the Security Agent pursuant to clause 33.11 (Lenders' indemnity to the Agent) as extended to the Security Agent pursuant to clause 33.22 (Application of certain clauses to Security Agent)), for the Security Agent absolutely; (ii) secondly, as to a sum equivalent to the aggregate amount then due and owing to the other Finance Parties (other than the Hedging Providers) under the Finance Documents (other than the Hedging Contracts or any Hedging Master Agreement), for those Finance Parties absolutely for application between them in accordance with clause 36.5 (Partial payments); (iii) thirdly, until such time as the Security Agent is satisfied that all obligations owed to the Finance Parties (other than the Hedging Providers) have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to the Finance Parties (other than the Hedging Providers) under the Finance Documents (other than the Hedging Contracts or any Hedging Master Agreement) and further application in accordance with this clause 33.24(a) as and when any such amounts later fall due; (iv) fourthly, as to a sum equivalent to the aggregate amount then due and owing to the Hedging Providers under the Hedging Contracts and any Hedging Master

126 UK-#751511372-v3 Agreements, for those Hedging Providers absolutely for application between them in accordance with clause 36.5 (Partial payments); (v) fifthly, until such time as the Security Agent is satisfied that all obligations owed to the Hedging Providers have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to the Hedging Providers under the Hedging Contracts, any Hedging Master Agreement and any other Finance Documents and further application in accordance with this clause 33.24(a) as and when any such amounts later fall due; (vi) sixthly, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and (vii) seventhly, as to the balance (if any), for the Obligors by or from whom or from whose assets the relevant amounts were paid, received or recovered or other person entitled to them. (b) The Security Agent and each other beneficiary of the Security Documents shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent) any other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent), any other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrower or any other person liable. (c) The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this clause 33.24 by paying such amounts to the Agent for distribution in accordance with clause 36 (Payment mechanics). 33.25 Powers and duties of the Security Agent as trustee of the security In its capacity as trustee in relation to the Trust Property, the Security Agent: (a) shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement; (b) shall (subject to clause 33.24(a) (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be

127 UK-#751511372-v3 responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent's gross negligence or wilful misconduct; (c) may, in the conduct of its obligations under and in respect of the Security Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent; and (d) may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent exercising reasonable care or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent exercising reasonable care and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company (save that it shall take reasonable steps to pursue any person who may be liable to it in connection with such loss). 33.26 All enforcement action through the Security Agent (a) None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. (b) None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document. 33.27 Co-operation to achieve agreed priorities of application The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 33.24(a) (Order of application).

128 UK-#751511372-v3 33.28 Indemnity from Trust Property (a) In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person: (i) in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents; (ii) as a result of any breach by an Obligor or any other person of any of its obligations under any Finance Document; (iii) in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and (iv) in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents. (b) The rights conferred by this clause 33.28 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this clause 33.28 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct. 33.29 Finance Parties to provide information The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 33.24(a) (Order of application) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, clause 36.5 (Partial payments) and clause 33.24(a) (Order of application). 33.30 Release to facilitate enforcement and realisation Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents,

129 UK-#751511372-v3 each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Obligor and of all Security Interests over the assets of such Obligor. 33.31 Undertaking to pay Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents. 33.32 Additional trustees The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrower to appoint any person approved by the Borrower (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent: (a) if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties; (b) for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or (c) for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained, and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person. 33.33 Non-recognition of trust It is agreed by all the parties to this Agreement that: (a) in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 33, the relationship of the Security Agent

130 UK-#751511372-v3 and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and (b) the provisions of this clause 33 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments. 34 Conduct of business by the Finance Parties 34.1 Finance Parties tax affairs No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 34.2 Finance Parties acting together Notwithstanding clause 2.2 (Finance Parties' rights and obligations), if the Agent makes a declaration under clause 29.24 (Acceleration) the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrower and any Group Members and generally administer the Facility in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders after the Agent makes a declaration under clause 29.24 (Acceleration). This clause shall not override clause 33 (Roles of Agent, Security Agent, Mandated Lead Arrangers, Bookrunners and Co-ordinators) as it applies to the Security Agent. 34.3 Majority Lenders (a) Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and

131 UK-#751511372-v3 that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case. (b) If, within ten Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 662/3 per cent of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded. (c) For the purposes of clause 34.3(b), any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded. (d) Clauses 34.3(b) and 34.3(c) shall not apply in relation to those matters referred to in, or the subject of, clause 35.5 (Exceptions). 34.4 Conflicts (a) The Borrower acknowledges that any Mandated Lead Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Mandated Lead Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrower may have conflicting interests in respect of the Facility or otherwise. (b) No member of an Mandated Lead Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Mandated Lead Arranger Group has as Agent in respect of the Finance Documents. The Borrower also acknowledges that no member of an Mandated Lead Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit. (c) The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006. 34.5 Replacement of a Defaulting Lender (a) The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days' prior written notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or (ii) require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 31(Changes to the Lenders) all (and not part only) of the undrawn Commitments of the Lender,

132 UK-#751511372-v3 to a Lender or other bank or financial institution (a Replacement Lender) selected by the Borrower, and which is acceptable to the Agent (acting reasonably and with the approval of the Majority Lenders) and (in the case of any transfer of any undrawn Commitments), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender; (iii) the transfer must take place no later than 20 days after the notice referred to in clause 34.5(a); and (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents. 35 Sharing among the Finance Parties 35.1 Payments to Finance Parties If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 36 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 36 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 36.5 (Partial payments). 35.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing

133 UK-#751511372-v3 Finance Parties) in accordance with clause 36.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 35.3 Recovering Finance Party's rights On a distribution by the Agent under clause 35.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 35.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 35.5 Exceptions (a) This clause 35 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; (ii) the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and (iii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

134 UK-#751511372-v3 Section 11 - Administration 36 Payment mechanics 36.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 36.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 36.3 (Distributions to an Obligor) and clause 36.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 36.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with clause 37 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 36.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Agent or its Affiliate or Representative on its behalf or direction (the Agent and its applicable Affiliate or Representative, an Agent Entity) pays an amount to another Party (unless paragraph (c) below applies) or, at the direction of such Party, that Party’s Affiliate, Related Fund or Representative (such Party and its applicable Affiliate, Related Fund or Representative, an Other Party Entity) and it proves to be the case (in the sole determination of the Agent) that (i) neither the Agent nor the applicable Agent Entity actually received that amount or (ii) such amount was otherwise paid in error (whether such error was known or ought to have been known to such other Party or applicable Other Party Entity), then the Party to whom that amount (or the proceeds of any related exchange contract) was paid (or on whose direction its applicable Other Party Entity was paid) by the

135 UK-#751511372-v3 applicable Agent Entity shall hold such amount on trust or, to the extent not possible as a matter of law, for the account (or will procure that its applicable Other Party Entity holds on trust or for the account) of the Agent Entity and on demand (or will procure that its applicable Other Party Entity shall) refund the same to the Agent Entity together with interest on that amount from the date of payment to the date of receipt by the Agent Entity, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Borrower shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 36.5 Partial payments (a) If the Agent receives a payment for application against amounts in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent or the Mandated Lead Arrangers under those Finance Documents; (ii) secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 33.11 (Lenders' indemnity to the Agent) including any amount resulting from the indemnity to the Security Agent under clause 33.22 (Application of certain clauses to Security Agent); (iii) thirdly, in or towards payment to the Lenders pro rata of any accrued interest, fee, commission or any principal or any other sum due but unpaid under those Finance Documents; (iv) fourthly, in or towards payment to the Hedging Providers pro rata of any net accrued interest, fees, commission or any other net amounts due to them but unpaid under the Hedging Contracts which is due but unpaid under those Finance Documents; and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by all the Lenders and each Hedging Provider, vary the order set out in paragraphs (ii) to (v) of clause 36.5(a). (c) Clauses 36.5(a) and 36.5(b) above will override any appropriation made by an Obligor. 36.6 No set-off by Obligors

136 UK-#751511372-v3 All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 36.7 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 36.8 Currency of account (a) Subject to clauses 36.8(b) to 36.8(c), dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of all or part of the Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date. (c) Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred. (d) All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale. 36.9 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

137 UK-#751511372-v3 36.10 Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Payment Disruption Event has occurred or the Agent is notified by the Borrower that a Payment Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Payment Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 42 (Amendments and waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 36.10; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 37 Set-off A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 38 Notices 38.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

138 UK-#751511372-v3 38.2 Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of any Obligor which is a Party, that identified with its name in Schedule 1 (The original parties); (b) in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party; (c) in the case of the Security Agent, the Agent and any other original Finance Party that identified with its name in Schedule 1 (The original parties); and (d) in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 38.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under clause 38.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to the Borrower in accordance with this clause will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with clauses 38.3(a) to (d) above, after 5:00pm in the place of receipt shall be deemed only to become effective on the following day. 38.4 Notification of address Promptly upon receipt of notification of an address or change of address pursuant to clause 38.2 (Addresses) or changing its own address, the Agent shall notify the other Parties. 38.5 Electronic communication

139 UK-#751511372-v3 (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. (b) Any electronic communication or document made or delivered by one Party to another will be effective only when actually received in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose. (c) Any electronic communication or document which becomes effective, in accordance with clause 38.5(b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. (d) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 38.5. 38.6 English language (a) Any notice given under or in connection with any Finance Document shall be in English. (b) All other documents provided under or in connection with any Finance Document shall be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 39 Calculations and certificates 39.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 39.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

140 UK-#751511372-v3 39.3 Day count convention (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places. 40 Partial invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 41 Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law. 42 Amendments and waivers 42.1 Required consents (a) Subject to clauses 42.2 (All Lender matters) and 42.3 (Other exceptions), any term of the Finance Documents may be amended or waived with the consent of the Agent (acting on the instructions of the Majority Lenders and, if it affects the rights and obligations of the Agent or the Security Agent, the consent of the Agent or the Security Agent and, if it affects the rights and obligations of the Hedging Providers, the consent of the Hedging Providers and any such amendment or waiver agreed or given by the Agent will be binding on all the Finance Parties. (b) The Agent may (or, in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 42. (c) Without prejudice to the generality of sub-clauses (c), (d) and (e) of clause 33.7 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

141 UK-#751511372-v3 (d) Each Obligor agrees to any such amendment or waiver permitted by this clause 42 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this clause 42.1(d), require the consent of the Owners. 42.2 All Lender matters An amendment, waiver or discharge or release or a consent of, or in relation to, the terms of any Finance Document that has the effect of changing or which relates to: (a) the definition of “Change of Control” in clause 1.1 (Definitions); (b) the definition of "Last Availability Date" in clause 1.1 (Definitions); (c) the definition of "Majority Lenders" in clause 1.1 (Definitions); (d) an extension to the date of payment of any amount under the Finance Documents; (e) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated; (f) an increase in, or an extension of, any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders pro rata under the Facility; (g) a change to the Borrower or any other Obligor; (h) any provision which expressly requires the consent or approval of all the Lenders; (i) the definitions of "Restricted Party", "Sanctions Authority", "Sanctions Laws" or "Sanctions List" in clause 1.1 (Definitions) or any provision which relates to Sanctions, a Restricted Party (including, without limitation, clause 7.2 (Sanctions activity), clause 18.33 (Sanctions), clause 19.7 (Information: Sanctions), clause 21.2 (Use of proceeds), clause 21.5 (Sanctions) and clause 29.22 (Sanctions)); (j) clause 2.2 (Finance Parties' rights and obligations), clause 7.3 (Change of Control and delisting), clause 31 (Changes to the Lenders), clause 35.1 (Payments to Finance Parties), this clause 42, clause 48 (Governing law) or clause 49.1 (Jurisdiction of English courts); (k) a change to clause 8.5 (Sustainability margin adjustment) or Schedule 11 (Sustainability targets); (l) the order of distribution under 33.24(a) (Order of application); (m) the order of distribution under clause 36.5 (Partial payments); (n) the currency in which any amount is payable under any Finance Document; (o) an increase in any Commitment or the Total Commitments, an extension of any period within which the Facility is available for Utilisation or any requirement that a cancellation of Commitments reduces the Commitments pro rata; (p) the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Security Documents are distributed;

142 UK-#751511372-v3 (q) the nature or scope of the guarantee and indemnity granted under clause 17 (Guarantee and indemnity); or (r) the circumstances in which the security constituted by the Security Documents are permitted or required to be released under any of the Finance Documents, shall not be made, or given, without the prior consent of all the Lenders. 42.3 Other exceptions (a) Amendments to or waivers in respect of the Hedging Contracts may only be agreed by the relevant Hedging Provider. (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, any Hedging Provider, the Mandated Lead Arrangers, the Bookrunners, the Co- ordinators and the Sustainability Co-ordinators in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent, any Hedging Provider, the Mandated Lead Arrangers, the Bookrunners, the Co- ordinators and the Sustainability Co-ordinators (as the case may be). (c) Notwithstanding clauses 42.1 (Required consents) and 42.2 (All Lender matters), the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties. 42.4 Releases Except with the approval of the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release: (a) any Charged Property from the security constituted by any Security Document; or (b) any Obligor or any other person from any of its guarantee or other obligations under any Finance Document. 42.5 Changes to reference rates (a) Each Obligor agrees and acknowledges that it shall co-operate with the Finance Parties in good faith to agree and implement any amendment or waiver as contemplated pursuant to this clause 42.5 as a result of an RFR Replacement Event. (b) Subject to clause 42.3 (Other exceptions), if a RFR Replacement Event has occurred, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of (or in addition to) the RFR; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

143 UK-#751511372-v3 (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (c) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on the Loan under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (d) In this clause 42.5: Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Replacement Reference Rate means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for the RFR by: (i) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Reference Rate will be the replacement under paragraph (ii) above;

144 UK-#751511372-v3 (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to the RFR; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to the RFR. RFR Replacement Event means: (i) the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders materially changed; (ii) (A) (1) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or (2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; (B) the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; (C) the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or (D) the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or (iii) the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders) temporary; or (B) the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the "RFR Contingency Period" in the Reference Rate Terms; or (iv) in the opinion of the Majority Lenders and the Borrower, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 43 Confidentiality of Funding Rates

145 UK-#751511372-v3 43.1 Confidentiality and disclosure (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Agent may disclose: (i) any Funding Rate to the Borrower pursuant to clause 8.4 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this clause 43.1(c)(ii) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate Quotation or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 43.2 Related obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable

146 UK-#751511372-v3 legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to clause 43.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this clause 43.2. 43.3 No Event of Default No Event of Default will occur under clause 29.7 (Other obligations) by reason only of an Obligor's failure to comply with this clause 43.3. 44 Confidentiality 44.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save as permitted by clause 44.2 (Disclosure of Confidential Information) and below, and to ensure that all such information is protected with security measures and a degree of care that would apply to its own confidential information. The obligations in this clause 44 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available. 44.2 Disclosure of Confidential Information (a) Any Finance Party may disclose to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurers, re-insurers, brokers and re-insurance brokers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 44.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information. (b) Any Finance Party and any of that Finance Party’s Affiliates may disclose to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent, and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

147 UK-#751511372-v3 (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom clause 44.2(b)(i) or clause 44.2(b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (iv) appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom clause 44.2(b)(ii) above applies to act as a verification agent in respect of any transaction referred to in clause 44.2(b)(ii) above; (v) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 44.2(b)(i) or clause 44.2(b)(ii) above; (vi) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation, including filing of this Agreement with the U.S. Securities and Exchange Commission; (vii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (viii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 31.7 (Security over Lenders' rights); (ix) who is a Party; or (x) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to clause 44.2(b)(i), clause 44.2(b)(ii), clause 44.2(b)(iii) and clause 44.2(b)(iv) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking substantially in a recommended form of the Loan Market Association from time to time or in any other form agreed between the Borrower and the relevant Finance Party (a Confidentiality Undertaking) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to clause 44.2(b)(v) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the

148 UK-#751511372-v3 Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to clause 44.2(b)(vi), clause 44.2(b)(vii) and clause 44.2(b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom clause 44.2(b)(i) or clause 44.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause44.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and (e) to any relevant publisher, such Confidential Information as may be required to be disclosed to enable such publisher to compile and publish relevant league tables and rankings if the publisher to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 44.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) clause 48 (Governing law); (vi) the names of the Agent and the Arrangers; (vii) date of each amendment and restatement of this Agreement;

149 UK-#751511372-v3 (viii) amount of Total Commitments; (ix) currency of the Facility; (x) type of Facility; (xi) ranking of Facility; (xii) the term of the Facility; (xiii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and (xiv) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Borrower represents that none of the information set out in paragraphs (a)(i) to (xiv) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 45 Counterparts and electronic signing (a) Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. (b) The Parties acknowledge and agree that any Party may execute this Agreement by electronic signature. The Parties agree that the use of an electronic signature appearing on this Agreement shall have the same validity and legal effect as a manuscript signature and is made with the intention of authenticating this Agreement and evidencing the relevant Party’s intention to be bound by the terms of this Agreement. 46 Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party and each Obligor acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

150 UK-#751511372-v3 (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 47 Qualifying Financial Contract Acknowledgment To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, QFC Credit Support and each such QFC a Supported QFC), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other jurisdiction): (a) In the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) For the purposes of this Clause 39 (Qualifying Financial Contact Acknowledgment): BHC Act Affiliate of a Party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Party. Covered Entity means any of the following:

151 UK-#751511372-v3 (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

152 UK-#751511372-v3 Section 12 - Governing Law and Enforcement 48 Governing law This Agreement and any non-contractual obligations connected with it are governed by English law. 49 Enforcement 49.1 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This clause 49.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 49.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor's English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and (iii) if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. This Agreement has been entered into on the date stated at the beginning of this Agreement.

153 UK-#751511372-v3 Schedule 1 The original parties Borrower Name Cool Company Ltd. Original Jurisdiction Bermuda Registration number (or equivalent, if any) 54129 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office 9 Par-la-Ville, Road Hamilton HM11, Bermuda Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com The Owners Name Golar Hull M2027 Corp. (to be renamed Kool Bear Corporation) Original Jurisdiction Marshall Islands Registration number (or equivalent, if any) 46891 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com

154 UK-#751511372-v3 Name Kool Crystal Corporation (formerly known as Golar Hull M2022 Corp.) Original Jurisdiction Marshall Islands Registration number (or equivalent, if any) 46819 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com Name Kool Frost Corporation (formerly known as Golar LNG NB12 Corporation) Original Jurisdiction Marshall Islands Registration number (or equivalent, if any) 53183 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com

155 UK-#751511372-v3 Name Kool Glacier Corporation (formerly known as Golar LNG NB10 Corporation) Original Jurisdiction Marshall Islands Registration number (or equivalent, if any) 52982 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com Name Kool Blizzard Corporation (formerly known as Golar Hull M2047 Corp.) Original Jurisdiction Marshall Islands Registration number (or equivalent, if any) 48780 English process agent (if not incorporated in England) Cool Company Management Ltd, 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ Registered office Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 Address for service of notices 6th floor, the Zig Zag, 70 Victoria Street, London SW1E 6SQ, Att: Treasury / CoolCo CFO treasury@golar.com Eduardo.maranhao@golar.com

156 UK-#751511372-v3 The Original Lenders Name ABN AMRO Bank N.V., Oslo Branch Facility Office, address and attention details for notices and account details for payments Lending office: Address: Olav V’s Gate 5, N-0161 Oslo, Norway For credit matters: Address: Olav V’s Gate 5, N-0161 Oslo, Norway Email: mail_lending_oslo@no.abnamro.com Attention: Lending Oslo (Attn: Christopher Van Der Lagen) For operational matters: Address: Coolsingel 93, 3012 AE Rotterdam, The Netherlands, PAC GL09.14 Email: loket.leningenadministratie.ccs@nl.abnamro.com Attention: Lening en Administratie Term Loan Commitment ($) $100,871,782 as at the Effective Date Name Citibank, N.A., Jersey Branch Facility Office, address and attention details for notices and account details for payments Lending office: Address: PO Box 728, 38 Esplanade, St Helier, Jersey, JE4 8ZT For credit matters: Address: Citigroup Centre, 33 Canada Square, London E14 5LB Email: jonathan.beasley@citi.com Attention: Jonathan Beasley For operational matters: Address: Loans Processing Unit, Citibank Europe Plc, Poland Branch, Prosta 36 Street, 00-838 Warsaw, Poland Email: notices.webranchesloans@citi.com / westerneuropeloans@citi.com

157 UK-#751511372-v3 Attention: Loans Processing Unit Term Loan Commitment ($) $100,871,782 as at the Effective Date Name Danske Bank, Norwegian Branch Facility Office, address and attention details for notices and account details for payments Lending office: Address: Søndre Gate 15, 7466 Trondheim, Norway For credit matters: Address : Bryggetorget 4, 0250 Oslo, Norway Email: htof@danskebank.com / Einar.Stavrum@danskebank.com; Attention: Henrik Sebastian Toften, Einar Stavrum For operational matters: Address: 2-12 Holmens Kanal, DK 1092 Copenhagen K., Denmark Email: loanmanshi@danskebank.com Attention: Loan Management Shipping Term Loan Commitment ($) $100,871,782 as at the Effective Date Name DNB (UK) Limited Facility Office, address and attention details for notices and account details for payments Address: 8th Floor The Walbrook Building 25 Wallbrook London EC4N 8AF For credit matters: Address: 8th Floor The Walbrook Building 25 Wallbrook London EC4N 8AF Attention: CMOA Department Email: cmoalondon@dnb.no

158 UK-#751511372-v3 For operational matters: Address: 8th Floor The Walbrook Building 25 Wallbrook London EC4N 8AF Attention: Loan Administration Dept Email: ladlondon@dnb.no Term Loan Commitment ($) $100,871,782 as at the Effective Date Name Nordea Bank Abp, filial i Norge Facility Office, address and attention details for notices and account details for payments Address: Essendrops gate 7 0368 Oslo Norway Tel: +47 24014647 / +47 955 25 201 Email: Didrik.b.wahl@nordea.com / Fredrik.flem@nordea.com Attention: Shipping & Offshore Term Loan Commitment ($) $100,871,782 as at the Effective Date The Agent Name Nordea Bank Abp, filial i Norge Facility Office, address and attention details for notices and account details for payments Address: Essendrops gate 7 0368 Oslo Norway Tel: +47 2401 1292 Email: agency.soosid@nordea.com marcus.anke@nordea.com Attention: Shipping & Offshore The Security Agent Name Nordea Bank Abp, filial i Norge

159 UK-#751511372-v3 Facility Office, address and attention details for notices and account details for payments Address: Essendrops gate 7 0368 Oslo Norway Tel: +47 2401 1292 Email: agency.soosid@nordea.com marcus.anke@nordea.com Attention: Shipping & Offshore

160 UK-#751511372-v3 The Hedging Providers Name ABN AMRO Bank N.V. Facility Office, address and attention details for notices and account details for payments Address: 10 Gustav Mahlerlaan, Amsterdam, The Netherlands Tel: +31 20 343 4870 E-mail: mdu@nl.abnamro.com Name Danske Bank A/S Facility Office, address and attention details for notices and account details for payments Address: 2-12 Holmens Kanal, DK 1092 Copenhagen K., Denmark Tel : +47 23 13 91 99 Email: patrick.johansen@danskebank.no Attention: Patrick Johansen Name DNB Bank ASA Facility Office, address and attention details for notices and account details for payments Address: 8th Floor The Walbrook Building 25 Wallbrook London EC4N 8AF Tel: +44 207 621 1111 Attention: CMOA Department Email: cmoalondon@dnb.no Name Nordea Bank Abp Facility Office, address and attention details for notices and account details for payments Address: c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland, 7288 Derivatives Services, PO Box 850, DK-0900 Copenhagen K, Denmark Tel: +45 55 47 51 71 Email: otc@nordea.com

161 UK-#751511372-v3 Name Citigroup Global Markets Limited Facility Office, address and attention details for notices and account details for payments For credit matters: Address: Citigroup Centre, 33 Canada Square, London E14 5LB Email: jonathan.beasley@citi.com Attention: Jonathan Beasley For operational matters: Address: Loans Processing Unit, Citibank Europe Plc, Poland Branch, Prosta 36 Street, 00-838 Warsaw, Poland Email: notices.webranchesloans@citi.com / westerneuropeloans@citi.com Attention: Loans Processing Unit

162 UK-#751511372-v3 The Bookrunners Name ABN AMRO Bank N.V. Name Citibank, N.A., London Branch Name Danske Bank A/S Name DNB (UK) Limited Name Nordea Bank Abp, Filial i Norge

163 UK-#751511372-v3 The Mandated Lead Arrangers Name ABN AMRO Bank N.V. Name Citibank, N.A., London Branch Name Danske Bank A/S Name DNB (UK) Limited Name Nordea Bank Abp, Filial i Norge The Co-ordinators Name ABN AMRO Bank N.V. Name Citibank, N.A., London Branch Name Danske Bank A/S Name DNB (UK) Limited Name Nordea Bank Abp, Filial i Norge

164 UK-#751511372-v3 Schedule 2 Ship information Ship A Name of Ship: Golar Bear (to be renamed Kool Bear) Capacity: 160,000 cbm Year built: 2014 Type of ship: Liquefied natural gas carrier Owner: Golar Hull M2027 Corp. (to be renamed Kool Bear Corporation) Flag State: Marshall Islands Port of Registry: Majuro IMO Number: 9626039 Classification: 1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163oC and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF- V(3)C(3), CSA-2, CLEAN, Recyclable Classification Society: Det Norske Veritas Major Casualty Amount: $5,000,000 Ship Commitment: $95,000,000 Additional Ship Commitment: $14,000,000

165 UK-#751511372-v3 Ship B Name of Ship: Golar Crystal (to be renamed Kool Crystal) Capacity: 160,000 cbm Year built: 2014 Type of ship: Liquefied natural gas carrier Owner: Kool Crystal Corporation (formerly known as Golar Hull M2022 Corp.) Flag State: Marshall Islands Port of Registry: Majuro IMO Number: 9624926 Classification: 1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163oC and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF- V(3)C(3), CSA-2, CLEAN, Recyclable Classification Society: Det Norske Veritas Major Casualty Amount: $5,000,000 Ship Commitment: $95,000,000 Additional Ship Commitment: $14,000,000

166 UK-#751511372-v3 Ship C Name of Ship: Kool Frost (formerly known as Golar Frost) Capacity: 160,000 cbm Year built: 2014 Type of ship: Liquefied natural gas carrier Owner: Kool Frost Corporation (formerly known as Golar LNG NB12 Corporation) Flag State: Marshall Islands Port of Registry: Majuro IMO Number: 9655042 Charter description: Time Charter Party entered into between CNOOC Gas and Power Trading & Marketing Ltd. and Golar LNG NB12 Corporation on 12 October 2021 in respect of the Golar Frost, as amended on 29 December 2021. Charterer: CNOOC Gas and Power Trading & Marketing Ltd. Classification: 1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163oC and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF- V(3)C(3), CSA-2, CLEAN, Recyclable Classification Society: Det Norske Veritas Major Casualty Amount: $5,000,000 Ship Commitment: $95,000,000 Additional Ship Commitment: $14,000,000

167 UK-#751511372-v3 Ship D Name of Ship: Kool Glacier (formerly known as Golar Glacier) Capacity: 162,000 cbm Year built: 2014 Type of ship: Liquefied natural gas carrier Owner: Kool Glacier Corporation (formerly known as Golar LNG NB10 Corporation) Flag State: Marshall Islands Port of Registry: Majuro IMO Number: 9654696 Classification: 1A1, Tanker for Liquefied Gas, BIS, Clean, COAT-PSPC(B), E0 F(A, M, C) Gas fuelled NAUT(OC), NAUTICUS(Newbuilding), OPP-F Plus, Recyclable, TMON Classification Society: Det Norske Veritas Major Casualty Amount: $5,000,000 Ship Commitment: $95,000,000 Additional Ship Commitment: $14,000,000

168 UK-#751511372-v3 Ship F Name of Ship: Kool Blizzard (formerly known as Golar Snow) Capacity: 160,000 cbm Year built: 2015 Type of ship: Liquefied natural gas carrier Owner: Kool Blizzard Corporation (formerly known as Golar Hull M2047 Corp.) Flag State: Marshall Islands Port of Registry: Majuro IMO Number: 9635315 Classification: 1A1, Tanker for Liquefied Gas, BIS, Clean, COAT-PSPC(B), Comf(C-3, V-2), CSA(2), E0, Gas fuelled, NAUT(OC), NAUTICUS(Newbuilding), Recyclable, TMON Classification Society: Det Norske Veritas Major Casualty Amount: $5,000,000 Ship Commitment: $95,000,000 Additional Ship Commitment: $14,000,000

169 UK-#751511372-v3 Schedule 3 Conditions precedent Part 1 Conditions precedent to any Utilisation 1 Original Obligors' and GLNG corporate documents (a) A copy of the Constitutional Documents of each Original Obligor and GLNG. (b) A copy of a resolution of the board of directors of each Original Obligor and GLNG (or, if applicable, any committee of such board empowered to approve and authorise the following matters): (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party (its Relevant Documents) and resolving that it execute its Relevant Documents; (ii) authorising a specified person or persons to execute its Relevant Documents on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with its Relevant Documents. (c) If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee. (d) A notarised or certified passport copy (containing a specimen signature) of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents and who has executed any such document. (e) A copy of a resolution signed by all the holders of the issued shares in each Original Obligor approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Obligor is a party. (f) A certificate of the Borrower (signed by a director) confirming that: (i) borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded; and (ii) no consents, authorisations, licences or approvals are necessary for any Original Obligor to authorise or are required by any Original Obligor in connection with the borrowing by the Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of any Finance Document. (g) A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Original Obligor or GLNG. (h) A certificate of an authorised signatory of the relevant Original Obligor and GLNG certifying that each copy document relating to it specified in this Part of this Schedule is correct,

170 UK-#751511372-v3 complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked. 2 Legal opinions The following Legal Opinions, each addressed to the Agent, the Security Agent, the Original Lenders and the Hedging Providers and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility: (a) A Legal Opinion of Norton Rose Fulbright LLP, London on matters of English law, substantially in the form approved by all of the Lenders prior to signing this Agreement. (b) A Legal Opinion of the legal advisers to the Agent in each jurisdiction (other than England and Wales) in which an Obligor and GLNG is incorporated and/or which is or is to be the Flag State of a Ship, or in which an Earnings Account opened at the relevant time is established substantially in the form approved by all of the Lenders prior to signing this Agreement. 3 Other documents and evidence (a) Evidence that any process agent referred to in clause 49.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the first Utilisation Date, if not an Original Obligor, has accepted its appointment. (b) Each Fee Letter duly executed by the parties thereto. (c) A copy, certified by an approved person to be a true and complete copy, of each of the Charter Documents relating to the Initial Ship C Charter. (d) A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (e) The Original Financial Statements, together with a Compliance Certificate. (f) Evidence that the fees, commissions, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date. (g) Evidence satisfactory to the Agent (on the instructions of all the Lenders) (i) that since 31 December 2021 no material adverse change has occurred which could adversely affect the business, financial condition, performance, assets, operations or prospects of any Obligor and their Affiliates (taken as a whole); (ii) of the absence of any circumstance, change or condition in the international or relevant domestic bank, loan syndication, financial or capital markets generally that, in the opinion of any Lender, could impair the prospects of achieving successful syndication of the Facility in due course; and

171 UK-#751511372-v3 (iii) of the absence of any event or circumstance which, in the opinion of any Lender, has adversely affected or which could adversely affect the ability of the Borrower to perform its obligations under the Finance Documents or any other Obligor to perform its obligations under the Finance Documents. 4 Hedging Master Agreements and Hedging Contract Security If applicable, evidence that if required by the Agent: (a) the Hedging Master Agreements have been executed by the Borrower and each Hedging Provider; (b) the Borrower has executed the Hedging Contract Security in favour of the Security Agent; and (c) any notice required to be given to each Hedging Provider under the Hedging Contract Security has been given to it and acknowledged by it in the manner required by the Hedging Contract Security. 5 Equity raising Evidence satisfactory to the Agent (on the instructions of all the Lenders) that: (a) the Borrower has been listed on NOTC or another reputable stock exchange approved by the Lenders and has raised an amount not less than $100,000,000 in new equity from the equity capital markets; and (b) a gross amount of not less than $250,000,000 (inclusive of the $100,000,000 required by paragraph (a) above) has been credited to an escrow account for which the Borrower is the end beneficiary and that the conditions to the release of the part of such amount relating to the relevant Ship Tranche are satisfied or will be satisfied upon the first Utilisation. 6 Purchase Contract etc. A copy of (a) the Purchase Contract and (b) (if available) any documents pursuant to which the Existing Leases shall be terminated and the relevant Ships acquired by the relevant Owners. 7 Cool Pool Agreement A copy of the Cool Pool Agreement. 8 GLNG Shareholder Loan Such information as any Finance Party may reasonably request through the Agent regarding any existing and proposed shareholder loans including, without limitation, the GLNG Shareholder

172 UK-#751511372-v3 Loan and execution of any Subordination Agreement and any other subordination documentation required pursuant to clause 27.3 (Financial Indebtedness). 9 Minimum Cash balance Evidence satisfactory to the Agent (on the instructions of all the Lenders) that the Borrower has not less than $25,000,000 of Cash. 10 "Know your customer" information Such documentation, information and other evidence as any Finance Party may need in order to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks (including sanctions) or identification procedures under all laws and regulations and internal policies applicable to that Finance Party. 11 Taxation If relevant, evidence in a form acceptable to the Agent that any withholding tax will be paid or any necessary applications have been or will be sent to the relevant tax authorities. 12 Further documentation Such further documentation, evidence, authorisations or opinions as the Agent may reasonably require.

173 UK-#751511372-v3 Part 2 Ship and security conditions precedent 1 Corporate documents (a) A certificate of an authorised signatory of the relevant Owner certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended. (b) A certificate of an authorised signatory of each other Obligor which is party to any of the Original Security Documents required to be executed at or before the first Utilisation Date certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended. 2 Security (a) The Mortgage and the General Assignment in respect of the relevant Ship duly executed by the relevant Owner. (b) In respect of Ship C and any other Ship subject to a Charter, the Charter Assignment duly executed by the relevant Owner. (c) The Share Security in respect of the relevant Owner duly executed by the Borrower together with all letters, transfers, certificates and other documents required to be delivered under such Share Security. (d) Any Manager's Undertaking in respect of the relevant Ship then required pursuant to the Finance Documents duly executed by the relevant manager. (e) Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents and, in respect of the acknowledgments required from any relevant Charterer and subject to the terms of the relevant Charter Assignment, any relevant acknowledgments shall be provided as conditions subsequent in accordance with clause 4.6(a) (Conditions subsequent). (f) If a Quiet Enjoyment Letter is required by any relevant Charterer pursuant to the terms of any relevant Charter, evidence acceptable to the Agent that the Quiet Enjoyment Letters are in a form agreed to by the Security Agent, the relevant Owner and the relevant Charterer (which have consented to the relevant Security Documents) and that the duly executed and dated Quiet Enjoyment Letters will follow as conditions subsequent in accordance with clause 4.6(b) (Conditions subsequent). 3 Delivery and registration of Ship Evidence that the relevant Ship: (a) is or will be upon redelivery from the Existing Lessor (if applicable) legally and beneficially owned by the relevant Owner and registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

174 UK-#751511372-v3 (b) is classed with the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society; (c) is insured in the manner required by the Finance Documents; (d) where applicable, has been delivered, and accepted for service, under its Charter; (e) is free of any other charter commitment which would require approval under the Finance Documents; (f) is managed on terms approved pursuant to clause 22.4 (Manager); and (g) any prior registration (other than through the relevant Registry in the relevant Flag State) of each of the Ships has been or will be cancelled. 4 Existing Financial Indebtedness Evidence that all amounts outstanding under the relevant Existing Financial Indebtedness which is to be prepaid by the relevant Advance have been or will be (as a result of the relevant Utilisation) discharged in full and that all related commitments are or will be cancelled in full and that all Security Interests and guarantees in connection with the Existing Financial Indebtedness have been or will be discharged in full. 5 Mortgage registration Evidence that the Mortgage in respect of the relevant Ship has been or will be immediately after the time of the relevant Release in accordance with clause 5.4 (Pre-placement of an Advance) registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State. 6 Legal opinions To the extent required by the Agent, the following further Legal Opinions, each addressed to the Agent, the Security Agent, the Original Lenders and the Hedging Providers and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility: (a) A Legal Opinion of Norton Rose Fulbright LLP, London on matters of English law, substantially in the form approved by all of the Lenders prior to signing this Agreement in relation to Security Documents. (b) A Legal Opinion of the legal advisers to the Security Agent and the Agent in each jurisdiction in which an Obligor is incorporated and/or which is or is to be the Flag State of a Ship, or in which an Earnings Account opened at the relevant time is established substantially in the form approved by all of the Lenders prior to signing this Agreement. 7 Insurance In relation to the relevant Ship’s Insurances: (a) an opinion from insurance consultants appointed by the Agent on such Insurances; (b) evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and

175 UK-#751511372-v3 (c) evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances. 8 ISM and ISPS Code Copies of: (a) the document of compliance issued in accordance with the ISM Code to the person who is the operator of the relevant Ship for the purposes of that code; (b) the safety management certificate in respect of the relevant Ship issued in accordance with the ISM Code; (c) the international ship security certificate in respect of the relevant Ship issued under the ISPS Code; and (d) if so requested by the Agent, any other certificates issued under any applicable code required to be observed by the relevant Ship or in relation to its operation under any applicable law. 9 Value of security Valuations obtained (not more than 15 days before the first Utilisation Date) in accordance with clause 25 (Minimum security value) showing that the Security Value will be not less than 135 per cent of the Available Facility upon execution of the Security Documents specified in paragraph 2 (Security) of this Part 2 of this Schedule and the relevant Utilisation. 10 Environmental matters Copies of the relevant Ships' certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity. 11 Management Agreement Where a manager of the relevant Ship has been approved in accordance with clause 22.4 (Manager), a copy, certified by an approved person to be a true and complete copy, of the agreement between the relevant Owner and the manager relating to the appointment of the manager. 12 Bank Accounts Evidence that any Account required to be established under clause 26 (Bank accounts) has been opened and established, that any Account Security in respect of each such Account has been executed and delivered by the relevant Account Holder in favour of the Security Agent and that any notice required to be given to the Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it. 13 Existing Financial Indebtedness Pursuant to, or in connection with, repayment of the relevant Existing Financial Indebtedness (and save in the case of Ship C), copies of:

176 UK-#751511372-v3 (a) a signed and undated Bill of Sale in respect of the relevant Ship; (b) a signed and undated Protocol of Delivery and Acceptance in respect of the relevant Ship; (c) commercial invoice issued by the relevant Lessor in respect of the relevant Ship; and (d) a copy of any document pursuant to which the relevant Existing Lease shall be terminated and the relevant Ship acquired by the relevant Owner. 14 Acquisition of Owner Evidence in a form and substance satisfactory to the Agent that all of the issued and outstanding shares in the relevant Owner have been (or will be as part of the closing process relating to the relevant Utilisation and repayment of the Existing Financial Indebtedness) transferred to, and registered in the name of, the Borrower.

177 UK-#751511372-v3 Schedule 4 Utilisation Request From: Cool Company Ltd. To: Nordea Bank Abp filial i Norge as Agent Dated: [] Dear Sirs $570,000,000 Facility Agreement dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated [] 2023) (the Agreement) 1 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2 We wish to borrow an Advance of the [Ship Commitments][Additional Ship Commitments] on the following terms: Proposed Utilisation Date: [] (or, if that is not a Business Day, the next Business Day) Amount: $[] 3 We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4 The purpose of this Advance is [] and its proceeds should be credited to []. 5 This Utilisation Request is irrevocable. Yours faithfully ………………………………… authorised signatory for Cool Company Ltd.

178 UK-#751511372-v3 Schedule 5 Form of Transfer Certificate To: Nordea Bank filial i Norge as Agent From: [] (the Existing Lender) and [] (the New Lender) Dated: $570,000,000 Facility Agreement dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated [] 2023) (the Agreement) 1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2 We refer to clause 31.5 (Procedure for assignment): (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. (d) The Facility Office and address and attention details for notices of the New Lender for the purposes of clause 38.2 (Addresses) are set out in the Schedule. 3 The proposed Transfer Date is [●]. 4 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in sub-clause (c) of clause 31.4 (Limitation of responsibility of Existing Lenders). 5 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6 This Transfer Certificate and any non-contractual obligations connected with it are governed by English law. 7 This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

179 UK-#751511372-v3 The Schedule Rights to be assigned and obligations to be released and undertaken [insert relevant details] [Facility Office address, email address and attention details for notices and account details for payments.] [Existing Lender] [New Lender] By: By: This is accepted by the Agent as a Transfer Certificate and the Transfer Date is confirmed as []. Signature of this Transfer Certificate by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By:

180 UK-#751511372-v3 Schedule 6 Form of Compliance Certificate To: Nordea Bank Abp, filial i Norge as Agent From: Cool Company Ltd. (the Company) Dated: [] Dear Sirs $570,000,000 Facility Agreement dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated [] 2023) (the Agreement) 1 I refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. (b) Working Capital Ratio: at all times the Working Capital Ratio shall be greater than 1.0x; (c) Value Adjusted Equity: at all times the Value Adjusted Equity shall be not less than $250,000,000; and (d) Value Adjusted Equity Ratio: at all times the Value Adjusted Equity Ratio shall be not less than 30%. 2 I confirm that: (a) the aggregate value of the Free Liquid Assets of the Group (excluding any undrawn amounts under the GLNG Shareholder Loan) is $[●], and was at all times in the period for which the financial statements and managements accounts attached hereto relate, not less than the higher of (i) $[●] and (ii) an amount equal to [●] per cent. of Total Indebtedness on a consolidated basis; (b) the Group’s Working Capital Ratio is [●]and was at all times in the period for which the financial statements and management accounts attached hereto relate, greater than 1.0x; (c) the Group’s Value Adjusted Equity is [●] and was at all times in the period for which the financial statements and management accounts attached hereto relate, not less than $250,000,000; and (d) the Group’s Value Adjusted Equity Ratio is [●] and was at all times in the period for which the financial statements and management accounts attached hereto relate, not less than 30%. 3 [I confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.] 4 [I confirm that the Borrower is in compliance with the provisions of clause 25 (Minimum security value) of the Facility Agreement and attach evidence demonstrating such compliance over the last twelve months.]

181 UK-#751511372-v3 5 I attach the financial statements and management accounts required to be provided pursuant to clause 19.2 (Financial statements) of the Facility Agreement. Signed by: …………………………………………………… Chief Financial Officer

Schedule 7
Repayment Schedule
(as at the Effective Date)

Date	Ship Tranche – Ship A (Kool Bear)	Ship Tranche – Ship B (Kool Crystal)	Ship Tranche – Ship C (Kool Frost)	Ship Tranche – Ship D (Kool Glacier)	Ship Tranche – Ship F (Kool Blizzard)	Loan outstanding
Outstanding	86,861,855	86,664,665	86,902,905	86,904,415	87,025,070	434,358,910
Utilisation Date	14,000,000	14,000,000	14,000,000	14,000,000	14,000,000	70,000,000
Total Commitment	100,861,855	100,664,665	100,902,905	100,904,415	101,025,070	504,358,910
Repayment 6	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	494,830,919
Repayment 7	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	485,302,927
Repayment 8	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	475,774,936
Repayment 9	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	466,246,944
Repayment 10	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	456,718,953
Repayment 11	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	447,190,962
Repayment 12	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	437,662,970
Repayment 13	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	428,134,979
Repayment 14	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	418,606,987
Repayment 15	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	409,078,996
Repayment 16	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	399,551,004
Repayment 17	1,907,983	1,955,298	1,898,141	1,897,778	1,868,792	390,023,013

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183 UK-#751511372-v3 Repayment 18 1,907,983 1,955,298 1,898,141 1,897,778 1,868,792 380,495,022 Repayment 19 1,907,983 1,955,298 1,898,141 1,897,778 1,868,792 370,967,030 Repayment 20 74,150,098 73,290,489 74,328,938 74,335,524 74,861,981 -

184 UK-#751511372-v3 Schedule 8 Reference Rate Terms CURRENCY: Dollars. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: None specified Business Day Conventions (definition of "Month" and clause 9.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

185 UK-#751511372-v3 (ii) the lower bound of that target range. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent), of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available. Central Bank Rate Spread In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent of: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Rate: The Daily Rate for any RFR Banking Day is: (a) the RFR for that RFR Banking Day: or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to five decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: Five RFR Banking Days without observation shift. Market Disruption Rate: The percentage rate per annum which is the Cumulative Compounded RFR Rate for the Interest Period of the relevant Ship Tranche. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes

186 UK-#751511372-v3 over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Contingency Period: 30 days. RFR Banking Day: Any day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Interest Periods Length of Interest Period: (a) Each Interest Period will be one Month. (b) The first Interest Period for a Ship Tranche stall start on the Utilisation Date for that Ship Tranche and end on the last day of the then current Interest Period for the balance of the Loan (save that for the first Ship Tranche to be borrowed, its Interest Period shall end on the date falling one Month after the relevant Utilisation Date). (c) Each subsequent Interest Period for that Ship Tranche start on the last day of its preceding Interest Period and be one Month (subject to paragraph (d) below and clause 9.2 (Non-Business Days)) or such other period as agreed between the Borrower and the Lenders. Reporting Times Deadline for Lenders to report market disruption in accordance with clause 10.2 (Market disruption) Close of business in London on the Reporting Day for the relevant Ship Tranche. Deadline for Lenders to report their cost of funds in accordance with clause 10.3 (Cost of funds) Close of business on the date falling two Business Days after the Reporting Day for the relevant Ship Tranche or relevant part of it (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Ship Tranche).

Schedule 9
Daily Non-Cumulative Compounded RFR Rate

The "**Daily Non-Cumulative Compounded RFR Rate**" for any RFR Banking Day "**i**" during an Interest Period for a Ship Tranche is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"**$UCCDR_i$**" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "**i**";

"**$UCCDR_{i-1}$**" means, in relation to that RFR Banking Day "**i**", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"**n_i**" means the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

the "**Unannualised Cumulative Compounded Daily Rate**" for any RFR Banking Day (the "**Cumulated RFR Banking Day**") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"**ACCDR**" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"**tn_i**" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"**Cumulation Period**" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

the "**Annualised Cumulative Compounded Daily Rate**" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP} \times n_i}{dcc}\right)-1\right] \times \frac{dcc}{tn_i}$$

where:

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188 UK-#751511372-v3 "d0" means the number of RFR Banking Days in the Cumulation Period; "Cumulation Period" has the meaning given to that term above; "i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period; "DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i"; "ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; "dcc" has the meaning given to that term above; and "tni" has the meaning given to that term above.

Schedule 10
Cumulative Compounded RFR Rate

The "**Cumulative Compounded RFR Rate**" for any Interest Period for a Ship Tranche is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "**Annualised Cumulative Compounded Daily Rate**" in Schedule 9 (*Daily Non-Cumulative Compounded RFR Rate*)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{d}$$

where:

"**d_0**" means the number of RFR Banking Days during the Interest Period;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order during that Interest Period;

"**$DailyRate_{i-LP}$**" means for any RFR Banking Day "**i**" during that Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "**i**";

"**n_i**" means, for any RFR Banking Day "**i**", the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"**d**" means the number of calendar days during that Interest Period.

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Schedule 11
Sustainability targets

1 Definitions

In this Schedule 11:

AER: Shall mean in relation to a vessel for a calendar year, the efficiency ratio of that vessel using the parameters of fuel consumption, distance travelled and deadweight at maximum summer draught, reported in unit grams of CO_2 per tonne per nautical mile and calculated in line with the Poseidon Principles as follows:

$$AER = \frac{\sum_i C_i}{\sum_i dwt D_i}$$

where:

(a) C_i is carbon emissions for voyage i computed using the fuel consumption and carbon factor of each type of fuel;

(b) dwt is the deadweight at maximum summer draught of the relevant vessel; and

(c) D_i is the distance travelled on the voyage.

Fleet: Shall mean all vessels owned, leased or otherwise controlled by means of equity by any Group Member, but for the avoidance of doubt, excluding any vessels managed by any management company within the Group on behalf of entities which are not Group Members.

KPI: Shall mean the weighted average AER in respect of the Fleet for the applicable Sustainability Linked Year.

Sustainability Compliance Certificate: Shall mean a certificate substantially in the form set out in the appendix hereto (*Form of Sustainability Compliance Certificate*). DNV is pre-approved as a Sustainability Expert.

Sustainability Expert: Shall mean a qualified provider of third party assurance or attestation services appointed by the Borrower (and acceptable to the Sustainability Co-ordinators) whose costs shall be for the account of the Borrower.

Sustainability Linked Year: Shall mean each year of the Facility Period in respect of which there is a Sustainability Performance Target.

Sustainability Performance Target: Shall mean the applicable KPI set out below:

Year	2022	2023	2024	2025	2026
AER	8.2	8.1	8.0	7.75	7.5

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191 UK-#751511372-v3 Sustainability Performance Test Date: Shall mean, in each calendar year, the date falling not later than 180 days after 31 December in the previous calendar year. 2 Sustainability undertakings (a) Not later than the Sustainability Performance Test Date, the Borrower shall supply the Sustainability Co-ordinators and the Agent with a Sustainability Compliance Certificate setting out (in form and substance satisfactory to the Sustainability Co-ordinators, acting reasonably) computations and information in compliance with this paragraph 2. (b) Each Sustainability Compliance Certificate shall: (i) report on the achievement of the Sustainability Performance Target for the relevant Sustainability Linked Year as at the relevant Sustainability Performance Test Date; and (ii) be signed by the chief financial officer of the Borrower. (c) If requested to do so by the Majority Lenders, the Sustainability Co-ordinators shall discuss the Sustainability Compliance Certificate or any aspect of it with the relevant Sustainability Expert and report on those discussions to the Lenders. The Borrower shall pay the reasonable costs and expenses of the Sustainability Co-ordinators and the Sustainability Experts so incurred as notified to the Borrower by the Agent. (d) The Borrower shall provide any additional clarification regarding the Sustainability Compliance Certificate as the Sustainability Co-ordinators may from time to time reasonably require. 3 Sustainability representations On the date of each Sustainability Compliance Certificate, the Borrower represents and warrants to the Sustainability Co-ordinators that, as at the Sustainability Performance Test Date: (a) the information contained in the Sustainability Compliance Certificate accurately presents the achievement (if applicable) of the Sustainability Performance Target for the relevant Sustainability Linked Year; and (b) the Sustainability Performance Target contained in the Sustainability Compliance Certificate has been verified by a Sustainability Expert. 4 Margin adjustment (a) Unless within ten (10) Business Days of receipt of a Sustainability Compliance Certificate pursuant to paragraph 2(a) above any Sustainability Co-ordinator notifies the Agent that the Sustainability Performance Target for the relevant Sustainability Linked Year has not been achieved, the level of Margin designated in paragraph 2(c) of the relevant Sustainability Compliance Certificate for the next Sustainability Linked Year shall apply with effect from the first day of the next Interest Period falling ten (10) Business Days after receipt of the Sustainability Compliance Certificate pursuant to paragraph 2(a) above (the Margin Adjustment Date) for the next Sustainability Linked Year and with effect from the Margin Adjustment Date all references to “Margin” in this Agreement shall be construed accordingly.

192 UK-#751511372-v3 (b) In the event that a Sustainability Compliance Certificate indicates that the Sustainability Performance Target for the relevant Sustainability Linked Year has not been achieved, the level of Margin designated in paragraph 2(c) of the relevant Sustainability Compliance Certificate shall be 2.30 per cent. (c) In the absence of the provision by the Borrower of a Sustainability Compliance Certificate in accordance with paragraph 2(a) above, the Margin shall, with reference to the previous Sustainability Linked Year be adjusted to 2.30 per cent with effect from the Margin Adjustment Date. For the avoidance of doubt, the Borrower may elect not to furnish a Sustainability Compliance Certificate and such election will not constitute a Default or an Event of Default.

193 UK-#751511372-v3 Appendix Form of Sustainability Compliance Certificate To: ABN AMRO BANK N.V., CITIBANK, N.A., LONDON BRANCH, DANSKE BANK A/S, DNB (UK) LIMITED and NORDEA BANK ABP, FILIAL I NORGE as Sustainability Co- ordinators From: COOL COMPANY LTD. Dated: [] Dear Sirs $570,000,000 Facility Agreement dated 17 February 2022 (as amended by a Supplemental Letter Agreement dated 9 August 2022 and as amended and restated pursuant to a Supplemental Agreement dated [] 2023) (the Agreement) 1 We refer to the Agreement. This is a Sustainability Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Sustainability Compliance Certificate unless given a different meaning in this Sustainability Compliance Certificate. 2 We confirm that, as at the date hereof: (a) the weighted average AER of the Fleet for the calendar year ending 31 December [] was: [●] (b) the weighted average AER of the Fleet referred to in paragraph (a) above has been verified by a Sustainability Expert: [●]; and (c) accordingly, with effect from [insert first day of next Interest Period], the Margin for the next Sustainability Linked Year should be: [●] Signed by: ............................................................. Chief Financial Officer of COOL COMPANY LTD.

194 UK-#751511372-v3 Signatures The Borrower COOL COMPANY LTD. By: Name: Title: The Owners GOLAR HULL M2027 CORP. (to be renamed KOOL BEAR CORPORATION) By: Name: Title: KOOL CRYSTAL CORPORATION (formerly known as GOLAR HULL M2022 CORP.) By: Name: Title: KOOL FROST CORPORATION (formerly known as GOLAR LNG NB12 CORPORATION) By: Name: Title:

195 UK-#751511372-v3 KOOL GLACIER CORPORATION (formerly known as GOLAR LNG NB10 CORPORATION) By: Name: Title: KOOL BLIZZARD CORPORATION (formerly known as GOLAR HULL M2047 CORP.) By: Name: Title: The Mandated Lead Arrangers ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title:

196 UK-#751511372-v3 DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Bookrunners ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title:

197 UK-#751511372-v3 DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Co-ordinators ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title:

198 UK-#751511372-v3 DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Sustainability Co-ordinators ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title:

199 UK-#751511372-v3 DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Agent NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Security Agent NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Lenders ABN AMRO BANK N.V., OSLO BRANCH By: Name: Title:

200 UK-#751511372-v3 CITIBANK, N.A., JERSEY BRANCH By: Name: Title: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: The Hedging Providers ABN AMRO BANK N.V. By: Name: Title:

201 UK-#751511372-v3 DANSKE BANK A/S By: Name: Title: DNB BANK ASA By: Name: Title: NORDEA BANK ABP By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED (pursuant to a Supplemental Letter Agreement dated 9 August 2022) By: Name: Title:

The Mandated Lead Arrangers ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title: Kay Newman Authorised Signatory Craig Ramsay Authorised SignatoryTitle: Name: DNB (UK) LIMITED By: NORDEA BANKABP, FILIAL I NORGE By: Name: Title: 16 UK#751554386-v4

The Bookrunners ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title: By: Name: Title: Craig Ramsay Authorised Signatory Kay Newman Authorised Signatory NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: UK-#751554386-v4 17

The Co-ordinators ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title: DNB (UK) LIMITED By: Name:Craig Ramsay Authorised Signatory Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: UK-#751554386-v4 Kay Newman Authorised Signatory 18

The Sustainability Co-ordinators ABN AMRO BANK N.V. By: Name: Title: CITIBANK, N.A., LONDON BRANCH By: Name: Title: DANSKE BANK A/S By: Name: Title: DNB (UK) LIMITED By: Name: Craig Ramsay Title: Authorised Signatory NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: UK-#751554386-v4 Kay Newman Authorised Signator 19

The Lenders ABN AMRO BANK N.V., OSLO BRANCH By: Name: Title: CITIBANK, N.A., JERSEY BRANCH By: Name: Title: DANSKE BANK, NORWEGIAN BRANCH By: Name: Title: DNB (UK) LIMITED By: Name: Title: NORDEA BANK ABP, FILIAL I NORGE By: Name: Title: UK#751554386-v4 Kay Newman Authorised Signatory 21

The Hedging Providers ABN AMRO BANK N.V. By: Name: Title: DANSKE BANK A/S By: Name: Title: Kay Newman Authorised Signatory Craig R 'u amsay Authorised sg9natonyTitle: Name: DNB BANK ASA By: NORDEA BANK ABP By: Name: Title: CITIGROUP GLOBAL MARKETS LIMITED By: Name: Title: 22 UK-#751554386-v4